THE NOTES ISSUED ON THE CLOSING DATE PURSUANT TO THIS NOTE PURCHASE AGREEMENT (AND ANY OTHER NOTE ISSUED AFTER THE CLOSING DATE THAT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND U.S. TREASURY REGULATION SECTION 1.1273-1 PROMULGATED THEREUNDER)) HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THE NOTES, PLEASE CONTACT TYLER FARQUHARSON AT 5217 MCKINNEY AVENUE, SUITE 400, DALLAS, TX 75205 OR TYLER@GRANITERIDGE.COM. 4922-2161-2404 GRANITE RIDGE RESOURCES, INC. SENIOR UNSECURED NOTES DUE 2029 $350,000,000 NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 5, 2025 Exhibit 4.1 Execution Version

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01	Terms Defined Above	1
Section 1.02	Definitions	1
Section 1.03	Accounting Terms	34
Section 1.04	Interpretation, etc.	35
Section 1.05	Calculations of Total PDP PV-10	36

ARTICLE II
PURCHASE AND SALE OF NOTES

Section 2.01	Note Purchase	38
Section 2.02	The Notes	38
Section 2.03	Requests for Notes.	38
Section 2.04	Use of Proceeds	39
Section 2.05	Registrar; Holders' Books and Records; Notes; Maintenance of Office Paying Agent to Hold Money in Trust; Custodian for Definitive Notes	39
Section 2.06	Interest; Fees	42
Section 2.07	Repayment of Notes	42
Section 2.08	Voluntary Redemptions	43
Section 2.09	Mandatory Redemption	43
Section 2.10	General Provisions Regarding Payments	46
Section 2.11	Ratable Sharing	47
Section 2.12	Increased Costs	47
Section 2.13	Taxes; Withholding, etc.	48
Section 2.14	Incremental Notes and Commitments	52

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01	Closing Date	54
Section 3.02	Incremental Notes	57

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01	Entity Existence	57
Section 4.02	Financial Statements; Etc	58
Section 4.03	Action; No Breach	58
Section 4.04	Operation of Business	58
Section 4.05	Litigation	58
Section 4.06	Rights in Properties; Liens	59
Section 4.07	Enforceability	59
Section 4.08	Approvals	59
Section 4.09	Taxes	60
Section 4.10	Use of Proceeds; Margin Securities	60
Section 4.11	ERISA	60
Section 4.12	Disclosure	61

i

ii Section 4.13 Subsidiaries ................................................................................................................ 61 Section 4.14 No Default .................................................................................................................. 61 Section 4.15 Compliance with Laws ............................................................................................... 62 Section 4.16 Regulated Entities ...................................................................................................... 62 Section 4.17 Environmental Matters ............................................................................................... 62 Section 4.18 Anti-Corruption Laws; Sanctions; Etc ....................................................................... 62 Section 4.19 PATRIOT Act ............................................................................................................ 63 Section 4.20 Insurance .................................................................................................................... 63 Section 4.21 Solvency ..................................................................................................................... 63 Section 4.22 Businesses .................................................................................................................. 63 Section 4.23 Gas Imbalances; Prepayments .................................................................................... 63 Section 4.24 Material Agreements .................................................................................................. 63 Section 4.25 Hedging Agreements and Transactions ...................................................................... 63 Section 4.26 Marketing of Production ............................................................................................ 64 Section 4.27 Rule 144A Eligibility ................................................................................................. 64 ARTICLE V REPRESENTATIONS OF PURCHASERS Section 5.01 Organization and Standing ......................................................................................... 64 Section 5.02 Authorization; Enforceability ..................................................................................... 64 Section 5.03 Investment .................................................................................................................. 64 Section 5.04 Accredited Investor .................................................................................................... 65 Section 5.05 No Resale or Repurchase ........................................................................................... 65 Section 5.06 Private Placement ....................................................................................................... 65 Section 5.07 Knowledge and Experience ........................................................................................ 65 Section 5.08 No Materials ............................................................................................................... 65 Section 5.09 Transfer Restrictions .................................................................................................. 65 Section 5.10 Offers and Sales Only in Certain Circumstances ....................................................... 65 Section 5.11 Subsequent Purchaser Notification............................................................................. 66 Section 5.12 General Solicitation .................................................................................................... 66 ARTICLE VI AFFIRMATIVE COVENANTS Section 6.01 Reporting Requirements ............................................................................................. 66 Section 6.02 Maintenance of Existence; Conduct of Business ....................................................... 72 Section 6.03 Maintenance and Operation of Properties .................................................................. 72 Section 6.04 Taxes and Claims ....................................................................................................... 73 Section 6.05 Insurance .................................................................................................................... 73 Section 6.06 Inspection Rights ........................................................................................................ 73 Section 6.07 Keeping Books and Records ...................................................................................... 74 Section 6.08 Compliance with Laws ............................................................................................... 74 Section 6.09 [Reserved] .................................................................................................................. 74 Section 6.10 Further Assurances ..................................................................................................... 74 Section 6.11 ERISA ........................................................................................................................ 74 Section 6.12 Additional Guarantors ................................................................................................ 74 Section 6.13 Title Assurances ......................................................................................................... 75 Section 6.14 Sanctions; Anti-Corruption Laws ............................................................................... 75 Section 6.15 Minimum Hedging ..................................................................................................... 75 Section 6.16 Unrestricted Subsidiaries ............................................................................................ 77

ARTICLE VII -A
Financial Covenants

Section 7A.01	Financial Covenants; Right to Cure	77

ARTICLE VII
NEGATIVE COVENANTS

Section 7.01	Debt	79
Section 7.02	Limitation on Liens	80
Section 7.03	Mergers, Etc	83
Section 7.04	Restricted Payments	83
Section 7.05	Investments	84
Section 7.06	Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries	86
Section 7.07	Transactions with Affiliates	86
Section 7.08	Disposition of Assets; Termination of Commodity Hedging Transactions	87
Section 7.09	Sale and Leaseback	91
Section 7.10	Nature of Business	91
Section 7.11	Environmental Protection	91
Section 7.12	Accounting	91
Section 7.13	Burdensome Agreements	91
Section 7.14	Subsidiaries	91
Section 7.15	Amendments of Certain Documents	92
Section 7.16	Hedging Agreements and Transactions	92
Section 7.17	Take-or-Pay or other Prepayments	94
Section 7.18	Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws	94
Section 7.19	Holding Company	94
Section 7.20	Agreements Governing RBL Loan Documents	94
Section 7.21	MVCs; DrillCos; VPPs	95

ARTICLE VIII
EVENTS OF DEFAULT; REMEDIES

Section 8.01	Events of Default	95
Section 8.02	Remedies Upon Default	97
Section 8.03	Treatment of Make-Whole Amount and Redemption Premium	98
Section 8.04	Application of Funds	99

ARTICLE IX
AGENT

Section 9.01	Appointment of Agent	99
Section 9.02	Powers and Duties	99
Section 9.03	General Immunity	100
Section 9.04	Holders' Representations, Warranties and Acknowledgment	103
Section 9.05	Successor Agent	104
Section 9.06	Delegation of Duties	104
Section 9.07	Right to Enforce Guaranty and Exercise Remedies	104
Section 9.08	Dissemination Agent; Delivery of Communications	105
Section 9.09	Proofs of Claim	105
Section 9.10	Indemnification by Holders	106

iii

iv ARTICLE X Section 10.01 The Guaranty ............................................................................................................ 107 Section 10.02 Obligations Unconditional ....................................................................................... 107 Section 10.03 Reinstatement ........................................................................................................... 108 Section 10.04 No Waiver, Cumulative Remedies ........................................................................... 109 Section 10.05 Instrument for the Payment of Money ..................................................................... 109 Section 10.06 Continuing Guaranty ................................................................................................ 109 Section 10.07 General Limitation on Guarantees ........................................................................... 109 Section 10.08 Information ............................................................................................................... 110 Section 10.09 Release of Guarantors .............................................................................................. 110 Section 10.10 Right of Contribution ............................................................................................... 110 Section 10.11 Subordination ........................................................................................................... 110 Section 10.12 Further Assurances ................................................................................................... 111 ARTICLE XI MISCELLANEOUS Section 11.01 Notices ...................................................................................................................... 111 Section 11.02 Expenses ................................................................................................................... 111 Section 11.03 Indemnity; Limitation of Liability ........................................................................... 112 Section 11.04 Set Off ...................................................................................................................... 114 Section 11.05 Amendments and Waivers ........................................................................................ 114 Section 11.06 Successors and Assigns; Assignments ..................................................................... 118 Section 11.07 Survival of Representations, Warranties and Agreements ....................................... 122 Section 11.08 No Waiver; Remedies Cumulative ........................................................................... 122 Section 11.09 Marshalling; Payments Set Aside ............................................................................. 122 Section 11.10 Severability ............................................................................................................... 123 Section 11.11 Obligations Several; Independent Nature of Holders’ Rights .................................. 123 Section 11.12 Tax Treatment .......................................................................................................... 123 Section 11.13 Headings ................................................................................................................... 123 Section 11.14 APPLICABLE LAW ................................................................................................ 123 Section 11.15 CONSENT TO JURISDICTION ............................................................................. 123 Section 11.16 WAIVER OF JURY TRIAL .................................................................................... 124 Section 11.17 Confidentiality .......................................................................................................... 124 Section 11.18 Usury Savings Clause ............................................................................................... 125 Section 11.19 Counterparts ............................................................................................................. 126 Section 11.20 USA PATRIOT Act ................................................................................................. 126 Section 11.21 Disclosure ................................................................................................................. 126 Section 11.22 Advertising and Publicity ......................................................................................... 126 Section 11.23 Acknowledgments and Admissions ......................................................................... 126 Section 11.24 Third Party Beneficiaries.......................................................................................... 127 Section 11.25 Entire Agreement ..................................................................................................... 127 Section 11.26 Temporary Notes ...................................................................................................... 127 Section 11.27 Cancellation .............................................................................................................. 127 Section 11.28 Replacement of Notes .............................................................................................. 128 Section 11.29 Acknowledgement and Consent to Bail-In of Affected Financial Institutions......... 128 Section 11.30 Independence of Covenants ...................................................................................... 128 Section 11.31 Actions of the Lead Holder ...................................................................................... 128

v APPENDICES: A Provisions Relating to Initial Notes and Incremental Notes B Commitments C Notice Addresses SCHEDULES: 1.02(a) Guarantors 4.05 Litigation 4.09 Tax Matters 4.13 Subsidiaries 4.23 Gas Imbalances 4.24 Material Agreements 4.25 Hedging Transactions 4.26 Marketing of Production 7.01 Debt 7.05 Investments 11.17 Compliance Personnel EXHIBITS: A Form of Note Purchase Notice B Form of Note C Form of Closing Date Certificate D Form of Compliance Certificate E Form of Solvency Certificate F Form of Assignment Agreement G-1 Form of U.S. Tax Compliance Certificate G-2 Form of U.S. Tax Compliance Certificate G-3 Form of U.S. Tax Compliance Certificate G-4 Form of U.S. Tax Compliance Certificate H Form of Purchaser Information for Global Notes I Form of Authentication Order

GRANITE RIDGE RESOURCES, INC. This NOTE PURCHASE AGREEMENT, dated as of November 5, 2025 (together with any amendments, restatements, supplements or other modifications hereto, this “Agreement”), is entered into by and among GRANITE RIDGE RESOURCES, INC., a Delaware corporation (the “Issuer”); each of the Subsidiaries of the Issuer party hereto as Guarantors; the banks, financial institutions, lending institutions and other investors from time to time party hereto as Purchasers; and U.S. Bank Trust Company, National Association, as agent for the Holders (in such capacity, the “Agent”) and as Dissemination Agent (in such capacity, the “Dissemination Agent”). W I T N E S S E T H: In consideration of the mutual covenants and agreements contained herein and the Notes to be purchased by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above. Section 1.02 Definitions. The following terms used herein, including in the preamble, recitals, appendices, exhibits and schedules hereto, shall have the following meanings: “Accepting Institution” as defined in Section 2.14(d). “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. “Acquisition Consideration” means the consideration given by the Issuer or any of its Restricted Subsidiaries for an acquisition of Property or series of related acquisitions of Property (including by way of merger or consolidation) or any other Investment of the type described in clauses (a) or (c) of the definition thereof, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, Property (excluding Equity Interests) or services given, plus (b) the amount of any Debt assumed, incurred or Guaranteed (to the extent not otherwise included, and with respect to any Debt that is Guaranteed, only to the extent such Guarantee constitutes Debt) in connection with such acquisition or other Investment by Issuer or any of its Restricted Subsidiaries. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; provided, however, other than for purposes of Section 7.07, no operating portfolio companies Controlled by any Permitted Holder shall be considered an Affiliate of any Note Party. For the purposes of this definition, “Control” means the power, directly or indirectly, either to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise; provided that, without limiting the generality of the foregoing, any Person that owns directly or indirectly

2 more than ten percent (10%) of Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “Control” such other Person. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto. “Agent” as defined in the preamble hereto. “Agents” means the Agent (including in its capacities as Registrar, Paying Agent and Custodian) and the Dissemination Agent. “Agent Fee Letter” means that certain fee schedule dated on or prior to the Closing Date and delivered from the Agents to the Issuer. “Agent’s Account” means an account designated by the Agent from time to time (by written notice to the Issuer) as the account into which the Note Parties shall make all payments to the Agent for the benefit of the Agent and the Holders under this Agreement and the other Note Documents. “Aggregate Amounts Due” as defined in Section 2.11. “Aggregate Elected Commitment Amounts” has the meaning given to such term in the RBL Credit Agreement. “Aggregate Elected Commitment Cap” means (a) as of the Closing Date, $375,000,000, and (b) as of any subsequent date of determination, an amount equal to (i) eighty percent (80%) of the Total PDP PV-10 as of such date minus (ii) the aggregate Exposure of all of the Holders as of such date. “Agreement” as defined in the preamble hereto. “All-In Yield” means, as to any Debt, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, or any SOFR or ABR floor greater than one percent (1.00%), in each case, incurred or payable by the debtor generally to all the lenders of such Debt; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a four (4) year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Debt), and (b) “All-In Yield” shall not include (i) increases in the Applicable Margin (as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term) that result solely from increases in the amount of RBL Credit Exposures that result in an increase to the Utilization (as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term), (ii) the application of any customary default rate, (iii) any customary amendment fees, engagement fees, arrangement fees, structuring fees, commitment fees, underwriting fees, administrative agency fees, or similar fees (not generally paid to all lenders), (iv) any customary consent or upfront fees for reserve based loan facilities (including customary borrowing base and elected commitment increase fees for reserve based loan facilities) paid to consenting or increasing lenders, (v) any customary letter of credit fees in connection with the issuance, maintenance and administration thereof, and administrative agent, letter of credit issuer and swingline issuer fees paid to such parties in their respective capacities, or (vi) any customary ticking or commitment fees on undrawn commitments, or (vii) changes in underlying reference rates not caused by an amendment, supplement or modification of the RBL Credit Agreement (other than replacements of the benchmark rate pursuant to the terms of the RBL Credit Agreement as in effect on the Closing Date). “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010 (as amended) and all other laws, rules and regulations of any

3 jurisdiction applicable to the Issuer and its Restricted Subsidiaries concerning or relating to bribery or corruption. “Applicable Office” means the office through which a Holder’s investment in any Note is made. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Applicable Rate” means, with respect to any Note, a rate per annum equal to eight and eighty- seven and one-half hundredths percent (8.875%), plus, while any amount of Scheduled Mandatory Redemption that has become due pursuant to Section 2.07 remains unpaid, three percent (3.00%). “Approved Counterparty” means (a) any Person who, at the time of entering into a Hedging Transaction, is an RBL Lender or an Affiliate of an RBL Lender, (b) any other Person who (or whose credit support provider), at the time of entering into a Hedging Transaction, has a long term senior unsecured debt rating no worse than BBB+/Baa1 by S&P or Moody’s (or their equivalent), respectively, (c) Cargill, Incorporated, NextEra Energy Marketing, LLC, and EDF Trading North America, LLC and their respective Affiliates or (d) any other Person that is approved in writing by the Lead Holder. “Approved Electronic Platform” means IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Dissemination Agent (in consultation with the Issuer and Lead Holder) to be its electronic transmission system (which shall be password protected). “Approved Fund” means any Person (other than a natural person or any holding company, investment vehicle, or trust owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in loans, private placements and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Recognized Holder, (b) an Affiliate of a Recognized Holder or (c) an entity or an Affiliate of an entity that advises, administers or manages a Recognized Holder. “Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) Total PDP PV-10 as of such date to (b) Consolidated Total Debt as of such date. “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit F or such other form reasonably satisfactory to the Lead Holder. “Authentication Order” has the meaning set forth in Appendix A. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

4 “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Blocked Redemption Amount” as defined in Section 2.09(h). “Bloomberg” as defined in the definition of “Reinvestment Yield”. “Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority. “Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors or other applicable governing body of the general partner of the partnership; (c) with respect to a limited liability company, the manager, managers, managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrowing Base” means, at any time, the Dollar amount determined to be the “Borrowing Base” in accordance with the terms of the RBL Credit Agreement at such time, including any redetermination or adjustment thereof in accordance with the terms of the RBL Credit Agreement. “Borrowing Base Deficiency” means, at the time in question, the amount by which the total RBL Credit Exposures at such time exceeds the Borrowing Base then in effect. “Business Day” means any day excluding Saturday, Sunday and any other day on which commercial banks in Dallas, Texas or, with respect to any payment hereunder, the place of payment are authorized or required by law to close. The close of business on any Business Day shall be 5:00 p.m., New York City time. “Called Principal” means, with respect to any Note, the amount of principal of such Note that is to be prepaid pursuant to Section 2.08, Section 2.09(c), Section 2.09(d) or Section 2.09(e) or has become or is declared to be immediately due and payable pursuant to Section 8.01, as the context requires. “Capitalized Lease Obligations” means, in respect of any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP. “Cash Equivalents” means: (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s; (c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with or issued by any Holder or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital,

5 surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; or (d) deposits in money market funds at least 95% of whose assets are cash and investments described in the preceding clauses (a), (b) and (c) or otherwise complying with Rule 2a-7 of the SEC. “Cash Management Services” means any service provided to, facility extended to, or transaction consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements or (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)) and debit card and credit card processing services. “Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Note Parties or any of their Restricted Subsidiaries. “Change in Control” means the occurrence of one or more of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of the greater of (i) 35% or more of the Equity Interests of the Issuer entitled to vote for members of the Board of Directors of the Issuer and (ii) the percentage of the Equity Interests of the Issuer entitled to vote for members of the Board of Directors of the Issuer owned in the aggregate by the Permitted Holders (which percentage under this clause (ii) is not to exceed 50% of the Equity Interests of the Issuer entitled to vote for members of the Board of Directors of the Issuer), in each case, on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Issuer cease to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors; or (c) a “change of control” or any comparable term under, and as defined in the RBL Credit Agreement. “Closing Date” means the date on which all of the conditions precedent set forth in Section 3.01 have been (a) satisfied or (b) waived by the Purchasers as of such date.

6 “Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit C. “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. “Commitment” means, as to any Purchaser, the commitment of such Purchaser to purchase Initial Notes on the Closing Date in the manner set forth in Section 2.01. “Commitments” means such commitments of all of the Purchasers in the aggregate. The amount of each Purchaser’s Commitment is set forth on Appendix B. “Commodity Account” has the meaning assigned to such term in the UCC. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder. “Commodity Hedging Transaction” means any Hedging Transaction relating to Hydrocarbons. Notwithstanding the foregoing, solely for purposes of Section 7.08, the term “Commodity Hedging Transaction” shall be deemed to exclude any purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which neither the Issuer nor any Restricted Subsidiary has any payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or such other form reasonably satisfactory to the Lead Holder. “Confidential Information” as defined in Section 11.17. “Conforming Borrowing Base” means a conforming borrowing base determined based on customary oil and gas lending criteria as they exist at the particular time for commercial banks that are regularly engaged in making, purchasing, holding or otherwise investing in revolving commercial loans in reserve-based oil and gas credit facilities in the United States, including by employing customary mechanisms for periodic redeterminations thereof (it being acknowledged and agreed that the Borrowing Base as determined on the date hereof in accordance with the RBL Credit Agreement as in effect on the date hereof satisfies such standard). “Consolidated Net Leverage Ratio” means: (a) for purposes of Section 7A.01(a)(i), as of the last day of the applicable Fiscal Quarter, the ratio of (i) Consolidated Total Debt as of such date to (ii) EBITDAX for the Rolling Period ending on such date; and (b) for any other purpose hereunder, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date to (ii) EBITDAX for the most recently ended Rolling Period for which financial statements are available. “Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries. “Consolidated Subsidiaries” means each Subsidiary of the Issuer (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Issuer in accordance with GAAP. “Consolidated Total Debt” means, at any date, (a) the aggregate amount of Debt of the Issuer and its Consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP as of such date minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Consolidated Restricted Subsidiaries in an amount not to exceed the greater of (a) $30,000,000 and (b) ten percent (10%)

7 of the Borrowing Base then in effect (which amount under this clause (b) shall not exceed at any time $50,000,000). “Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries. “Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other similar organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means a control agreement entered into with the RBL Agent and the bank, securities intermediary, commodity intermediary, or other entity at which any Deposit Account, Securities Account or Commodity Account is maintained by any Note Party in accordance with the RBL Credit Agreement or any other RBL Loan Document. “Controlled Investment Affiliate” means any investment fund managed by or under common management with such Person or any general partner, manager or investment manager thereof and any investment fund with (a) the same general partner, manager or investment manager as any investment fund managed by or under common management with such Person or (b) a general partner, manager or investment manager affiliated with any general partner, manager or investment manager of any investment fund managed by or under common management with such Person. “Cure Amount” as defined in Section 7A.01(b). “Cure Certificate” as defined in Section 7A.01(b). “Cure Period” as defined in Section 7A.01(b). “Custodian” means U.S. Bank Trust Company, National Association, as custodian on behalf of the Holders of Definitive Notes, or such other entity as may be appointed by the Holders of Definitive Notes as Custodian from time to time in connection with a replacement or removal of the Agent pursuant to the terms hereof. “Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other similar bonds and instruments; (c) obligations of such Person with respect to Disqualified Equity Interests;

8 (d) obligations of such Person in respect of Capitalized Lease Obligations; (e) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (f) Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (h) Debt (as defined in the other clauses of this definition) of others Guaranteed by such Person to the extent of the lesser of the amount of such Debt and the maximum stated amount of such Guarantee; and (i) Debt (as defined in the other clauses of this definition) of a partnership, joint venture or any other entity for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement (but only to the extent of such liability), unless such Debt is expressly made non-recourse to such Person; provided, however, that “Debt” does not include (i) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, or (ii) endorsements of negotiable instruments for deposit or collection. For the avoidance of doubt, no compensation (including deferred compensation) owed to any employees, officers, directors, managers or members shall be considered “Debt” for purposes of this definition. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Rate” means the interest rate payable pursuant to Section 2.06(c). “Default Rate Election” as defined in Section 2.06(c). “Definitive Note” means any Note that is not a Global Note. “Definitive Note Holders” means a person in whose name a Definitive Note is registered on the Registrar’s books. “Deposit Account” has the meaning assigned to such term in the UCC. “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.05 as the Depositary with respect to the Notes, and any and all successors

9 thereto appointed as Depositary and having become such pursuant to the applicable provision of this Note Purchase Agreement. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Disposition” means any sale, transfer, assignment, conveyance, release or other disposition (including by means of a Farmout) of any interest in Property (including any Oil and Gas Property), or of any interest in a Restricted Subsidiary that owns Property (including, but not limited to, any Oil and Gas Property), in any transaction or event or series of transactions or events (including pursuant to a division), and “Dispose” has the correlative meaning thereto. “Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), (c) provides for unconditional scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt of the type described in clause (a) of the definition thereof or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the earlier of (i) the Maturity Date and (ii) the date on which there are no Notes or other obligations hereunder outstanding and all of the Commitments are terminated; provided that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Note Party or any Restricted Subsidiary of a Note Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Note Party or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Dissemination Agent” as defined in the preamble hereto. “Dollars” and the sign “$” mean the lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the U.S. “DrillCo” means any arrangement commonly referred to as a “drilling company” or “drillco joint venture”, including any working interest, other asset-level or preferred or other joint venture, farm-out, or similar structure and/or partnership agreement or arrangement whereby one or more Persons ‘carries’ a material portion of the financing costs of the development of Oil and Gas Properties for one or more other Persons. “DTC” means The Depository Trust Company. “EBITDAX” means, with respect to the Issuer and its Consolidated Restricted Subsidiaries, for any period, an amount, determined on a consolidated basis, equal to (a) Net Income (excluding any non-

10 cash revenue or expense associated with Hedging Agreements resulting from FASB ASC 815 and any non- cash charges attributable to the application of FASB ASC 410) for such period, plus, without duplication, (b) the sum of the following to the extent deducted in the calculation of Net Income for such period: (i) interest expense; (ii) income, franchise and similar Taxes imposed on or measured by net income (however denominated); (iii) depreciation; (iv) depletion; (v) amortization; (vi) other non-cash losses and expenses (including, without limitation, non-cash impairment losses); (vii) losses on the Disposition of assets (other than Hydrocarbons in the ordinary course of business) or resulting from the termination of Hedging Transactions; (viii) IDC and other exploration expenses deducted in determining Net Income; (ix) plugging and abandonment costs and expenses; and (x) the actual transaction costs, expenses, fees and charges incurred with respect to (A) the Transactions occurring on the Closing Date, (B) any Material Acquisition (in each case, including legal fees, title and environmental due diligence costs, transition overhead, pre- close overhead paid to the seller as a purchase price adjustment, and new software implementation costs) in an aggregate amount with respect to this clause (B) not to exceed $2,000,000 for any Rolling Period and (C) the issuance of any Incremental Notes or any amendment, consent, refinancing or other modification to this Agreement in an aggregate amount with respect to this clause (C) not to exceed $5,000,000 in any Rolling Period; minus, without duplication, (c) the sum of the following to the extent included in the calculation of Net Income: (i) income Tax credits for such period (to the extent not netted from income Tax expense or non-cash income); (ii) gains on the Disposition of assets (other than Hydrocarbons in the ordinary course of business) or resulting from the unwinding of Hedging Transactions; and (iii) all non- cash items increasing Net Income. For purposes of calculating EBITDAX for any period, if during such period the Issuer or any Consolidated Restricted Subsidiary shall have consummated a Material Acquisition or a Material Disposition, EBITDAX for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition, as the case may be, occurred on the first day of such period; provided that all such pro forma calculations shall be reasonably satisfactory to the Lead Holder. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Environmental Claim” means any notice, notice of noncompliance, violation or potential responsibility, legally-binding directive, claim, action, suit, arbitration, complaint, proceeding, demand, abatement order or other order by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to human health or safety (to the extent relating to exposure to Hazardous Materials), natural resources or the environment. “Environmental Laws” means any and all federal, state, and local laws, regulations, judgments, orders, decrees, rules, or governmental restrictions pertaining to human health and safety (as it relates to exposure to Hazardous Materials), or the environment, including, without limitation, the Comprehensive

11 Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq. (as it relates to human exposure to Hazardous Materials), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Endangered Species Act, 16 U.S.C. §1531 et seq., the National Environmental Policy Act, 42 U.S.C. §4321 et seq., the Rivers and Harbors Appropriation Act of 1899, 33 U.S.C. §407, and all similar state and local rules and all regulations, all as amended from time to time. “Environmental Liability” means all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees), fines, penalties, and sanctions incurred as a result of any claim or demand, by any Person, pursuant to any actual or alleged violation of any Environmental Law, or the Release or threatened Release of a Hazardous Material into the environment, or any contract, agreement, or consensual arrangement pursuant to which liability is expressly assumed or imposed with respect to any of the foregoing. “EOC” means EOC Partners Advisors L.P. “Equity Cure” as defined in Section 7A.01(b). “Equity Cure Deadline” as defined in Section 7A.01(b). “Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Note Party, is under common control (within the meaning of Section 414(c) of the Code) with a Note Party, or, for purposes of the provisions relating to Section 412 of the Code or Section 303 of ERISA, is otherwise considered a single employer with a Note Party pursuant to Sections 414(m) or (o) of the Code. “ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Note Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) the incurrence by any Note Party or any ERISA Affiliate of any liability with respect to the complete or partial withdrawal by any Note Party or any ERISA Affiliate from a Multiemployer Plan, (d) the receipt by any Note Party or any ERISA Affiliate

12 from the PBGC or a plan administrator of a notice of intent to terminate a Plan or to appoint a trustee to administer any Plan, the filing by any Note Party or any ERISA Affiliate of a notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Note Party or any ERISA Affiliate, (f) the failure of any Note Party or ERISA Affiliate to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan or Multiemployer Plan, or (g) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Code or a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA or Section 432 of the Code. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” as defined in Section 8.01. “Excepted Liens” means those Liens permitted by Section 7.02; provided that the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the RBL Secured Obligations. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Taxes” as defined in Section 2.13(b). “Exposure” means, (a) with respect to any Definitive Note Holder as of any date of determination, the outstanding principal amount of Definitive Notes held by such Holder as recorded in the Note Register on such date and (b) with respect to any Global Note Beneficial Interest Holders, as of any date of determination, the principal amount of the beneficial interest of such Global Note held by such Global Note Beneficial Interest Holder, as certified by the Issuer, the Lead Holder or Holder Verification Agent (as applicable) pursuant to the Global Note Beneficial Interest Register. “Facility Amount” means three hundred fifty million Dollars (350,000,000). “Farmout” means an arrangement pursuant to any agreement whereby the owner(s) of one or more oil, gas and/or mineral leases or other oil and natural gas working interests with respect to any Property from which production of Hydrocarbons is sought agrees to transfer or assign an interest in such Property to one or more Persons in exchange for drilling, or participating in, the cost of the drilling of (or agreeing to do so) one or more wells, or undertaking other exploration or development activities or participating in the cost of such activities, in an attempt to obtain production of Hydrocarbons from such Property. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

13 “Fee Letter” means that certain Fee Letter dated as of the Closing Date between the Issuer, EOC and the other parties named therein. “FDIC” means the Federal Deposit Insurance Corporation. “Financial Covenants” as defined in Section 7A.01(a). “Financial Statements” means (a) the Initial Financial Statements described in clause (ii) of the definition thereof and (b) any other financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable. “First Offer” as defined in Section 2.09(g). “Fiscal Quarter” means any fiscal quarter of the Issuer. “Fiscal Year” means any fiscal year of the Issuer. “Funding Date” means, with respect to each issuance of Incremental Notes, the date on which such Incremental Notes are issued hereunder, which shall be a Business Day. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, subject to the terms and conditions set forth in Section 1.03. “Gas Balancing Agreement” means any agreement or arrangement whereby the Issuer or any of its Restricted Subsidiaries, or any other party owning an interest in any Hydrocarbons to be produced from Oil and Gas Properties in which the Issuer or any of its Restricted Subsidiaries owns an interest, has a right to take more than its proportionate share of production therefrom. “Global Note” has the meaning set forth in Appendix A. “Global Note Beneficial Interest Holders” has the meaning set forth in Appendix A. “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Governmental Requirement” means, for any Person, any law, statute, code, ordinance, order, treaty, rule or regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Grey Rock Service Provider” means Grey Rock Administration, LLC, a Delaware limited liability company, and its successors and permitted assigns, in its capacity as “Service Provider” under the Management Services Agreement.

14 “Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect to which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The terms “Guarantee” and “Guaranteed” used as a verb have a corresponding meaning. “Guaranteed Obligations” as defined in Section 10.01(a). “Guarantors” means (a) each Subsidiary of the Issuer listed on Schedule 1.02(a) that issues a Guaranty on the Closing Date (except to the extent released therefrom in accordance with the terms hereof), and (b) each other Subsidiary of the Issuer that issues a Guaranty after the Closing Date pursuant to Section 6.12 and Section 10.01 or otherwise (except to the extent released therefrom in accordance with the terms hereof), including at the option of the Issuer; provided that each RBL Guarantor shall be a Guarantor hereunder. “Guaranty” means the guaranty of the Obligations by the Guarantors pursuant to this Agreement. “Hazardous Materials” means any substance, product, waste, material, chemical, constituent, or other material which is listed or regulated as hazardous or toxic, or as a pollutant or contaminant, under any Environmental Law, including, without limitation, any petroleum and petroleum byproducts, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas), polychlorinated biphenyls, asbestos and asbestos-containing materials, lead and lead-based paint, radon, radioactive materials, explosives, and toxic mold. “Hazardous Materials Activity” means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and settlement amounts, early termination amounts or termination value(s) have been determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s) (including unpaid amounts), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedging Transactions or any other recognized dealer in such Hedging Transactions (which may include an Approved Counterparty).

15 “Hedging Agreement” or “Hedge Agreement” means any International Swap Dealers Association, Inc. Master Agreement, International Swaps and Derivatives Association, Inc. Master Agreement or other agreement and all schedules and exhibits attached thereto and incorporated therein that set forth the general terms upon which a Person may enter into one or more Hedging Transactions. “Hedging Obligations” means, in respect of any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions. “Hedging Transaction” means any transaction with respect to any swap, put option, call, collar, forward, future or derivative transaction or option or similar transaction, whether exchange traded, “over- the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Subsidiaries shall be a Hedging Transaction, and (b) no transaction or agreement that is intended to be a physical sale or to be physically settled shall be a Hedging Transaction. If multiple transactions are entered into under a master agreement, each such transaction that constitutes a Hedging Transaction shall be a separate Hedging Transaction for the purposes of this Agreement. “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Holder which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. “Holder-Related Party” as defined in Section 11.03(b)(i). “Holder” means each Definitive Note Holder and each Global Note Beneficial Interest Holder (provided that, with respect to Global Notes, if the context requires, “Holder” shall refer to Cede & Co. as the nominee of DTC). “Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” means Hydrocarbon Interests of the Note Parties, as the context requires. “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products and other substances derived therefrom or the processing thereof, including natural gas liquids, and all other minerals and substances produced in conjunction with such substances, including, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom. “IDC” means “intangible drilling and development costs”, as such term is used in Section 263 of the Code and Treasury Regulations Section 1.612-4 (including, without limitation and for the avoidance of doubt, intangible completion costs).

16 “Immaterial Title Deficiencies” means, with respect to the Proved Oil and Gas Properties described in the most recently delivered Reserve Report, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentage and other defects, discrepancies and similar matters which do not, individually or in the aggregate, negatively affect such Proved Oil and Gas Properties with a present value greater than two percent (2%) of the present value of all of the Proved Oil and Gas Properties described in the most recently delivered Reserve Report. “Incremental Commitments” as defined in Section 2.14(a). “Incremental Note Amendment” as defined in Section 2.14(e). “Incremental Note” as defined in Section 2.14(a). “Indemnified Liabilities” means, collectively, any and all losses, claims (including intraparty claims), demands, damages, penalties, actions, judgments, suits, liabilities or other costs, expenses or disbursements of any kind to which an Indemnitee may become subject (which in the case of legal fees and expenses, shall be limited to the reasonable and documented out-of-pocket fees and expenses of one counsel for all Indemnitee Agent Parties constituting Indemnitees seeking indemnification, taken as a whole, a separate counsel for all other parties seeking indemnification taken as a whole and, if necessary, a single local counsel for all such parties taken as a whole in each relevant jurisdiction and, in the case of a conflict of interest where the Indemnitee affected by such conflict informs the Issuer of such conflict and thereafter retains its own counsel, of another counsel for such affected Indemnitee and, if necessary, another local counsel for such affected Indemnitee in each relevant jurisdiction) which arise out of or relate to or result from any transaction, action or proceeding related to or arising from the Transactions, the facility established by this Agreement, the use of proceeds thereof, any information or projections provided pursuant to the Transactions or the role of the Agent, EOC or its Affiliates or any Holder in connection therewith or in connection with any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of Section 11.03(a)). Notwithstanding the foregoing, Indemnified Liabilities shall not include Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claims. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Note Party under any Note Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” as defined in Section 11.03(a). “Indemnitee Agent Party” means the Agents, their Affiliates and the officers, partners, directors, trustees, employees, representatives and agents of the Agents. “Independent Engineer” means Cawley, Gillespie & Associates, Inc., Netherland, Sewell & Associates, Inc., Ryder Scott Company Petroleum Consultants or any other third-party engineering firm reasonably satisfactory to the Lead Holder. “Indicative Terms” as defined in Section 2.14(a). “Initial Financial Statements” as defined in Section 3.01(m). “Initial Notes” means the Notes purchased from the Issuer by the Purchasers on the Closing Date pursuant to Section 2.01.

17 “Initial Reserve Report” as defined in Section 3.01(n). “Interest” as defined in Section 2.06(a). “Interest Payment Date” means (a) each Quarterly Date, commencing December 31, 2025, and (b) the Maturity Date. “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any contribution of capital to such Person; (b) the making of any deposit with, or advance or loan to, assumption of Debt of, purchase or other acquisition of any other Debt of, or other extension of credit to, any other Person (including any such transaction in the form of the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit, line of business or a discrete set of Properties of such other Person other than any Oil and Gas Property consisting of equipment, materials or consumables purchased or acquired in the ordinary course of business; or (d) the entering into of any guarantee of, or other surety obligation with respect to, any Debt of any other Person; provided, in each case that accounts receivable and extensions of credit (including extensions of credit to joint working interest owners) arising in the ordinary course of business do not constitute Investments. “IRS” as defined in Section 2.13(e). “Issuer” as defined in the preamble hereto. “Lead Holder” means EOC; provided that, if, at any time, EOC or any of its Affiliates that are Holders do not hold aggregate Exposure representing at least twenty-five percent (25%) of the aggregate Exposure of all Recognized Holders at such time, then “Lead Holder” shall mean the Requisite Holders. EOC shall provide written notice to the Issuer and the Agents if at any time it no longer constitutes the Lead Holder. “Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, Tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property, (b) production payments and the like payable out of such Property, and (c) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor. “Make-Whole Amount” means, with respect to the Called Principal of any Note, an amount equal to the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, provided that the Make-Whole Amount shall in no event be less than zero. “Make-Whole Expiry Date” as defined in Section 2.10(g). “Management Services Agreement” means that certain Management Services Agreement, dated as of October 24, 2022, between the Issuer and Grey Rock Service Provider, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted under Section 7.15.

18 “Material Acquisition” means any acquisition of Property or series of related acquisitions of Property (whether by merger or otherwise) that involves the payment of Acquisition Consideration by the Note Parties and their Restricted Subsidiaries in excess of the Threshold Amount. “Material Adverse Effect” means a material adverse change in, or a material adverse effect on (a) the operations, business, Properties, liabilities (actual or contingent), or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole; (b) the ability of any Note Party to perform its material obligations under any Note Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Note Party of any Note Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Agent or the Holders under any Note Document. “Material Agreements” means any contract or agreement of any Note Party or any of its Restricted Subsidiaries (a) governing any Material Debt or pursuant to which any Material Debt was incurred, or (b) the failure to renew, the breach, non-performance, or cancellation of which would reasonably be expected to have a Material Adverse Effect. Notwithstanding anything herein to the contrary, the Note Documents and the RBL Loan Documents shall not constitute “Material Agreements”. “Material Debt” means (a) Debt (other than the Notes or the Obligations), or obligations in respect of one or more Hedge Agreements, in each case of any one or more of the Note Parties and their Restricted Subsidiaries in an aggregate principal amount exceeding the Threshold Amount and (b) the RBL Loan Obligations. For purposes of determining Material Debt, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Hedge Termination Value of such Hedge Agreement. “Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Note Parties and their Restricted Subsidiaries in excess of the Threshold Amount. “Maturity Date” means the earlier of (a) the Stated Maturity Date and (b) the date that all Notes shall become due and payable in full hereunder, whether by acceleration or otherwise. “Minimum Volume Contract” means any contract or arrangement (including a “take-or-pay” or “ship-or-pay” contract) that (a) contains a commitment by a Note Party or its Subsidiaries to a minimum capacity in a gathering system, pipeline, processing, compression, treatment, disposal or other midstream, downstream, transportation or similar facility or otherwise Guarantees a fixed fee or minimum thru-put volume, minimum revenue or minimum return in respect of a marketing or purchase and sale arrangement or a gathering system, pipeline, processing, compression treatment, disposal or other midstream, downstream, transportation or similar facility or arrangement or the capital utilized to construct or acquire any of the foregoing, (b) includes an agreement by such Person to pay for such commitment regardless of whether it is actually utilized or otherwise pay for such fixed fee or Guaranteed amount irrespective of its utilization and (c) is not cancellable or terminable on less than six (6) months’ notice. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency. “MNPI” as defined in Section 11.17. “Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Note Party, any Subsidiary or any ERISA Affiliate (a) currently makes or is obligated to make contributions, (b) during the preceding five (5) plan years has made or been obligated to make contributions, or (c) has any liability (including on account of any ERISA Affiliate).

19 “Net Casualty Event Proceeds” means, with respect to any Casualty Event, an amount equal to: (a) the sum of cash payments and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Casualty Event minus (b)(i) any bona fide costs and expenses (including legal expenses) incurred in connection with the adjustment or settlement of any claims of the Issuer or any of its Subsidiaries in respect thereof, (ii) payments required to be applied, and actually applied, towards Debt (other than RBL Loan Obligations) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Casualty Event, (iii) Taxes paid or payable as a result of such Casualty Event (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes, and (iv) payments applied towards amounts outstanding under the RBL Loan Documents within five (5) Business Days of the receipt thereof (or such longer period as the Lead Holder may agree) by the Issuer or any of its Restricted Subsidiaries to (A) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency (and, for avoidance of doubt, the Aggregate Elected Commitment Amounts shall be reduced to equal the new Borrowing Base pursuant to Section 7.20(b)) or (B) pay other amounts due under the RBL Loan Documents in respect of the RBL Secured Obligations, in each case, as a result of such Casualty Event, so long as: (1) for purposes of this clause (iv)(B), prior to or substantially concurrently with such payment, the Issuer shall reduce the Aggregate Elected Commitment Amounts under the RBL Credit Agreement by an amount at least equal to the amount of such payment (net of interest being paid in connection with principal repayments of RBL Loans with such payment) (it being understood and agreed that such reduction shall be without duplication of the amount of any reduction in the Aggregate Elected Commitment Amounts occurring in connection with the Casualty Event giving rise to such prepayment requirement) and (2) for purposes of this clause (iii), prior to or substantially concurrently with such payment, the Issuer shall provide to the Agent and the Dissemination Agent (for posting on the Approved Electronic Platform) a certificate from a Responsible Officer of the Issuer certifying the amount of such prepayments and that the requirements of the foregoing clause (1) (to the extent applicable) have been or will substantially concurrently with the delivery thereof be satisfied. “Net Disposition Proceeds” means, with respect to any Disposition of assets of the Issuer or any of its Restricted Subsidiaries, an amount equal to: (a) the sum of cash payments and Cash Equivalents received by the Issuer or any of its Subsidiaries from such Disposition (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any bona fide costs and expenses (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred in connection with such Disposition, including Taxes paid or payable as a result of such Disposition (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes, minus (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by the Issuer or any other Note Party in connection with such Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Disposition Proceeds, minus (d) payments required to be applied, and actually applied, towards Debt (other than RBL Loan Obligations) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition, minus (e) payments applied towards amounts outstanding under the RBL Loan Documents within five (5) Business Days of the receipt thereof (or such longer period as the Lead Holder may agree) by the Issuer or any of its Subsidiaries to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency (and, for avoidance of doubt, the Aggregate Elected Commitment Amounts shall be reduced to equal the new Borrowing Base pursuant to Section 7.20(b)) or (ii) pay other amounts due under the RBL Loan Documents in respect of the RBL Secured Obligations, in each case, as a result of such Disposition, so long as: (A) for purposes of this clause (e)(ii), prior to or substantially concurrently with such payment, the Issuer shall reduce the Aggregate Elected Commitment Amounts under the RBL Credit Agreement by an amount at least equal to the amount of such payment (net of interest being paid in connection with principal repayments of RBL Loans with such payment) (it being understood

20 and agreed that such reduction shall be without duplication of the amount of any reduction in the Aggregate Elected Commitment Amounts occurring in connection with the Disposition giving rise to such prepayment requirement) and (B) for purposes of this clause (e), prior to or substantially concurrently with such payment, the Issuer shall provide to the Agent and the Dissemination Agent (for posting to the Approved Electronic Platform) a certificate from a Responsible Officer of the Issuer certifying the amount of such prepayments and that the requirements of the foregoing clause (A) (to the extent applicable) have been or will substantially concurrently with the delivery thereof be satisfied. “Net Debt Proceeds” means, with respect to any incurrence of Debt (other than Debt permitted hereunder) by the Issuer or any of its Restricted Subsidiaries, an amount equal to: (a) the sum of gross proceeds received by the Issuer or any of its Subsidiaries from such Debt, including Taxes paid or payable as a result of such incurrence of Debt (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes, minus (b) any bona fide costs and expenses (including, without limitation, legal fees) incurred in connection with such incurrence, minus (c) payments applied towards amounts outstanding under the RBL Loan Documents to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency (and, for avoidance of doubt, the Aggregate Elected Commitment Amounts shall be reduced to equal the new Borrowing Base pursuant to Section 7.20(b)) or (ii) pay other amounts due under the RBL Loan Documents in respect of the RBL Secured Obligations, in each case, as a result of such incurrence, so long as: (A) for purposes of this clause (c)(ii), prior to or substantially concurrently with such payment, the Issuer shall reduce the Aggregate Elected Commitment Amounts under the RBL Credit Agreement by an amount at least equal to the amount of such payment (net of interest being paid in connection with principal repayments of RBL Loans with such payment) (it being understood and agreed that such reduction shall be without duplication of the amount of any reduction in the Aggregate Elected Commitment Amounts occurring in connection with the incurrence giving rise to such prepayment requirement) and (B) for purposes of this clause (c), prior to or substantially concurrently with such payment, the Issuer shall provide to the Agent and the Dissemination Agent (for posting to the Approved Electronic Platform) a certificate from a Responsible Officer of the Issuer certifying the amount of such prepayments and that the requirements of the foregoing clause (A) (to the extent applicable) have been or will substantially concurrently with the delivery thereof be satisfied. “Net Hedge Unwind Proceeds” means, with respect to any unwind, cancellation, termination or other monetization of any Qualifying Hedges of the Note Parties, an amount equal to: (a) the sum of cash payments received by the Issuer or any of its Restricted Subsidiaries from such unwind, cancellation, termination or other monetization (for the avoidance of doubt, calculated on a net basis after giving effect to any cash payments made by the Issuer or any of its Restricted Subsidiaries to the counterparty to such Qualifying Hedge in connection with such unwind, cancellation, termination or other monetization), including Taxes paid or payable as a result of such unwind, cancellation, termination or other monetization (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes, minus (b) any bona fide costs and expenses (including, without limitation, legal fees) incurred in connection with such unwind, cancellation, termination or other monetization, minus (c) payments applied towards amounts outstanding under the RBL Loan Documents to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency (and, for avoidance of doubt, the Aggregate Elected Commitment Amounts shall be reduced to equal the new Borrowing Base pursuant to Section 7.20(b)) or (ii) pay other amounts due under the RBL Loan Documents in respect of the RBL Secured Obligations, in each case, as a result of such unwind, cancellation, termination or other monetization, so long as: (A) for purposes of this clause (c)(ii), prior to or substantially concurrently with such payment, the Issuer shall reduce the Aggregate Elected Commitment Amounts under the RBL Credit Agreement by an amount at least equal to the amount of such payment (net of interest being paid in connection with principal repayments of RBL Loans with such payment) (it being understood and agreed that such reduction shall be without duplication of the amount of any reduction in

21 the Aggregate Elected Commitment Amounts occurring in connection with the unwind, cancellation, termination or other monetization giving rise to such prepayment requirement) and (B) for purposes of this clause (c), prior to or substantially concurrently with such payment, the Issuer shall provide to the Agent and the Dissemination Agent (for posting to the Approved Electronic Platform) a certificate from a Responsible Officer of the Issuer certifying the amount of such prepayments and that the requirements of the foregoing clause (A) (to the extent applicable) have been or will substantially concurrently with the delivery thereof be satisfied. “Net Income” means, with respect to the Issuer and its Consolidated Restricted Subsidiaries, for any period, the net income (or loss) of the Issuer and its Consolidated Restricted Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Net Income shall exclude (a) the net income of any Person in which the Issuer or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Issuer and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions attributable to such other Person’s net income actually paid in cash during such period by such other Person to the Issuer or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its Constituent Documents or applicable law applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary, unusual or non-recurring gains or losses during such period; (e) any non- cash gains or losses or positive or negative non cash adjustments under ASC 815 (and any statements replacing, modifying, or superseding such statement) as a result of changes in the fair market value of derivatives; (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test and other impairment writedowns; and (g) any net after tax effect on income (or loss) attributable to the early extinguishment, cancellation, termination or unwinding of Debt, swap agreements or other derivative instruments. “Non-U.S. Holder” as defined in Section 2.13(e). “Note” means any Initial Note or Incremental Note held by a Holder pursuant to Section 2.01 or Section 2.14, as may be evidenced by a Global Note or a Definitive Note substantially in the form of Exhibit B hereto (and such term shall also include any such notes in substitution therefore as provided in this Agreement or Appendix A hereto). “Note Document” means any of this Agreement, the Notes (if any), the Fee Letter, the Agent Fee Letter and all other certificates, documents, instruments or agreements executed and delivered by a Note Party for the benefit of the Agent or any Holder in connection herewith or pursuant to any of the foregoing. Any reference in this Agreement or any other Note Document to a Note Document shall include all appendices, exhibits and schedules thereto. “Note Parties” means, collectively, the Issuer and each Guarantor, and “Note Party” means any one of the foregoing. “Note Purchase” means a purchase by the Holders of Notes pursuant to Section 2.01. “Note Purchase Notice” means a written notice by the Issuer that it intends to issue Notes hereunder, which Note Purchase Notice (a) sets forth the principal amount of Notes to be issued, (b)

22 contains the information required by Section 2.03 and (c) is substantially in the form of Exhibit A or such other form reasonably satisfactory to the Lead Holder. “Note Register” as defined in Section 2.05(a). “NYMEX Pricing” means, as of any date of determination with respect to any month, (a) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for such month, (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, and (c) for natural gas liquids, the closing settlement price for each natural gas liquid component’s Mont Belvieu (OPIS) futures contract for such month, in each case as published by CME Group / NYMEX on its website currently located at www.cmegroup.com, or any successor thereto (as such price may be corrected or revised from time to time by CME Group / NYMEX in accordance with its rules and regulations). “Obligations” means all liabilities and obligations of every nature of each Note Party from time to time owed to the Agents (including any former Agents), the Holders, the Lead Holder, the Purchasers, any Indemnitee or any of them, in each case, under any Note Document, in each case, to which it is a party, whether for principal, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses, penalties, premiums, reimbursements, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and all renewals, extensions and/or rearrangements of any of the above. “OFAC” means the U.S. Department of the Treasury Office of Foreign Assets Control. “Oil and Gas Properties” means (a) all Hydrocarbon Interests, (b) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization or pooling arrangements (and all Properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the Hydrocarbon Interests, (c) all rights, titles and interest created by or arising under the terms of all present and future Farmouts including, without limitation, any back-in interests related thereto, (d) all unsevered and unextracted Hydrocarbons in, under or attributable with respect to the Hydrocarbon Interests, (e) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, (f) all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing, and (g) all rights, remedies, powers and privileges with respect to any of the foregoing, in each case, including, without limitation, all of the foregoing which are classified as proved developed producing, proved developed non-producing, proved developed behind pipe, proved developed shut-in, proved undeveloped, probable and possible reserves and any other reserve category recognized by the SPE or any successor thereto. Unless otherwise provided herein, “Oil and Gas Properties” means the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries. “Other Taxes” means all present or future stamp, court or documentary, intangible, or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement

23 or registration of, or otherwise with respect to, any Note Document, except any such Taxes described in clause (b) of the definition of Tax on the Overall Net Income imposed with respect to any assignment (other than an assignment pursuant to a request by the Issuer). “Paying Agent” means the office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange, which shall initially be U.S. Bank Trust Company, National Association pursuant to Section 2.05(c), and any replacement thereof pursuant to and in accordance with the provisions of this Agreement; provided that in no event shall the Paying Agent be the Issuer or an Affiliate of the Issuer. “Payment” as defined in Section 9.04(c). “Payment in Full” means (a) the payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding), premium and Make-Whole Amount, if any, on all Notes outstanding under this Agreement, (b) the payment in full in cash in respect of all other Obligations or amounts that are outstanding under this Agreement and the other Note Documents (other than indemnity and other contingent obligations, in each case for which notice of potential claim has not been given), and (c) the termination of all Commitments under this Agreement. “Payment Notice” as defined in Section 9.04(d). “Payment or Bankruptcy Event of Default” means an Event of Default arising under Section 8.01(a), Section 8.01(e), Section 8.01(f), or Section 8.01(g). “PBGC” means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions. “Periodic Determination” means a “Periodic Determination” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “Permitted Holders” means, collectively, Grey Rock Energy Management, LLC and any of its Controlled Investment Affiliates, and funds, partnerships or other co-investment vehicles managed or advised by any of them or any of their respective Controlled Investment Affiliates, but excluding, however, any portfolio company of any of the foregoing and any Person Controlled by any such portfolio company (including the Issuer and its Subsidiaries). “Permitted Liens” means those Liens permitted by Section 7.02. “Permitted Recipients” as defined in Section 11.17. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Physical Note Holder” means a Person in whose name a Note is registered on the Registrar’s books. “Plan” means any employee pension benefit plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or for which contributions have been made during the preceding five plan years by, or for which there is any liability (contingent or

24 otherwise) with respect to, a Note Party or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code. “Pro Rata Share” means, as to any Purchaser or Holders (as applicable), with respect to: (a) for purposes of Section 2.01, the quotient obtained by dividing (i) the Commitment of such Purchaser by (ii) the aggregate Commitments of all Purchasers; and (b) for all other purposes, including payments and computations relating to the Notes, (i) prior to Payment in Full, the quotient obtained by dividing (A) the Exposure of such Holder (or Purchaser) by (B) the aggregate Exposure of all Holders (or Purchasers), and (ii) after Payment in Full, the quotient obtained by dividing (A) the Exposure of such Holder (or Purchaser) on the last day prior to Payment in Full by (B) the aggregate Exposure of all Holders (or Purchasers) on the last day prior to Payment in Full. “Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. “Proved Developed Non-Producing Reserves” means “proved developed non-producing oil and gas reserves” as such term is defined in the Definitions for Oil and Gas Reserves promulgated by SPE (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means “proved developed producing oil and gas reserves” as such term is defined in the Definitions for Oil and Gas Reserves promulgated by SPE (or any generally recognized successor) as in effect at the time in question. “Proved Oil and Gas Properties” means, collectively, all Oil and Gas Properties which constitute (a) Proved Developed Producing Reserves, (b) Proved Developed Non-Producing Reserves and (c) Proved Undeveloped Reserves. “Proved Undeveloped Reserves” means “proved undeveloped oil and gas reserves” as such term is defined in the Definitions for Oil and Gas Reserves promulgated by SPE (or any generally recognized successor) as in effect at the time in question. “Public Company” as defined in Section 11.17. “Purchase Money Debt” means Debt, the proceeds of which are used to finance the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of any Property; provided, however, that such Debt is incurred no later than one hundred twenty (120) days after such acquisition, leasing, completion, construction, repairment, replacement, improvement or installation. “Purchasers” means (a) each Person listed on the signature pages hereto as a Purchaser and (b) each Purchaser of Incremental Notes. “Qualified Equity Interests” means any Equity Interests of the Issuer other than Disqualified Equity Interests. “Qualified Institutional Buyer” as defined in Section 5.11.

25 “Qualifying Hedge” means a Commodity Hedging Transaction entered into by a Note Party with an Approved Counterparty hedging notional volumes in respect of crude oil or natural gas (a) in the form of (i) a fixed price swap entered into at then market prices or (ii) (A) with respect to crude oil, a two-way costless or enhanced collar with a minimum put price no less than fifty Dollars ($50.00) per barrel and (B) with respect to natural gas, a put or a two-way costless or enhanced collar, in each case, with a minimum put price no less than eighty-five percent (85%) of the Strip Price, as determined at the time of entry into the applicable put or two-way costless or enhanced collar, or (b) in a form and on terms satisfactory to the Requisite Holders. “Quarterly Date” means March 31, June 30, September 30 and December 31 of each Fiscal Year and if such day is not a Business Day, then the next succeeding Business Day. “Quarterly Redemption” as defined in Section 2.07. “Rate Management Transaction” means any Hedging Transaction that is linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, but excluding Commodity Hedging Transactions. “RBL Agent” as defined in Section 7.01(i) and, on the date hereof, Bank of America, N.A. “RBL Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of the Closing Date, among the Issuer, each of the RBL Guarantors party thereto, each of the RBL Lenders party thereto and the RBL Agent, as administrative agent for the RBL Lenders. “RBL Credit Agreement” means that certain Credit Agreement dated as of October 24, 2022, among the Issuer, each of the RBL Lenders from time to time party thereto and the RBL Agent, as administrative agent for the RBL Lenders, as previously amended prior to the date hereof and as may be further amended, extended, supplemented, waived or otherwise modified from time to time or refinanced or replaced from time to time (in whole but not in part, whether with the RBL Agent and lenders as of the Closing Date or another RBL Agent and other lenders, and whether provided under the original RBL Credit Agreement or another single conforming bank revolving borrowing base loan credit agreement, but not another type of facility) in each case to the extent permitted hereunder (it being understood, for purposes of Section 7.01, Section 7.01(i) is the only clause under which the Debt incurred under the RBL Loan Documents is permitted). “RBL Credit Exposure” means, at any time of determination, the aggregate Revolving Credit Exposure (as defined in the RBL Credit Agreement) of all RBL Lenders at such time, or any functionally equivalent concept in the RBL Credit Agreement measuring at such time the aggregate principal amount outstanding under the RBL Credit Agreement. “RBL Excluded Swap Obligation” means “Excluded Swap Obligation” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “RBL Facility” means the credit facility evidenced by the RBL Loan Documents. “RBL Guarantor” means any “Guarantor” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term.

26 “RBL LC Exposure” means, as of any date of determination, the aggregate principal amount of all RBL Lenders’ participation in L/C Obligations (as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term). “RBL Lenders” means the “Lenders” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “RBL Loan Documents” means the “Loan Documents” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “RBL Loan Obligations” means (a) all obligations, indebtedness, and liabilities of Issuer and each other RBL Loan Party to the RBL Agent and each RBL Lender, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to the RBL Credit Agreement or the other RBL Loan Documents, (b) all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and (c) all reasonable and documented out- of-pocket attorneys’ fees and other expenses incurred by the RBL Agent, any L/C Issuer (as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term) and, if applicable, any RBL Lender in the enforcement or collection thereof. “RBL Loan Parties” has the meaning given to the term “Loan Parties” in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “RBL Loans” has the meaning given to the term “Loans” in the RBL Credit Agreement. “RBL Secured Obligations” means (a) the RBL Loan Obligations, (b) all Secured Hedging Obligations (but limited to obligations and liabilities of RBL Loan Parties to Secured Hedge Providers in respect of Hedging Transactions that are permitted by Section 8.16 of the RBL Credit Agreement and the Secured Hedge Agreements under which they arise, to the extent related thereto, including any related early termination or settlement amounts), but excluding any additional Hedging Transactions or confirmations entered into (i) after such Secured Hedge Provider ceases to be an RBL Lender or an Affiliate of an RBL Lender or (ii) after assignment of such transactions or confirmations by a Secured Hedge Provider to another Person that is not an RBL Lender or an Affiliate of an RBL Lender, and (c) (i) all obligations, indebtedness and liabilities of the Issuer and each other Loan Party (as defined in the RBL Credit Agreement) to any Secured Cash Management Provider in connection with any Cash Management Services, (ii) all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding), and (iii) all reasonable and documented out-of-pocket attorneys’ fees and other expenses incurred in the enforcement or collection thereof. “RBL Security Documents” means the “Security Documents” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “Recipient” as defined in Section 11.17. “Recognized Global Note Beneficial Interest Holders” has the meaning set forth in Appendix A.

27 “Recognized Global Note Beneficial Interest Register” has the meaning set forth in Appendix A. “Recognized Holders” means (a) in the case of Definitive Notes, all Persons who are recorded in the Note Register as Holders, and (b) in the case of Global Notes, the Recognized Global Note Beneficial Interest Holders. “Record Date” means March 25, June 25, September 25 and December 25 of each Fiscal Year whether or not a Business Day. “Redemption” means, with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” and “Redeemed” have the correlative meaning thereto. “Redemption Fee” as defined in Section 2.10(g). “Redemption Fee Percentage” means, prior to May 5, 2028, three percent (3.00%), and, thereafter, zero percent (0.00%). “Registrar” means the office or agency where Notes may be presented for payment, which shall initially be U.S. Bank Trust Company, National Association pursuant to Section 2.05(c), and any replacement thereof pursuant to and in accordance with the provisions of this Agreement; provided that in no event shall the Paying Agent be the Issuer or an Affiliate of the Issuer. “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Reinvestment Yield” means, with respect to the Called Principal of any Note, 50 basis points (one-half of one percent) over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”)) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than

28 such Remaining Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to two decimal places. “Related Fund” means, with respect to any Recognized Holder that is an investment fund, any other investment fund that is engaged in making, purchasing, holding or otherwise investing in bank loans, commercial loans, private placements and similar extensions of credit in the ordinary course and that is managed, advised or sub-advised by such Recognized Holder, an Affiliate of such Recognized Holder, or an entity that administers, advises, sub-advises or manages such Recognized Holder. Related Fund shall, with respect to any Recognized Holder, also include any swap, special purpose vehicles purchasing or acquiring security interests in collateralized loan obligations of such Recognized Holder or any other vehicle through which such Recognized Holder’s investment advisors may leverage its investments from time to time. “Release” means any release, spill, emission, leaking, deposit, disposal, disbursement, or leaching of Hazardous Materials into the indoor or outdoor environment (air, soil, surface water, ground water). “Remaining Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Make-Whole Expiry Date. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Notes, all payments of Interest in respect of such Called Principal that would be due on or after the Settlement Date through the Make-Whole Expiry Date with respect to such Called Principal if no payment of such Called Principal (or other payment of principal on the Notes) were made, including Interest accruing at the Default Rate to the extent applicable at the time the relevant notice of payment is delivered or, if no such notice is given, to the extent an Event of Default has occurred and is continuing. “Remedial Action” means all actions required by a Governmental Authority to (a) clean up, remediate, remove, or treat the presence or existence of Hazardous Materials in the environment in violation of, or noncompliance with, any Environmental Laws or (b) prevent the Release or threat of Release of Hazardous Materials into the environment. “Reportable Event” means any of the events set forth in Section 4043 of ERISA, other than events for which the otherwise applicable thirty (30) day notice period has been waived by regulation or otherwise by the PBGC. “Requisite Holders” means two or more Recognized Holders holding aggregate Exposure representing more than fifty percent (50%) of the aggregate Exposure of all Recognized Holders. For purposes of this definition, any Recognized Holders that are Affiliated shall be deemed to be a single Recognized Holder. “Reserve Report” means (a) the Initial Reserve Report and (b) any other subsequent report, in form and substance satisfactory to the Lead Holder, evaluating oil and gas reserves attributable to all of the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the Strip Price in accordance with Section 1.05(a)(iii). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

29 “Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of a Note Party; solely for purposes of the delivery of incumbency certificates pursuant to Section 3.01(b), the secretary or assistant secretary of a Note Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party. “Restore” means, with respect to any Property affected by a Casualty Event, to rebuild, repair, restore or replace such Property. The term “Restoration” shall have a correlative meaning. “Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of the Issuer or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to the Issuer’s stockholders, partners or members (or the equivalent Person thereof), (c) any payment of management, advisory or similar fees to any holders of Equity Interests of a Note Party or their Affiliates, (d) any payments in respect of cash earn out obligations or similar post closing purchase price obligations payable in cash (provided that, for the avoidance of doubt, this clause (d) shall not include any post-closing working capital adjustments or other similar customary post-closing purchase price adjustments), or (e) any cash or cash equivalent made payment by any Note Party made in respect of any settlement, order or judgment (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) (excluding such payments to the extent that in the aggregate they are less than the Threshold Amount over the term of this Agreement). Notwithstanding the foregoing, any payment of the “Services Fee” (under and as defined in the Management Services Agreement) to Grey Rock Service Provider pursuant to the Management Services Agreement shall be deemed not to constitute a Restricted Payment for all purposes of this Agreement. “Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary. “ROFO Notice” as defined in Section 2.14(d). “ROFO Period” as defined in Section 2.14(d). “Rolling Period” means, for any Fiscal Quarter, the period of four (4) consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter. “S&P” means S&P Global Ratings, a S&P Global Inc. business and any successor thereto that is a nationally-recognized rating agency. “Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (which, as of the Closing Date, includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, and North Korea). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s

30 Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned 50 percent or more or otherwise controlled (as such term is defined by the relevant Sanctions) by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Sanctions” means economic or financial sanctions, sectoral sanctions, trade embargoes and related restrictions imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. “Scheduled Mandatory Redemption” means, on any Interest Payment Date, an amount in Dollars equal to (a) with respect to the Initial Notes, two and one-half percent (2.50%) of the aggregate principal amount thereof issued on the Closing Date, and (b) with respect to any Incremental Notes, such percentage (if any) of the aggregate principal amount thereof as is specified in the Incremental Note Amendment in respect of such Incremental Notes, but in any event not to exceed two and one-half percent (2.50%). “SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority. “Secured Hedging Obligation” means (a) all obligations, indebtedness, and liabilities of the Issuer and each other RBL Loan Party to each Secured Hedge Provider now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to any Secured Hedge Agreement (but limited to obligations and liabilities of RBL Loan Parties to Secured Hedge Providers in respect of Hedging Transactions that are permitted under the RBL Credit Agreement and the Secured Hedge Agreements (as defined in the RBL Credit Agreement, or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term) under which they arise, to the extent related thereto, including any related early termination or settlement amounts), but excluding any additional Hedging Transactions or confirmations entered into (i) after such Secured Hedge Provider ceases to be an RBL Lender or an Affiliate of an RBL Lender or (ii) after assignment of such transactions or confirmations by a Secured Hedge Provider to another Person that is not an RBL Lender or an Affiliate of an RBL Lender, (b) all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and (c) all reasonable and documented out- of-pocket attorneys’ fees and other expenses incurred by any Secured Hedge Provider in the enforcement or collection thereof; provided that, as to any RBL Loan Party, the “Secured Hedging Obligations” shall exclude any RBL Excluded Swap Obligations of such RBL Loan Party. “Secured Hedge Provider” means, with respect to any Hedge Agreement, (a) an RBL Lender or an Affiliate of an RBL Lender who is the counterparty to any such Hedge Agreement with an RBL Loan Party and (b) any Person who was an RBL Lender or an Affiliate of an RBL Lender at or prior to the time when such Person entered into any such Hedge Agreement who is a counterparty to any such Hedge Agreement with an RBL Loan Party; provided that any such Person that ceases to be an RBL Lender or an Affiliate of an RBL Lender shall not be a Secured Hedge Provider with respect to any Hedge Agreement or Hedging Transaction that it thereafter enters into (or that is assigned or transferred to it) while it is not an RBL Lender or an Affiliate of an RBL Lender. “Securities Account” has the meaning assigned to such term in the UCC.

31 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.08 or Section 2.09 as the context requires. “Shared Investment Opportunity” has the meaning given to such term in the Management Services Agreement. “Shared Investment Opportunity Oil and Gas Properties” has the meaning set forth in Section 7.08(n). “Solvency Certificate” means a Solvency Certificate of a financial officer (or other Responsible Officer) of the Issuer substantially in the form of Exhibit E. “Solvent” means, with respect to any Person(s) as of any date of determination, that (a) the fair value of the assets of such Person(s) exceeds, on the date of determination, such Person(s)’s debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person(s) is, on the date of determination, greater than the amount that will be required to pay the probable liability of such Person(s)’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) as of such date, such Person(s) is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, and (d) as of such date, such Person(s) does not have unreasonably small capital for any business in which they are engaged and are not about to engage in a business for which they have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For the avoidance of doubt, as used herein, all references to liabilities shall be interpreted broadly and include liabilities that are, inter alia, subordinated, contingent or unliquidated. “SPE” means the Society of Petroleum Engineers. “Special Determination” means “Special Determination” as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term. “Specified Equity Contribution” means, with respect to any fiscal quarter for which the Issuer exercise their Equity Cure in respect of a Financial Covenant in accordance with Section 7A.01(b), the amount of cash equity contributions or cash proceeds from the issuance of the Issuer’s common equity, in each case, received by the Issuer during the applicable Cure Period for the purpose of exercising an Equity Cure for such fiscal quarter. “Specified Reserves Updates” as defined in Section 1.05(b). “Stated Maturity Date” means November 5, 2029. “Strip Price” means, as of any date of determination, (a) for each remaining month of the current calendar year, the monthly NYMEX Pricing for the remaining contracts in the current calendar year, (b) for each of the succeeding five (5) complete calendar years, the monthly NYMEX Pricing, in each case, for each of the twelve (12) months in each such calendar year, and (c) for the succeeding sixth complete calendar year, and for each calendar year thereafter, the annual monthly average of the NYMEX Pricing of the preceding fifth (5th) calendar year; provided, however, in the event that the NYMEX no longer provides

32 futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used to determine the strip period and held constant thereafter based on the average of contract prices for the last twelve (12) months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Lead Holder shall use its good faith judgment to designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein which in the Lead Holder’s commercially reasonable opinion is the most comparable exchange to the NYMEX at such time in respect of the relevant commodities being measured. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer. “Supermajority Holder Consent Provisions” means those sections and other provisions of this Agreement specifically referenced in Section 11.05(b) that are not permitted to be amended, modified, terminated or waived in certain aspects without the consent of the Supermajority Holders. “Supermajority Holders” means, as of any date of determination, two or more Recognized Holders holding aggregate Exposure representing more than sixty-six percent (66%) of the aggregate Exposure of all Recognized Holders. For purposes of this definition, any Recognized Holders that are Affiliated shall be deemed to be a single Recognized Holder. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tax on the Overall Net Income” of a Person means (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, imposed on a Person by the jurisdiction (or any political subdivision thereof) in which a Person is organized or in which that Person’s principal office (and/or, in the case of a Holder, its Applicable Office) is located or in which that Person (and/or, in the case of a Holder, its Applicable Office) is deemed to be doing business, and (b) Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document). “Tax Related Person” means any Person (including a beneficial owner of an interest in a pass- through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent, a Recognized Holder or any Tax Related Person of any of the foregoing. “Third Party Investors” as defined in Section 2.14(d). “Threshold Amount” means twenty million Dollars ($20,000,000). “Total PDP PV-10” means, as of any date of determination, the net present value, discounted at ten percent (10%) per annum, of the future net cash flow expected to accrue to the Note Parties’ collective interest in their Oil and Gas Properties constituting Proved Developed Producing Reserves during the

33 remaining expected economic lives of such Oil and Gas Properties, with such calculation to be made in accordance with Section 1.05. “Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions, this Agreement, the RBL Amendment and the other Note Documents and the transactions contemplated hereby and thereby. “Transactions” means the transactions contemplated by the Note Documents to occur on or prior to the Closing Date, including (a) the execution, delivery and performance by the Note Parties of the Note Documents to which they are a party, (b) the issuance of the Notes hereunder, (c) the payment of the Transaction Expenses and (d) the consummation of the RBL Amendment. “Transferred Guarantor” as defined in Section 10.09(a). “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each plan year, without regard to the averaging which may be allowed under Section 430(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code. “United States Person” has the meaning given to the term “United States person” in Section 7701(a)(30) of the Code. “Unrecognized Global Note Beneficial Interest Holders” has the meaning set forth in Appendix A. “Unrestricted Cash” means cash or Cash Equivalents of the Issuer or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Subsidiaries; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Subsidiaries solely because such cash or Cash Equivalents are subject to a Lien or Control Agreement in favor of the RBL Agent shall constitute Unrestricted Cash hereunder. “Unrestricted Subsidiaries” means any Subsidiary of the Issuer designated as such on Schedule 4.13 as of the Closing Date. “USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time. “U.S. Tax Compliance Certificate” as defined in Section 2.13(e)(ii)(C).

34 “Validly Transferred” means, with respect to any assignment of any Definitive Notes or of a beneficial interest in any Global Notes, as applicable, and all or any portion of the rights and obligations of a Holder under this Agreement in connection therewith, the execution of an Assignment Agreement in respect thereof and the recordation of such assignment in the Note Register with respect to Definitive Notes and in the Recognized Global Note Beneficial Interest Register with respect to the beneficial interests in the Global Note, and the time when ‘Validly Transferred’ shall occur is the first date when such execution and such recordation shall have both occurred with respect to such assignment. “Withholding Agent” means any Note Party or the Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.03 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Holders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Initial Financial Statements except for changes in which the Issuer’s independent certified public accountants concur and which are disclosed to the Agent on the next date on which financial statements are required to be delivered to the Agent pursuant to Section 6.01(a); provided that, unless the Requisite Holders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything to the contrary contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Note Party or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (b) for purposes of covenant compliance, all leases by the Issuer and its Subsidiaries shall continue to be accounted for as operating leases or capital leases in accordance with generally accepted accounting principles as in effect on January 1, 2018, without regard to the effectiveness of ASC Topic 842 (it being understood, for the avoidance of doubt, that no obligation in respect of an operating lease shall constitute a Capitalized Lease Obligation or otherwise constitute Debt). In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Issuer and the Holders agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Issuer’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Issuer, the Agent (at the direction of the Requisite Holders) and the Requisite Holders, all financial covenants, standards and terms

35 in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. Section 1.04 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. References to a “Person” herein shall include any successors and permitted assigns of such Person. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use of the words “repay”, “redeem” and “prepay” and the words “repayment”, “redemption” and “prepayment” herein shall each have identical meanings hereunder. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein (it is understood that the phrase “any functionally equivalent term”, when used with respect to another term, means a term with substantially the same meaning as such other term)); provided that, subject to the restrictions on amendments of the RBL Credit Agreement set forth herein, with respect to terms used herein that have the meanings ascribed to them in the RBL Credit Agreement or any functionally equivalent term, such terms shall have the meaning ascribed to them on the date hereof if any such amendment, supplement or modification to the meaning of such terms in the RBL Credit Agreement would be adverse to the interests of the Agent or the Holders. If, at any time, the RBL Credit Agreement is no longer in existence, (a) any determination by the RBL Agent or any RBL Lender provided for, referenced or otherwise utilized herein shall be made by the Requisite Holders and (b) at the request of the Issuer or the Requisite Holders, the Issuer and the Requisite Holders shall negotiate an amendment to this Agreement and the other Note Documents in good faith as necessary to ensure the agreements set forth in the Note Documents continue to function in a manner consistent with the manner in which they functioned immediately prior to the RBL Credit Agreement no longer being in existence, subject to the principal set forth in clause (a). The use herein of the phrase “to the knowledge of” with respect to a Note Party shall be a reference to the knowledge of the Responsible Officers of the applicable Note Party. Unless otherwise specified, whenever any obligation required hereunder shall be stated to be due or performed on a day that is not a Business Day, such obligation shall be required on the immediately succeeding Business Day and such extension of time shall be included in the satisfaction of the obligation required hereunder. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. No provision of this Agreement or any other Note Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. The words “borrowed money” shall include Debt of the type described in clause (a) of the definition thereof. The words “execution,” “signed,” “signature,” and words of like import in any Note Document or any amendment or other modification thereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to reasonable procedures approved by the Agent. The Note Parties agree to assume all risks arising

36 out of the use of using digital signatures and electronic methods to submit communications to the Agent, including without limitation the risk of the Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any reference in the Note Documents to the Agent exercising discretion or an option shall refer to the Agent exercising such discretion or option at the direction of the Requisite Holders. The Agent shall not have any obligation to act in the absence of such direction or determination. Whenever used in relation to a Hedging Transaction, the word “monetize” shall be deemed to include transfers (by assignment or novation) of such Hedging Transaction. Section 1.05 Calculations of Total PDP PV-10. Each calculation of Total PDP PV-10 shall be made in accordance with SEC and SPE guidelines; provided that notwithstanding anything to the contrary contained herein: (a) for all calculations of Total PDP PV-10 hereunder: (i) appropriate deductions shall be made for severance and ad valorem taxes, obligations and anticipated payments in respect of minimum volume commitments, capital expenditures and for operating, gathering, transportation and marketing costs required for the development, operation, production and sale of the Note Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves (including, for avoidance of doubt, any contractually specified cost increases or escalators), and plugging and abandonment (and other asset retirement obligations) or any other expenses in respect of such Oil and Gas Properties (including expenses incurred after the end of the expected economic lives of such Oil and Gas Properties or contractually required increases in or escalators for expenses) in respect of such Oil and Gas Properties, (ii) without prejudice to Section 6.13(c)(ii), appropriate deductions shall be made for the benefits associated with Proved Developed Producing Reserves constituting Oil and Gas Properties of the Note Parties for which reasonably satisfactory title information as determined by the Requisite Holders has not been provided to the Requisite Holders on at least eighty-five percent (85%) of the cash flows attributable to such Proved Developed Producing Reserves; (iii) the pricing assumptions used in determining Total PDP PV-10 for any Oil and Gas Properties shall be based upon the Strip Price, to reflect the Note Parties’ commodity swap, collar, put and basis agreements with Approved Counterparties then in effect so that the expected cash flows with respect to such agreements are included in the determination of Total PDP PV-10 without duplication with the cash flows from the production subject to such agreements (it being understood that (i) deferred premiums in respect of such agreements shall be deducted from such expected cash flows and (ii) the adjustments for such agreements will be separately identified and reported on in form and detail reasonably satisfactory to the Holders), and (iv) the cash flows derived from the pricing assumptions set forth in Section 1.05(a)(iii) shall be further adjusted for basis, quality and gravity differentials based on historical differentials and go-forward expectations. (b) any such calculation, other than any calculation made as of June 30 or December 31 of any year, shall be calculated giving pro forma effect to (i) the roll-off of production since the date of the most recently delivered Reserve Report, (ii) any change in the category of any Oil and Gas Property to another category of Oil and Gas Property (e.g., any Proved Undeveloped Reserves becoming Proved Developed Producing Reserves), and (iii) any disposition or acquisition of Oil and Gas Properties

37 constituting Proved Developed Producing Reserves, in each case, occurring or consummated by the Note Parties following the “as of” date of the Reserve Report most recently delivered hereunder (provided that, in the case of Section 1.05(a)(iii) and Section 1.05(a)(iv), the Lead Holder shall have received, and such update shall be based on, reserve engineering projections, reasonably satisfactory to the Lead Holder, evaluating the Proved Developed Producing Reserves attributable to the Oil and Gas Properties subject thereto (“Specified Reserve Updates”)) but prior to the date on which the Asset Coverage Ratio is being calculated; (c) notwithstanding anything to the contrary contained herein, (i) any calculation of Total PDP PV-10 on any date (other than any June 30 or December 31) shall be made using (x) the information set forth in the Reserve Report most recently delivered by the Issuer pursuant to Section 6.01(o) (as supplemented by any Specified Reserve Updates) rolled-forward to the date of determination and (y) a Strip Price determined using the Strip Price for the date that is five (5) Business Days prior to such date of determination and (ii) any calculation of Total PDP PV-10 on June 30 or December 31 of any year shall be made using (x) the information set forth in the Reserve Report with an “as of” date that is the same as (or one day later than) such date and shall be based on reserve categories of the Oil and Gas Properties on (or one day later than) such date, and (y) a Strip Price determined as of the date that is forty (40) days after the end of the Fiscal Quarter to which the applicable corresponding certificate delivered pursuant to Section 6.01(c) pertains; and (d) within ten (10) Business Days of receiving an Asset Coverage Ratio certificate provided pursuant to Section 6.01(c) or Section 6.01(u), the Lead Holder may, in its sole discretion, (i) request additional information with respect to such Asset Coverage Ratio certificate and its related Reserve Report and/or (ii) deliver written notice to the Issuer that the Lead Holder does not agree with the information set forth in such Reserve Report and/or the Issuer’s calculation of the Asset Coverage Ratio (including any component thereof). Upon delivery of such written notice by the Lead Holder, the Issuer and the Lead Holder shall promptly engage in good faith discussions to come to an agreement with respect to such Reserve Report and/or such calculation of the Asset Coverage Ratio (including any component thereof). If the Issuer and the Lead Holder have not resolved any such disagreements within five (5) Business Days (or such longer period as is mutually agreeable to the Issuer and the Lead Holder), the Issuer and the Lead Holder shall refer such matters to the Independent Engineer that most recently prepared a Reserve Report to make a determination (which shall be binding, absent manifest error) of fact as to such matters and as to the Total PDP PV-10 that will be used in the calculation of the Asset Coverage Ratio. The Issuer and the Lead Holder will endeavor that such determination be provided as soon as possible (and agree to promptly provide such information as may be requested by such Independent Engineer in connection with such determination), and in any event within thirty (30) days of submission of such request to such Independent Engineer (or such later date as is mutually agreeable to the Issuer and the Lead Holder). During any such period of determination by the applicable Independent Engineer, (x) there shall be no Default or Event of Default arising from any non-compliance with the Financial Covenant in Section 7A.01(a)(ii) for the applicable test date and (y) no event or transaction that requires the calculation of, and compliance with, an Asset Coverage Ratio calculated on a pro forma basis in accordance with Section 1.05 or otherwise shall be entered into or consummated by the Issuer and its Subsidiaries. For the avoidance of doubt, if the final determination by such Independent Engineer results in a finding of Total PDP PV-10 that, when used in the calculation of the Asset Coverage Ratio, would cause the Issuer to fail to be in compliance with the Financial Covenant in Section 7A.01(a)(ii), the Issuer may cure such failure in accordance with Section 7A.01(b).

38 ARTICLE II PURCHASE AND SALE OF NOTES Section 2.01 Note Purchase. Subject to the terms and conditions hereof, on the Closing Date, the Issuer shall issue to each Physical Note Holder, and each Purchaser shall purchase from the Issuer (so long as all conditions precedent required hereby shall have then been satisfied or waived), a Note in an aggregate principal amount equal to such Purchaser’s Pro Rata Share of three hundred fifty million Dollars ($350,000,000), to be purchased by each Purchaser and allocated to such Physical Note Holder as specified in the applicable Authentication Order net of original issue discount in an amount equal to four percent (4.00%) of the amount of such Purchaser’s Commitments. Such discount shall be treated as original issue discount under Section 1273 of the Code for U.S. federal income tax purposes unless otherwise required by applicable law. Section 2.02 The Notes. (a) The obligation of the Issuer to repay to each Physical Note Holder the aggregate amount of all Notes held by such Physical Note Holder, together with interest accruing in connection therewith, shall be evidenced by the Notes made by the Issuer payable to such Physical Note Holder or its registered assigns with appropriate insertions. Interest on each Note shall accrue and be due and payable as provided herein or in the applicable Note. Each Note shall be due and payable as provided herein and shall be due and payable in full on the Maturity Date. The Issuer may not issue, repay, and reissue hereunder or under the Notes. (b) Provisions relating to the Initial Notes, Incremental Notes and any other Notes issued under this Agreement are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Agreement. The Notes and the Agent’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Agreement. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The Global Notes shall be issued through the facilities of the Depositary (as defined herein) in accordance with the Applicable Procedures, be registered in the name of Cede & Co. as the nominee of DTC, deposited with the Agent, as custodian for DTC or its nominee, duly executed by the Issuer and countersigned by the Agent as hereinafter provided. (c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement, and the Issuer, the Guarantors and the Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling. Section 2.03 Requests for Notes. The Issuer must give to the Agent and each Purchaser irrevocable written or electronic notice of any requested Note Purchase of Notes to be issued to, and purchased by, the Purchasers. Each such notice constitutes a “Note Purchase Notice” hereunder and must: (a) specify the aggregate amount of such Note Purchase and the Closing Date or the Funding Date, as applicable; (b) specify whether such Note Purchase Notice is in respect of Initial Notes or Incremental Notes; and

39 (c) be received by the Agent and the Purchasers no later than 12:00 p.m., New York, New York time, at least six (6) Business Days prior to the date on which any such Notes are to be purchased (or such shorter time as the Lead Holder may agree in its sole discretion and notified to the Agent). Each such written request must be made in the form and substance of the Note Purchase Notice, duly completed. If all conditions precedent to achieve the Closing Date in respect of such Notes have been satisfied, or waived by the Purchasers, each Purchaser will on the date requested promptly remit to the Agent, at the Agent’s Account (or as otherwise specified in the applicable Note Purchase Notice), the amount of such Purchaser’s new Note in immediately available funds, and upon receipt of all such funds, the Agent shall promptly make such funds available to the Issuer and the Issuer will deliver the Notes to the Custodian in accordance with Section 2.05(k). The failure of any Purchaser to purchase any Note hereunder shall not relieve any other Purchaser of its obligation hereunder, if any, to purchase its Note, but no Purchaser shall be responsible for the failure of any other Purchaser to purchase any Note hereunder. Section 2.04 Use of Proceeds. (a) The proceeds of the Initial Notes shall be used solely (i) to prepay all or a portion of the RBL Loans, (ii) to fund the acquisition, drilling and development of the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries and the other Note Parties and to pay transaction expenses related to such acquisition, drilling and development and (iii) to pay transaction expenses. (b) The proceeds of any Incremental Notes shall be used solely (i) to fund the acquisition, drilling and development of the Oil and Gas Properties by the Issuer and its Restricted Subsidiaries and any transaction expenses related thereto and (ii) to pay transaction expenses incurred in connection with the issuance of such Incremental Notes. Section 2.05 Registrar; Holders’ Books and Records; Notes; Maintenance of Office Paying Agent to Hold Money in Trust; Custodian for Definitive Notes. (a) The Registrar shall keep a register of the Notes (including the principal amount and stated interest of the Notes) and of their assignment and exchange (the “Note Register”). For the avoidance of doubt, the Note Register shall only reflect the Depositary (or its nominee) as the sole registered Physical Note Holder of Global Notes. The Note Register shall be made available to the Issuer, Lead Holder and any Recognized Holder upon reasonable request. The Note Register shall not include, and the Registrar shall have no duty to monitor or confirm, the recordations made in the Global Note Beneficial Interest Register, which shall be exclusively maintained by the Issuer, the Lead Holder or Holder Verification Agent (as applicable) pursuant to the terms of this Agreement. (b) If the initial Registrar or Paying Agent is removed or replaced, the Issuer shall enter into an appropriate agency agreement with any subsequent Registrar or Paying Agent not a party to this Agreement. The agreement shall implement the provisions of this Agreement that relate to such agent. The Issuer shall notify the Agent and Lead Holder of the name and address of each such agent and provide them with a copy of such agreement. (c) The Issuer initially appoints the Agent as Registrar and as Paying Agent for the Notes at its corporate trust office, which, on the date hereof, is located at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103 (Attn: Laurel Casasanta, email: laurel.casasanta@usbank.com, phone: 860- 241-6822). Subject to the appointment and acceptance of a successor Registrar and/or Paying Agent as provided in this Section 2.05, the Registrar and the Paying Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Requisite Holders (by posting to the Approved Electronic Platform) and the Issuer. The Registrar or the Paying Agent may be removed as the Registrar or the Paying

40 Agent, as applicable, at the written request of the Requisite Holders. Upon any such notice of resignation or removal, the Requisite Holders shall have the right (subject to the Issuer’s written consent (such consent not to be unreasonably withheld, delayed or conditioned), unless an Event of Default shall have occurred and is continuing), to appoint a successor Registrar or Paying Agent, as applicable. If no successor shall have been so appointed by the Requisite Holders and shall have accepted such appointment within thirty (30) days after the retiring Registrar or Paying Agent, as applicable, gives notice of its resignation, then the retiring Registrar’s or Paying Agent’s resignation shall nevertheless thereupon become effective and the Requisite Holders shall perform all of the duties of the Registrar or the Paying Agent, as applicable hereunder until such time, if any, as the Requisite Holders appoint a successor Registrar or Paying Agent as provided for above. Upon the acceptance of any appointment as Registrar or Paying Agent hereunder by a successor Registrar or Paying Agent and the payment of the outstanding fees and expenses of the resigning or removed Registrar or Paying Agent, at the Issuer’s expense, that successor Registrar or Paying Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Registrar or Paying Agent and the retiring or removed Registrar or Paying Agent shall promptly transfer to such successor Registrar or Paying Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Registrar or Paying Agent, as applicable, under the Note Documents. After any retiring Registrar’s or Paying Agent’s resignation or the Registrar’s or Paying Agent’s removal hereunder, the provisions of Article IX and Section 11.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Registrar or Paying Agent, as applicable, hereunder. Any organization or other entity into which the Registrar or Paying Agent may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Registrar or Paying Agent shall be a party, or any organization or other entity succeeding to all or substantially all of the corporate trust business of the Registrar or Paying Agent, shall be the successor to the Registrar or Paying Agent, as applicable, hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. (d) By no later than 10:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall (i) require each Paying Agent (other than the Agent) to agree in writing that such Paying Agent shall hold in trust for the benefit of Physical Note Holders or the Agent all money held by such Paying Agent for the payment of principal, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), (ii) notify the Agent in writing of any Default by the Issuer in making any such payment and (iii) during the continuance of any Default or Event of Default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Agent (acting at the direction of the Requisite Holders), forthwith deliver to the Agent all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Agent) to pay all money held by it to the Agent and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.05, the Paying Agent (if other than the Issuer or a subsidiary of the Issuer) shall have no further liability for the money delivered to the Agent. Upon any Payment or Bankruptcy Event of Default, the Agent shall serve as Paying Agent for the Notes. (e) The entries in the Note Register shall be conclusive evidence of the amounts due and owing to each Physical Note Holder in the absence of manifest error. The Issuer, Agent and each Physical Note Holder shall treat each person whose name is recorded in the Note Register pursuant to the terms hereof as a Physical Note Holder for all purposes, who, in the case of Global Notes, shall be DTC or its nominee. To the extent the Agent fails to perform any duties delegated to it under this Agreement, the

41 Issuer or, to the extent the Issuer is not able to perform such duties, an agent of the Issuer, shall be responsible for the performance of such duties. (f) [Reserved]. (g) Notes may be exchanged at the option of any Physical Note Holder thereof for Notes of a like aggregate principal amount but in different denominations. Whenever any Notes are so surrendered for exchange, the Issuer at its expense, will (upon written request by the Physical Note Holder) execute and deliver the Notes that the Physical Note Holder making the exchange is entitled to receive. (h) All Notes issued upon any registration of transfer or exchange of such Notes will be the legal and valid obligations of the Issuer evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. (i) Every Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Physical Note Holder thereof or its attorney duly authorized in writing. (j) The Person in whose name any Note shall be registered shall be deemed and treated as the owner and Physical Note Holder thereof for all purposes of this Agreement and the Issuer shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 2.05; provided that beneficial ownership interests in a Global Note shall be given effect in determining certain specified percentages where and as indicated in this Agreement. (k) Each Definitive Note Holder, by acceptance of its Definitive Notes, hereby appoints U.S. Bank Trust Company, National Association to act initially as the Custodian for such Definitive Notes, and to act on behalf of such Definitive Note Holder. The Custodian’s sole responsibility in respect of Definitive Notes is to hold in safe-keeping the Definitive Notes (the “Custodied Notes”) on behalf of the Definitive Note Holders. The Custodian shall transfer any Custodied Notes and surrender any Custodied Notes only in accordance with the written direction of the Holder or Holders of such Custodied Notes in whose name such Notes are registered; provided that the Custodian is hereby directed by each Holder of a Custodied Note to surrender such Custodied Note called for redemption pursuant to Section 2.9 of Appendix A and to surrender such Custodied Note to the Issuer, in each case, upon Payment in Full. The Custodian’s duty with respect to a Custodied Note in its physical possession shall be limited to the exercise of reasonable care by the Custodian with respect to such Custodied Note in its physical possession. For the avoidance of doubt, notwithstanding that the Custodian may have physical possession of any Note with respect to which it is acting in its capacity as Custodian, such Note shall nonetheless be the property solely of the Holder of such Note. The Custodian hereby agrees to act in its capacity with respect to the Notes, and hereby agrees to take and hold in accordance with the Notes of each applicable Holder. At any time after the date of this Agreement, if any Definitive Note Holder shall inform the Custodian in writing (including by e-mail) that such Definitive Note Holder no longer wishes the Custodian to act in its capacity as such with respect to any Definitive Notes of such Definitive Note Holder, such Definitive Note shall be exchanged for a Global Note (or beneficial interest therein) in accordance with Appendix A. Any future Definitive Note Holder agrees that the Custodian shall act in its capacity as such with respect thereto, and shall take and hold in accordance with this Section 2.05(k), the Definitive Notes of such Definitive Note Holder.

42 Section 2.06 Interest; Fees. (a) Interest. Each Note shall at all times bear interest at the Applicable Rate (as such rate may be increased pursuant to Section 2.06(c)) (“Interest”). (b) Interest Payment Dates. Interest on each Note shall be due and payable in cash in immediately available funds on each Interest Payment Date to the Physical Note Holders of record in the Note Register on the Record Date immediately preceding such Interest Payment Date. All interest payable hereunder shall be computed on the basis of twelve (12) thirty (30) day months in a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of three hundred sixty five (365) days (or three hundred sixty six (366) days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) Default Interest. Notwithstanding the foregoing, (1) automatically upon the occurrence and during the continuance of a Payment or Bankruptcy Event of Default or (2) if the Requisite Holders so elect by written notice to the Issuer (such election, a “Default Rate Election”) during the continuance of any other Event of Default, the principal amount of all Notes outstanding and, to the extent permitted by applicable law, any due and unpaid interest payments on the Notes or any due and unpaid fees or other due and unpaid amounts, in each case, owed hereunder (other than default interest occurring under this Section 2.06(c)), shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws, whether or not allowed in such a proceeding) payable in cash on demand at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes to the date of payment to the Agent. Payment or acceptance of the increased rates of interest provided for in this Section 2.06(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Holder. For the avoidance of doubt, regardless of when notice of a Default Rate Election is provided, any Default Rate Election shall be given effect as of the date the applicable Event of Default first occurred (unless a later date is elected by the Requisite Holders), including with respect to any payments made following such occurrence but prior to provision of such notice; provided that (i) in the event of the occurrence of an event causing the payment of a Make-Whole Amount or Redemption Fee, as applicable, immediately prior thereto, the Default Rate Election will be deemed to be made automatically and (ii) for avoidance of doubt, any payment obligations in respect of default interest of the Note Parties with respect to a Default Rate Election shall not arise until the Issuer’s receipt or deemed delivery of such Default Rate Election. (d) Fees. The Issuer will pay to each of the Agent and EOC, for their own respective accounts, the fees as set forth in the Agent Fee Letter and the Fee Letter, respectively. All payments pursuant to the Fee Letter shall be made directly to EOC. (e) Calculations. The Agent shall promptly (but in any event no later than three (3) Business Days prior to any Interest Payment Date or the date of any other amount payable under this Section 2.06) notify the Issuer and Lead Holder of the effective date and the amount of each Interest, fee or other payment under this Section 2.06. Each determination of an interest rate, interest payment amount or fee payment amount by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Issuer and the Holders in the absence of manifest error. Section 2.07 Repayment of Notes On each Interest Payment Date commencing September 30, 2026, in addition to Interest and all other amounts then required to be paid hereunder, the Issuer shall redeem the Notes in an aggregate principal amount equal to the Scheduled Mandatory Redemption in cash in immediately available funds to the Agent for the account of the Physical Note Holders of record in the

43 Note Register on such Interest Payment Date (it being understood, for avoidance of doubt, failure by the Issuer to pay Scheduled Mandatory Redemption when due shall not be a Default or Event of Default) (each such redemption, a “Quarterly Redemption”). On the Maturity Date, in addition to Interest and all other amounts required to be paid hereunder, including pursuant to Section 2.06, Section 2.10(g) and Section 8.03, the Issuer shall redeem all principal redeemable under the Notes remaining outstanding in cash in immediately available funds to the Agent for the account of the Physical Note Holders of record in the Note Register on the Maturity Date. All Quarterly Redemptions shall be made pursuant to the procedures described in Section 2.9 of Appendix A, and no redemptions of the Notes pursuant to Section 2.08 or Section 2.09 shall reduce the amount of any Scheduled Mandatory Redemption. Section 2.08 Voluntary Redemptions. The Issuer may redeem the Notes on any Business Day in whole or in part (together with Interest and all other amounts then due pursuant to Section 2.06 and Section 2.10(g)) in accordance with the procedures in Section 2.9 of Appendix A. Section 2.09 Mandatory Redemption. (a) Equity Cure Proceeds. Subject to Section 2.09(h), within five (5) Business Days after receipt by the Issuer of any Specified Equity Contribution, the Issuer shall redeem an aggregate principal amount of Notes equal to the lesser of (i) one hundred percent (100%) of the proceeds of such Specified Equity Contribution and (ii) the amount required to result in Payment in Full in accordance with the procedures set forth in Section 2.9 of Appendix A. (b) Casualty Events. Subject to Section 2.09(h), within five (5) Business Days after the date of receipt by the Issuer or any of its Restricted Subsidiaries of any Net Casualty Event Proceeds in excess of (x) two million Dollars ($2,000,000) for any individual Casualty Event or (y) ten million Dollars ($10,000,000) in the aggregate over the term of this Agreement, the Issuer shall redeem an aggregate principal amount of Notes equal to the lesser of (i) one hundred percent (100%) of such Net Casualty Event Proceeds in excess of such applicable threshold and (ii) the amount required to result in Payment in Full in accordance with the procedures set forth in Section 2.9 of Appendix A; provided that, so long as (i) no Default or Event of Default has occurred and is continuing on (A) the date of receipt of such Net Casualty Event Proceeds and (B) the date of application of such Net Casualty Event Proceeds and (ii)(A) calculated on a pro forma basis (including after giving effect to the applicable Casualty Event and/or any Restoration using, or reinvestment of, such Net Casualty Event Proceeds), the Issuer shall be in compliance with Section 7A.01(a)(i) on such date of application of such Net Casualty Event Proceeds as of the last day of the most recently ended Rolling Period for which Financial Statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on such date of application and (y) EBITDAX for such Rolling Period) and (B) calculated on a pro forma basis in accordance with Section 1.05 (including after giving effect to the applicable Casualty Event and/or any Restoration using, or reinvestment of, such Net Casualty Event Proceeds), the Issuer shall be in compliance with Section 7A.01(a)(ii) on such date of application (using (x) Total PDP PV-10 on such date of application and (y) Consolidated Total Debt outstanding on such date of application), the Issuer, or any of its Subsidiaries may use such Net Casualty Event Proceeds in excess of such applicable threshold to reinvest such Net Casualty Event Proceeds in Oil and Gas Properties or other assets that are useful in the businesses of the Note Parties; provided that, promptly following any determination by the Issuer of an election to apply Net Casualty Event Proceeds pursuant to this Section 2.09(b), the Issuer shall, within five (5) Business Days after the receipt of such Net Casualty Event Proceeds, deliver to the Agent a certificate of a Responsible Officer of the Issuer certifying (as of the date of such certificate) that (x) the conditions set forth in Section 2.09(b)(i) and Section 2.09(b)(ii) are satisfied and (y) that the Issuer intends to reinvest such Net Casualty Event Proceeds in accordance with the terms of this Section 2.09(b); provided, further, that, if any such Net Casualty Event Proceeds in excess of such applicable threshold are not reinvested within three hundred sixty five (365) days of their receipt, the Issuer shall be required to apply such

44 remaining Net Casualty Event Proceeds in excess of such applicable threshold to redeem the Notes, subject to Section 2.09(h). Notwithstanding anything to the contrary herein, if the assets subject to a Casualty Event consist, in whole or in part, of Oil and Gas Properties, reinvestment of applicable proceeds pursuant to this Section 2.09(b) shall only be permitted if made in other Oil and Gas Properties of equal or greater category (e.g., Proved Developed Producing Reserves for Proved Developed Producing Reserves or Proved Undeveloped Reserves for Proved Developed Producing Reserves). (c) Issuance of Debt. Subject to Section 2.09(h), within five (5) Business Days of receipt by any Note Party or any of it Restricted Subsidiaries of any Net Debt Proceeds from the incurrence of any Debt (other than Debt that is permitted hereunder) by such Person, the Issuer shall redeem an aggregate principal amount of Notes equal to the lesser of (i) one hundred percent (100%) of the Net Debt Proceeds in respect of the incurrence of such Debt and (ii) the amount required to result in Payment in Full in accordance with the procedures set forth in Section 2.9 of Appendix A. (d) Hedging Receipts. Subject to Section 2.09(h), within five (5) Business Days after the date of receipt by any Note Party or any of its Subsidiaries of any Net Hedge Unwind Proceeds from the unwind, cancellation, termination or other monetization of any Qualifying Hedges that is not permitted hereunder, the Issuer shall redeem an aggregate principal amount of Notes equal to the lesser of (i) one hundred percent (100%) of the Net Hedge Unwind Proceeds received in respect of such unwind, cancellation, termination or other monetization of such Qualifying Hedges and (ii) the amount required to result in Payment in Full in accordance with the procedures set forth in Section 2.9 of Appendix A. (e) Dispositions. Other than with respect to (i) Net Disposition Proceeds attributable to a Disposition permitted by Section 7.08 (other than Dispositions pursuant to Section 7.08(k), Section 7.08(m) and Section 7.08(o)) and (ii) Net Disposition Proceeds to the extent that they are expressly covered by Section 2.09(b) or Section 2.09(d), and subject, in each case, to Section 2.09(h), within five (5) Business Days after the date of receipt by the Issuer or any of its Subsidiaries of any Net Disposition Proceeds in excess of (x) five million Dollars ($5,000,000) for any individual Disposition or series of related Dispositions or (y) twenty-five million Dollars ($25,000,000) in the aggregate over the term of this Agreement, the Issuer shall redeem an aggregate principal amount of Notes equal to the lesser of (i) one hundred percent (100%) of such Net Disposition Proceeds in excess of such applicable threshold and (ii) the amount required to result in Payment in Full in accordance with the procedures set forth in Section 2.9 of Appendix A; provided that, so long as (i) no Default or Event of Default has occurred and is continuing on (A) the date of receipt of such Net Disposition Proceeds and (B) the date of application of such Net Disposition Proceeds and (ii)(A) calculated on a pro forma basis (including after giving effect to the applicable Disposition and/or any reinvestment of such Net Disposition Proceeds), the Issuer shall be in compliance with Section 7A.01(a)(i) on the date of application of such Net Disposition Proceeds as of the last day of the most recently ended Rolling Period for which Financial Statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on such date of application and (y) EBITDAX for such Rolling Period) and (B) calculated on a pro forma basis in accordance with Section 1.05 (including after giving effect to the applicable Disposition and/or reinvestment of such Net Disposition Proceeds), the Issuer shall be in compliance with Section 7A.01(a)(ii) on such date of application (using (x) Total PDP PV-10 on such date of application and (y) Consolidated Total Debt outstanding on such date of application), the Issuer, or any of its Subsidiaries may reinvest such Net Disposition Proceeds in excess of such applicable threshold in Oil and Gas Properties or other assets that are useful in the businesses of the Note Parties; provided that, promptly following any determination by the Issuer of an election to invest Net Disposition Proceeds pursuant to this Section 2.09(e), the Issuer shall, within five (5) Business Days after the receipt of such Net Disposition Proceeds, deliver to the Agent a certificate of a Responsible Officer of the Issuer certifying (as of the date of such certificate) that (x) the conditions set forth in Section 2.09(e)(i) and Section 2.09(e)(ii) are satisfied and (y) the Issuer intends to reinvest such Net Disposition Proceeds; provided, further, that if any such Net Disposition Proceeds in

45 excess of such applicable threshold are not reinvested within three hundred sixty five (365) days of their receipt, the Issuer shall be required to apply such remaining Net Disposition Proceeds in excess of such applicable threshold to redeem the Notes, subject to Section 2.09(h). Notwithstanding anything to the contrary herein, to the extent that Net Disposition Proceeds relate to Oil and Gas Properties, reinvestment of such proceeds pursuant to this Section 2.09(e) shall only be permitted if made in other Oil and Gas Properties of equal or greater category (e.g., Proved Developed Producing Reserves for Proved Developed Producing Reserves or Proved Undeveloped Reserves for Proved Developed Producing Reserves). (f) Mandatory Redemption Notice. The Agent, the Dissemination Agent and the Holders shall be provided notice of any redemption pursuant to this Section 2.09 in accordance with the provisions of Section 2.9 of Appendix A. (g) [Reserved.] (h) Inability to Make Payment Due to RBL Restriction Existing on Closing Date. To the extent that the making of any redemption required pursuant to Section 2.09(a), Section 2.09(b), Section 2.09(c), Section 2.09(d) or Section 2.09(e) is prohibited by Section 8.4(b) of the RBL Credit Agreement as in effect on the Closing Date, the Issuer shall, in lieu of redeeming the Notes, satisfy the requirements of Section 2.09(a), Section 2.09(b), Section 2.09(c), Section 2.09(d) or Section 2.09(e), as applicable, by: on or prior to the date when the redemption of the Notes would be required hereunder, (i) using the portion (rounded upwards to the extent necessary for compliance with the minimum optional prepayment limitations set forth in Section 2.7 of the RBL Credit Agreement as in the effect on the Closing Date) of the applicable proceeds that are the subject of Section 2.09(a), Section 2.09(b), Section 2.09(c), Section 2.09(d) or Section 2.09(e), as the case may be, and prohibited from being used to redeem the Notes (any such applicable proceeds, the “Blocked Redemption Amount”), to prepay the RBL Loans, if any (provided that, if any such proceeds remain after the RBL Loans, if any, are fully prepaid, the Issuer shall apply such remaining proceeds to cash collateralize or otherwise backstop the RBL LC Exposure, if any, with such remaining proceeds to the extent required by, and in accordance with, Section 2.5(a) of the RBL Credit Agreement as in effect on the Closing Date), (ii) reducing the Aggregate Elected Commitment Amounts under the RBL Credit Agreement by an amount at least equal to the amount of the Blocked Redemption Amount (it being understood and agreed that such reduction shall be without duplication of the amount of any reduction in the Aggregate Elected Commitment Amounts occurring in connection with the transaction giving rise to such prepayment requirement) and (iii) providing a certificate from a Responsible Officer of the Issuer to the Agent and the Dissemination Agent (for posting on the Approved Electronic Platform) certifying the amount of the Blocked Redemption Amount and that the requirements of this Section 2.09(h) have been or will (as and when required by the terms hereof) be satisfied. (i) Application of Payments, Etc. Mandatory redemptions of the Notes made pursuant to this Section 2.09 shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07 in inverse order of maturity. Notwithstanding anything in this Section 2.09 to the contrary, any amounts payable by the Issuer pursuant to Section 2.09(a), Section 2.09(b), Section 2.09(c), Section 2.09(d), or Section 2.09(e) shall be reduced by any amounts payable by the Issuer pursuant to Section 2.10(b) and Section 2.10(g) in connection with any such redemption. Notwithstanding anything to the contrary, no provisions in the Note Documents shall be interpreted to expressly or impliedly subordinate any payment obligations owing by the Note Parties to the Agent, the Holders or other Person under the Note Documents as there is no intention to subordinate any such payment obligations and in no event shall the terms of this Section 2.09 restrict or limit the rights of the Agent to exercise any rights or remedy provided for under, or contemplated by, the Note Documents in connection with an Event of Default, including, for avoidance of doubt, in connection with the incurrence of Debt not permitted hereunder or the unwinding, cancellation, termination or other monetization of Qualifying Hedges not permitted hereunder.

46 Section 2.10 General Provisions Regarding Payments. (a) By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Agent or the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest to the Persons who are registered Physical Note Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depositary. (b) All redemptions and repurchases in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repurchased or redeemed. (c) [Reserved.] (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and no interest shall continue to accrue in respect of such delay. (e) [Reserved.] (f) If an Event of Default shall have occurred and be continuing, all payments or proceeds received by the Agent hereunder in respect of any of the Obligations shall be applied first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Agent in its capacity as such, second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Holders and the other Indemnitees listed under Section 11.03 under the Note Documents (which amounts shall be paid directly by the Issuer directly to the applicable Holders, Purchaser and Indemnitees and the Agent shall have no obligation to monitor or confirm the amount of such payments) third, pro rata to payment of accrued Interest (including interest at the Default Rate, if any) on the Notes, fourth, pro rata to pay the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g), if any, on the Notes (including, for the avoidance of doubt, any Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g) resulting from the redemption of principal under clause fifth below), fifth, pro rata to payment of principal (including any amount due under Section 8.03) outstanding on the Notes which have not yet been reimbursed by or on behalf of the Issuer at such time, sixth, pro rata to any other Obligations, and seventh, any excess, after all of the Obligations shall have been paid in full in cash, shall be paid to the Issuer or as otherwise required by any Governmental Requirement. (g) Make-Whole Amount; Redemption Fee. Upon any redemption or repurchase of the Notes (excluding any redemption or repurchase made pursuant to Section 2.09(a) or Section 2.09(b) and, for the avoidance of doubt, excluding any payment of Scheduled Mandatory Redemption), whether such redemption occurs at the Issuer’s option pursuant to Section 2.08, as a result of an acceleration of the Notes pursuant to Section 8.01 or otherwise, in addition to all other amounts then required to be paid hereunder, the Issuer shall make an additional payment to the Agent for the account of the Physical Note Holders of record in the Note Register on the date of such redemption or repurchase as follows: (i) if such

47 redemption or repurchase occurs on or prior to May 5, 2027 (the “Make-Whole Expiry Date”), such additional payment shall be in aggregate amount equal to the sum of (A) the Make-Whole Amount determined for the Settlement Date with respect to such principal amount plus (B) an amount equal to three percent (3.00%) of such principal amount; or (ii) if such redemption or repurchase occurs thereafter, such additional payment shall be in an amount equal to the Redemption Fee Percentage of such principal amount (the “Redemption Fee”). The Agent shall have no obligation to calculate or verify the calculations of the Make-Whole Amount or the Redemption Fee. (h) Issuance of Notes. With respect to any partial redemption or repurchase of Notes held as a Global Note, partial redemptions or repurchases will be processed through the Depositary, in accordance with Applicable Procedures. (i) Presentment Not Required. Presentment of the Notes by the Physical Note Holder is not a condition to receipt of payment on the Maturity Date or any earlier repayment or Redemption. Section 2.11 Ratable Sharing. The Holders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary redemption of Notes purchased and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under any Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Holder hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Holder) which is greater than the proportion received by any other Holder in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (a) notify the Agent and each other Holder of the receipt of such payment and (b) deliver such payment to the Agent to be applied in the priority set forth in Section 8.04 clauses first through sixth. The Issuer expressly consents to the foregoing arrangement and agrees (i) that any Holder of a Note so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Issuer to that Holder with respect thereto as fully as if that Holder were owed the amount of the Note held by that Holder and (ii) to the extent it may effectively do so under applicable law, that any Holder acquiring a participation pursuant to the foregoing arrangements may exercise against the Issuer rights of setoff and counterclaim with respect to such participation as fully as if such Holder were a direct creditor of the Issuer in the amount of such participation. The provisions of this Section 2.11 shall not be construed to apply to (A) any payment made by the Issuer pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Holder as consideration for the assignment of or sale of a participation in any of its Notes or Obligations to any assignee or participant, other than to the Issuer or any Subsidiary thereof (as to which the provisions of this Section 2.11 shall apply). The Purchasers agree that the Agents shall have no obligation to monitor or enforce the provisions of this Section 2.11. Section 2.12 Increased Costs. Subject to the provisions of Section 2.13 (which shall be controlling with respect to the matters covered thereby), in the event that any Recognized Holder or the Agent shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Governmental Requirement, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Recognized Holder or the Agent with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority: (a) subjects such Recognized Holder (or its Applicable Office) or the Agent to any additional Tax (other than any Indemnified Tax and any Excluded Tax) with respect to this Agreement or any of the other Note Documents or any of its obligations hereunder or thereunder or any payments to

48 such Recognized Holder (or its Applicable Office) or the Agent of principal, interest, fees or any other amount payable hereunder or its deposits, reserves or capital attributable thereto; (b) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Recognized Holder; or (c) imposes any other condition (other than with respect to a Tax matter) on or affecting such Recognized Holder (or its Applicable Office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Recognized Holder or the Agent of agreeing to purchase, purchasing or maintaining Notes hereunder or to reduce any amount received or receivable by such Recognized Holder (or its Applicable Office) or the Agent with respect thereto; then, in any such case, the Issuer shall promptly pay to such Recognized Holder or the Agent, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Recognized Holder shall reasonably determine) as may be necessary to compensate such Recognized Holder or the Agent for any such increased cost or reduction in amounts received or receivable hereunder. Such Recognized Holder or the Agent shall deliver to the Issuer (and in the case of such Recognized Holder, with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Recognized Holder or the Agent under this Section 2.12, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided that the Issuer shall not be required to compensate such Recognized Holder pursuant to this Section 2.12 for any increased costs or reductions incurred more than nine (9) months prior to the date that such Recognized Holder delivers written notice to the Issuer pursuant to this Section 2.12 setting forth such Recognized Holder’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.13 Taxes; Withholding, etc.Payments to Be Free and Clear. All sums payable by or on account of any Note Party hereunder and under the other Note Documents shall (except to the extent otherwise required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. (b) Withholding of Taxes. If any Withholding Agent is required by law (as determined in the good faith discretion of the applicable Withholding Agent) to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Note Documents: (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay (or cause to be paid) any such Tax to the relevant Governmental Authority and (ii) if such Tax is an Indemnified Tax, the sum payable by such Note Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding of Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 2.13), the Agent or the applicable Recognized Holder, as the case may be, and each of their Tax Related Persons, receives an amount equal to what it would have received had no such deduction or withholding of Indemnified Taxes been required; provided that, for the avoidance of doubt, no such additional amount shall be required to be paid to any Recognized Holder or the Agent (including any of their Tax Related Persons) under clause (ii) above for, and Indemnified Taxes shall not include, any of the following Taxes: (A) in the case of the Agent or any Recognized Holder (including any of their Tax Related Persons), any U.S. federal withholding Tax pursuant to a law in effect and applicable (x) as of the date on which the Agent or such Recognized Holder becomes a party to this Agreement or otherwise acquires an interest in a Note or any Note Document (except to the extent that such U.S. federal withholding Taxes were payable to such Recognized Holder’s assignor immediately before such Recognized Holder became a party to this Agreement), (y) in the case of a Tax Related Person, the later of the date the Agent or such Recognized Holder becomes a party hereto or the date on which such person becomes a Tax Related Person

49 (except to the extent that such U.S. federal withholding Taxes were payable to such Tax Related Person’s assignor immediately before such Tax Related Person became a Tax Related Person of such Recognized Holder), or (z) the date on which such Recognized Holder changes its Applicable Office (except to the extent that such U.S. federal withholding Taxes were payable to such Recognized Holder immediately before it changed its Applicable Office), (B) any Tax on the Overall Net Income of such Recognized Holder or the Agent (or any of their Tax Related Persons), (C) any withholding Taxes imposed under FATCA or (D) any Tax attributable to such Recognized Holder’s or the Agent’s failure to comply with Section 2.13(e) (all such amounts described in this proviso, “Excluded Taxes”). The Note Parties shall deliver to the Agent official receipts (or certified copies of the receipts) or other evidence of such payment reasonably satisfactory to the Lead Holder in respect of any Taxes payable hereunder within thirty (30) days after payment of such Taxes. (c) Other Taxes. In addition, and without duplication of any Taxes covered by Section 2.13(a), 2.13(b), or 2.13(d), the Note Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Note Parties shall deliver to the Agent official receipts (or certified copies of the receipts) or other evidence of such payment reasonably satisfactory to the Lead Holder in respect of any Taxes or Other Taxes payable hereunder as soon as practicable after payment of such Taxes or Other Taxes. (d) Indemnification by the Note Parties. Without duplication of any Taxes covered by Section 2.13(b) or 2.13(c), the Note Parties shall indemnify the Agent and each Recognized Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid or incurred by the Agent or such Recognized Holder or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Note Document or any payment or transaction contemplated hereby or thereby, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable expenses and costs arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Issuer by a Recognized Holder (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Recognized Holder, accompanied by a written statement thereof setting forth the basis and calculation of such amounts, shall be conclusive absent manifest error. (e) Administrative Requirements; Forms Provision. Any Recognized Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to the Issuer and the Agent, at the time or times reasonably requested by the Issuer or the Agent, such properly completed and executed documentation reasonably requested by the Issuer or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recognized Holder, if reasonably requested by the Issuer or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer or the Agent as will enable the Issuer or the Agent to determine whether or not such Recognized Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(e)(i) and (e)(ii) and Section 2.13(f) below) shall not be required if in the Recognized Holder’s reasonable judgment such completion, execution or submission would subject such Recognized Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recognized Holder. Without limiting the generality of the foregoing: (i) each Recognized Holder that is a United States Person for U.S. federal income Tax purposes shall deliver to the Issuer and the Agent, on or prior to the Closing Date (in the case of each Recognized Holder that is a Purchaser listed on the signature pages hereof

50 on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Recognized Holder (in the case of each other Recognized Holder), and at such other times as may be necessary in the determination of the Issuer or the Agent (each in the reasonable exercise of its discretion), two executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Recognized Holder or Purchaser is exempt from U.S. federal backup withholding Tax; and (ii) each Recognized Holder that is not a United States Person for U.S. federal income Tax purposes (a “Non-U.S. Holder”) shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Agent (in such number of copies as shall be requested by the recipient), on or prior to the Closing Date (in the case of each Recognized Holder that is a Purchaser listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Recognized Holder (in the case of each other Recognized Holder), and at such other times as may be reasonably requested by the Issuer or the Agent (each in the reasonable exercise of its discretion), whichever of the following described in clauses (A) through (E) below is applicable, accurately completed and in a manner reasonably satisfactory to the Issuer and the Agent: (A) in the case of a Non-U.S. Holder claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty, and (y) with respect to any other applicable payments under any Note Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (B) two executed copies of IRS Form W-8ECI; (C) in the case of a Non-U.S. Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (B) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; (D) to the extent a Non-U.S. Holder is not the beneficial owner of a Note, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Holder is a partnership and one or more direct or indirect partners of such Non-U.S. Holder are eligible to claim the portfolio interest exemption, such Non-U.S. Holder shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or (E) any Non-U.S. Holder shall deliver to the Issuer and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Holder becomes a Recognized Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in

51 U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer or the Agent to determine the withholding or deduction required to be made. Each Recognized Holder required to deliver any forms, certificates or other evidence with respect to U.S. federal income Tax withholding matters pursuant to this Section 2.13(e) and Section 2.13(f) hereby agrees, from time to time after the initial delivery by such Recognized Holder of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms certificates or other evidence obsolete or inaccurate in any respect, that such Recognized Holder shall promptly deliver to the Agent and the Issuer two new executed copies of the forms, certificates or other evidence described in Section 2.13(e) and Section 2.13(f), properly completed and duly executed by such Recognized Holder, and such other documentation required under the Code and reasonably requested by the Agent or the Issuer to confirm or establish that such Recognized Holder is not subject to deduction or withholding of U.S. federal income Tax with respect to payments to such Recognized Holder under the Note Documents or is subject to deduction or withholding at a reduced rate, or notify the Agent and the Issuer of its inability to deliver any such forms, certificates or other evidence. On or before the Closing Date, (or in the case of a successor or replacement Agent, on or before the date on which such successor or replacement Agent becomes a party to this Agreement), U.S. Bank Trust Company, National Association (or such successor or replacement Agent), shall deliver to the Issuer two executed copies of IRS Form W-9 establishing that the Issuer can make payments to the Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA. Each Recognized Holder and the Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Agent in writing of its legal inability to do so. (f) If a payment made to a Recognized Holder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recognized Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recognized Holder shall deliver to the Issuer and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Agent as may be necessary for the Issuer and the Agent to comply with their obligations under FATCA and to determine that such Recognized Holder has complied with such Recognized Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.13(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Recognized Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party (including a Recognized Holder) determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed

52 by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Recognized Holder, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Note Document. (i) Defined Term. For purposes of this Section 2.13, the term “applicable law” includes FATCA. Section 2.14 Incremental Notes and Commitments. (a) The Issuer from time to time may request that the Recognized Holders purchase additional Notes (each, an “Incremental Note” and the commitments related thereto, the “Incremental Commitments”) in increments of $50,000,000 or more up to a maximum aggregate principal amount of $100,000,000. Each such request shall be in the form of notice to the Dissemination Agent (who shall promptly post such notice to the Approved Electronic Platform on the “private side”) setting forth the proposed material terms and conditions of the relevant Incremental Notes in reasonable detail (including, without limitation, the principal amount, interest rate spread, fees, maturity date and average life of the Incremental Notes and any covenants) (the “Indicative Terms”). (b) The issuance of Incremental Notes shall be subject to (i) compliance with this Section 2.14, (ii) the satisfaction or waiver on or prior to the date of the relevant Incremental Note Amendment of each of the conditions set forth in Section 3.02, (iii) the Consolidated Net Leverage Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Incremental Notes, being no greater than 2.00 to 1.00 and (iv) delivery of a Solvency Certificate substantially in the form of Exhibit E signed by a Responsible Officer of the Issuer and such other customary documentation, including, without limitation, delivery of customary opinions, consents and certificates, as may be reasonably requested and in form and substance reasonably satisfactory to the Agent (acting at the direction of the Lead Holder). (c) Any Incremental Notes (i) shall rank pari passu in right of payment with, and have the benefit of, but only the benefit of, the same or equivalent Guarantees as, the Debt in respect of the other Notes then outstanding, (ii) for purposes of redemptions, shall be treated substantially the same as (or, to the extent set forth in the relevant Incremental Note Amendment, less favorably than) the other Notes then outstanding and (iii) other than with respect to maturity date, pricing (in respect of the interest rate, fees and funding discounts to be set forth in the relevant Incremental Note Amendment) and amortization of principal (in respect of the rate of amortization and the presence or absence thereof), shall have substantially the same terms and conditions as the Notes or such terms as are satisfactory to the Agent (acting at the direction of the Lead Holder); provided that (x) to the extent that the terms of any Incremental Notes are made subject to additional covenants or events of default, such covenants and events of default shall also be made to apply equally to the other Notes then outstanding, (y) if the effective yield (which, for such purpose only, shall be deemed to take account of interest rate margin, benchmark floors, fees (including upfront or similar fees, original issue discount and redemption fees) and base returns or multiples on

53 invested capital (amortized over the shorter of (A) the weighted average life to maturity of such Incremental Notes and (B) three (3) years) payable in connection with such Incremental Notes) on such Incremental Notes determined as of the initial Funding Date for such Incremental Notes exceeds the effective yield (determined on the same basis as the preceding parenthetical) on the other Notes, calculated independently, then outstanding as determined immediately prior to the effectiveness of the applicable Incremental Note Amendment, the Applicable Rate (or other economic metrics acceptable to the Agent (acting at the direction of the Lead Holder) subject to the last sentence of this clause (c)) relating to such other Notes shall be adjusted in order that such effective yield on such other Notes shall not be less than the effective yield on the Incremental Notes being issued and (z) no Incremental Note shall have a final maturity date earlier than the Stated Maturity Date then in effect or a weighted average life to maturity shorter than the weighted average life to maturity of the other Notes then outstanding. Any Incremental Notes issued as Global Notes shall, if required pursuant to applicable securities laws or the applicable procedures of the Depositary or if the Incremental Notes will not be fungible with the existing Notes for tax purposes, be represented by a separate CUSIP number. (d) Each time the Issuer requests to issue Incremental Notes, the Issuer shall offer the opportunity to purchase all such Incremental Notes to all Recognized Holders on the terms set forth in the Indicative Terms on a pro rata basis. During the thirty (30) day period following notice (by posting to the Approved Electronic Platform) to the Recognized Holders’ of any such request (such notice, a “ROFO Notice”; and such thirty (30) day period, the “ROFO Period”), the Issuer shall not, directly or indirectly, sell or offer to sell such Incremental Notes and Incremental Commitments to, or solicit offers to purchase such Incremental Notes and Incremental Commitments from, any Person other than Recognized Holders. Each Recognized Holder shall have the right determine to decide whether or not it (directly or, subject to compliance with applicable “know your customer” and anti-money laundering rules and regulations, through one or more Affiliates) desires to participate in such issuance on the Indicative Terms. Any Recognized Holder or Affiliate thereof (each, an “Accepting Institution” and together the “Accepting Institutions”) who desires so to participate shall deliver to the Issuer a notice specifying the amount of its proposed Incremental Commitment on or before the final day of the applicable ROFO Period. If any existing Recognized Holder declines to purchase the Incremental Notes (either directly or through their Affiliates), such Recognized Holder’s pro rata allocation of the Incremental Notes set forth in the ROFO Notice must be offered to the Accepting Institutions, and such offer must remain open until ten (10) days after the end of the ROFO Period and, if the demand for such allocation exceeds the amount of such allocation, each Accepting Institution shall be entitled to receive its pro rata piece of such allocation based on the initial amount it accepted. Subject to the immediately preceding sentence, if, at the expiration of such ROFO Period, the Issuer shall not have received Incremental Commitments for all requested Incremental Notes from Recognized Holders, then, for a period of ninety (90) days thereafter, the Issuer shall have the right to offer such uncommitted Incremental Notes to Persons who are not Recognized Holders (“Third Party Investors”) on the Indicative Terms or other terms no more favorable to the Third Party Investors than the Indicative Terms. (e) If, during the applicable ROFO Period, some or all of the Recognized Holders and their Affiliates and the Issuer agree to the Indicative Terms or (subject to Section 2.14(c)) other terms and conditions for an issuance of Incremental Notes, then, promptly following the expiration of such period, the Issuer and such other parties shall negotiate in good faith to complete documentation to implement the issuance of such Incremental Notes, which documentation shall include an amendment to this Agreement (an “Incremental Note Amendment”) (and, as appropriate, amendments to the other Note Documents) executed by the Issuer, the participating Recognized Holders (or their Affiliates), if any, the participating Third Party Investors, if any, and the Agent (acting at the direction of the Lead Holder). The Agent may conclusively rely on the Issuer’s and such Recognized Holders’ representations thereunder to the extent such Recognized Holders hold a position in the Global Notes, and shall have no obligation to determine whether or not such Recognized Holders hold Notes or are entitled to purchase Incremental Notes.

54 Execution of any such Incremental Note Amendment or other documentation relating to an issuance of Incremental Notes by the non-participating Holders, or other evidence of the consent or approval of non- participating Holders to such issuance, shall not be required. ARTICLE III CONDITIONS PRECEDENT Section 3.01 Closing Date. The obligation of each Purchaser to enter into the Note Documents on the Closing Date and purchase Initial Notes on the Closing Date is subject to the satisfaction, or waiver by the Purchasers, of the following conditions on or before the Closing Date: (a) Note Documents. Each Purchaser and the Agent shall have received sufficient copies of each Note Document executed and delivered by each Note Party that is a party thereto. (b) Organizational Documents; Incumbency. The Agent and the Dissemination Agent (for posting to the Approved Electronic Platform) shall have received (i) sufficient copies of each Constituent Document of each Note Party, certified as of a recent date by the appropriate Governmental Authority (if applicable); (ii) signature and incumbency certificates of the officers of each Note Party executing the Note Documents to which it is a party; (iii) resolutions of the Board of Directors, the manager(s) or member(s) or similar governing body of each Note Party approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party, certified as of the Closing Date by a Responsible Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate for each Note Party from the applicable Governmental Authority in such Person’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which such Person is qualified as a foreign corporation or other entity to do business to the extent such jurisdiction is material to such Person’s business, each dated a recent date prior to the Closing Date. (c) Environmental Reports. The Agent (on behalf of the Holders) shall have received final existing reports requested by the Requisite Holders, in form, scope and substance reasonably satisfactory to the Requisite Holders, regarding environmental matters relating to the Oil and Gas Properties. (d) Evidence of Insurance. The Dissemination Agent (for posting to the Approved Electronic Platform) shall have received evidence satisfactory to the Requisite Holders in their reasonable discretion that all insurance required to be maintained pursuant to Section 6.05 is in full force and effect, together with all other endorsements and requirements set forth in Section 6.05. (e) Opinion of Counsel to Note Parties. The Agent (on behalf of the Holders) shall have received executed copies of the favorable written opinion of Vinson & Elkins LLP, counsel for the Note Parties, dated as of the Closing Date and in form and substance reasonably satisfactory to the Requisite Holders (and each Note Party hereby instructs such counsel to deliver such opinion to the Agent (on behalf of the Holders)). (f) Solvency Certificate. On the Closing Date, the Agent (on behalf of the Holders) shall have received a Solvency Certificate from the chief financial officer (or a Responsible Officer) of the Issuer. (g) Closing Date Certificate. The Issuer shall have delivered to the Agent (on behalf of the Holders) an executed Closing Date Certificate, together with all attachments thereto.

55 (h) No Material Adverse Effect. Since June 30, 2025, no event, change or condition shall have occurred that has caused or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. (i) Funds Flow. The Agent shall have received at least two (2) Business Days prior to the Closing Date a funds flow memorandum, in form and substance reasonably satisfactory to the Requisite Holders (which shall authorize the net funding of any original issue discount). (j) Note Purchase Notice. The Agent shall have received a fully executed irrevocable Note Purchase Notice with respect to the Notes in an amount equal to the Facility Amount at least six (6) Business Days prior to the Closing Date (or such shorter time as the Lead Holder may agree in its sole discretion). (k) Lien Searches. The Dissemination Agent (for posting on the Approved Electronic Platform) shall have received recent customary UCC lien search reports for the Note Parties reflecting no Liens (other than (x) Liens permitted under Section 7.02 and (y) Liens being assigned or released on or prior to the Closing Date) encumbering the Properties of the Note Parties, in each case, in their jurisdictions of formation. (l) Other Debt. On the Closing Date, immediately after giving effect to the Transactions, the Note Parties and their respective Subsidiaries shall have no outstanding third-party Debt for borrowed money, funded debt or Disqualified Equity Interests other than Debt permitted under Section 7.01. (m) Financial Statements. The Dissemination Agent (for posting on the Approved Electronic Platform) shall have received: (i) the audited consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Issuer and its Consolidated Subsidiaries for the Fiscal Year ended December 31, 2024, together with consolidating information that explains in reasonable detail the differences between the information relating to the Issuer and its Consolidated Subsidiaries, on the one hand, and the information relating to the Issuer and its Consolidated Restricted Subsidiaries, on the other hand, (ii) the unaudited consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Issuer and its Consolidated Subsidiaries for each of the Fiscal Quarters ended after December 31, 2024, and at least 45 days prior to the Closing Date, together with consolidating information that explains in reasonable detail the differences between the information relating to the Issuer and its Consolidated Subsidiaries, on the one hand, and the information relating to the Issuer and its Consolidated Restricted Subsidiaries, on the other hand, (iii) projections of the Note Parties in form and detail reasonably satisfactory to the Purchasers prepared by management of the Issuer, which will be quarterly for the first year after the Closing Date and annually thereafter, and (iv) unaudited consolidated pro forma balance sheet and related pro forma statements of operations, members’ equity and cash flows of the Issuer and its Consolidated Subsidiaries (collectively, the “Initial Financial Statements”). (n) Reserve Report. The Dissemination Agent (for posting on the Approved Electronic Platform) shall have received a satisfactory Reserve Report evaluating the Proved Oil and Gas Properties of the Issuer and its Subsidiaries, prepared by the Issuer (the “Initial Reserve Report”). (o) No Default; Bringdown of Representations. As of the Closing Date, after giving effect to any purchase of Initial Notes on the Closing Date, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by the Issuer contained herein or in the other Note Documents shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that

56 any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates). (p) Know Your Customer. Each Purchaser and the Agent shall have received, at least five (5) Business Days (or such shorter period as the Agent and the Purchasers may agree) prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and, to the extent the Issuer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Issuer, that has been reasonably requested by the Purchasers in writing to the Issuer at least ten (10) Business Days prior to the Closing Date. (q) Fees and Expenses. The Issuer shall have paid to the Agent and the Purchasers (which amounts may be paid using the proceeds of the Notes) all fees required to be paid pursuant to the Note Documents on the Closing Date and reimbursement for all reasonable, documented out-of-pocket expenses (invoiced at least two (2) Business Days prior to the Closing Date (or such shorter time to which the Issuer may agree acting reasonably)) required to be paid pursuant to the Note Documents on the Closing Date. (r) Closing Date Hedges. The Dissemination Agent (for posting on the Approved Electronic Platform) shall have received reasonably satisfactory evidence that the Note Parties and their Restricted Subsidiaries have entered into Qualifying Hedges as required by Section 6.15(a). (s) Amount of Notes. The amount of Notes offered to the Holders on the Closing Date shall not be less the three hundred fifty million Dollars ($350,000,000) in the aggregate. (t) RBL Documents. The Dissemination Agent (for posting on the Approved Electronic Platform) shall have received a certificate from a Responsible Officer of the Issuer dated as of the Closing Date certifying that attached thereto are (i) true and correct fully-executed copies of the RBL Credit Agreement and the RBL Amendment pursuant to which, among other things, the Aggregate Elected Commitment Amounts shall be less than or equal to three hundred seventy-five million Dollars ($375,000,000) and (ii) any other material RBL Loan Documents reasonably requested by the Agent or any Holder. (u) Global Notes. The Global Notes shall be eligible for clearance and settlement through DTC. The Agent (at the direction of the Lead Holder) shall notify the Issuer and the Holders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Holders to enter into the Note Documents on the Closing Date and purchase Notes on the Closing Date shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Purchasers) at or prior to 5:00 p.m., New York, New York time, on November 5, 2025 (and, in the event such conditions are not so satisfied, or waived by the Purchasers, prior to such time, the Commitments shall terminate at such time). Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 3.01, each Purchaser as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Purchaser unless the

57 Agent shall have received written notice from such Purchaser prior to the Closing Date specifying its objection thereto. Section 3.02 Incremental Notes. The obligation of each Purchaser with an Incremental Commitment to purchase Incremental Notes being issued on any Funding Date is subject to the satisfaction (or waiver in accordance with Section 11.05) of the following conditions: (a) Fees and Expenses. EOC, for its own account, and the Agent, for its own account and the accounts of the Purchasers or Holders (as applicable), shall have received all fees (including under the Fee Letter), expenses and amounts due and payable by the Issuer hereunder on or prior to the applicable Funding Date, including, to the extent invoiced at least two (2) Business Days prior to such Funding Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder (including the fees and expenses of counsel to the Agent, the Purchasers and the Holders), in each case, substantially simultaneously with the issuance of Incremental Notes on such Funding Date. (b) Minimum Amount. Each request for an issuance of Incremental Notes shall be for a minimum aggregate principal amount of the lesser of (a) $50,000,000 and (b) such other principal amount of Incremental Notes as would cause the Incremental Commitments to be reduced to $0 after giving effect to the issuance thereof. (c) No Default. At the time of and immediately after giving effect to such issuance of Incremental Notes, no Default or Event of Default shall have occurred and be continuing. (d) Representations and Warranties. All representations and warranties of the Issuer and each other Note Party contained in the Note Documents shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates). (e) Note Purchase Notice. The receipt by the Agent of a Note Purchase Notice in accordance with Section 2.03. Each request for issuance of Incremental Notes shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the matters specified in Section 3.02(c), Section 3.02(d) and Section 3.02(e). ARTICLE IV REPRESENTATIONS AND WARRANTIES To induce the Agent and the Purchasers to enter into this Agreement, and purchase the Notes from the Issuer, the Issuer and each other Note Party represents and warrants to the Agent, the Purchasers and the Recognized Holders that: Section 4.01 Entity Existence. The Issuer and each Restricted Subsidiary thereof (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary or where failure

58 to so qualify would reasonably be expected to have a Material Adverse Effect. Each Note Party has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Note Documents to which it is a party. Section 4.02 Financial Statements; Etc. The Initial Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Issuer and its Restricted Subsidiaries during the period covered thereby in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. Neither Issuer nor any of its Restricted Subsidiaries has any material contingent liabilities, material liabilities for Taxes, unusual and material forward or long-term commitments, unrealized or anticipated material losses from any unfavorable commitments, except as referred to or reflected in any such financial statements (or the footnotes thereto). No Material Adverse Effect and no circumstance which would reasonably be expected to have a Material Adverse Effect has occurred since the date of the most recent financial statements referred to in this Section 4.02. The projections included in the Initial Financial Statements and all other projections delivered by the Issuer to the Agent and the Holders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Agent and the Holders, it being acknowledged and agreed that such projections are not to be viewed as facts and that actual results may vary materially from such projections and that the Issuer makes no representation that such projections will be realized. Other than the Debt listed on Schedule 7.01 and Debt otherwise permitted by Section 7.01, the Issuer and each Restricted Subsidiary have no Debt. Section 4.03 Action; No Breach. The execution, delivery, and performance by each Note Party of this Agreement and the other Note Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent which has not been obtained under (i) the Constituent Documents of such Person (if such Person is not a natural Person), (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, (iii) any RBL Loan Document or (iv) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject the breach of which would reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument which would reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person (other than the Liens (if any) created by the Note Documents). Section 4.04 Operation of Business. Except as could not reasonably be expected to have a Material Adverse Effect, the Issuer and its Restricted Subsidiaries possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither any Note Party nor any of its Restricted Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which would reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, to the extent that any such requirements as described in this Section 4.04 are requirements of the operator of the Note Parties’ Oil and Gas Properties (as opposed to being requirements of the Note Parties), the Issuer has no knowledge that any such operator is not in compliance with such requirements such that any such noncompliance would reasonably be expected to have a Material Adverse Effect on the Note Parties. Section 4.05 Litigation. Except as specifically disclosed in Schedule 4.05 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Note Party, threatened in writing against any Note Party or any of its Subsidiaries or against any of their Properties that would, if adversely determined, reasonably be expected to have a Material Adverse Effect.

59 Section 4.06 Rights in Properties; Liens. (a) The Issuer and its Restricted Subsidiaries has good title to or valid leasehold interests in its respective material Properties, including the Properties reflected in the financial statements described in Section 4.02, other than the Oil and Gas Properties owned by the Issuer and its Restricted Subsidiaries and the other Note Parties that are covered by clause (b) below, and none of such Properties of any Note Party or any of its Restricted Subsidiaries is subject to any Lien, except Permitted Liens. (b) The Issuer and each of its Restricted Subsidiaries and each of the other Note Parties has good and defensible title in and to the Proved Oil and Gas Properties described in the most recently- delivered Reserve Report (except for those Proved Oil and Gas Properties that have been disposed of since the date of such Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms), subject to Permitted Liens and Immaterial Title Deficiencies. Such Proved Oil and Gas Properties are free and clear of all Liens, except Excepted Liens. (c) Subject to Excepted Liens and Immaterial Title Deficiencies, the Issuer and each of its Restricted Subsidiaries and each of the other Note Parties owns at least the net interest and production attributable to the wells and units evaluated in each Reserve Report delivered to the Holders, except such as may result, after the delivery of such Reserve Report, from (i) provisions of operating agreements requiring or allowing for the acquisition of the interests of any non-consenting parties, (ii) any decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect not to consent, (iii) any decreases required to allow other working interest owners to make up or settle any imbalances, (iv) interests acquired pursuant to pooling statutes or (v) Dispositions of Oil and Gas Properties permitted in accordance with this Agreement. The ownership of such Oil and Gas Properties shall not in the aggregate obligate the Issuer or any of its Restricted Subsidiaries or any of the other Note Parties to bear costs and expenses relating to the maintenance, development and operations of such Oil and Gas Properties in an amount in excess of the working interests of such Oil and Gas Properties as shown in each such Reserve Report, except such as may result, after the delivery of such Reserve Report, from (i) any increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable law, (ii) any increases that are accompanied by at least a proportionate increase in the Note Parties’ net revenue interest and (iii) provisions of operating agreements requiring or allowing the parties thereto to pay the share of costs of a non-consenting party so long as the Issuer promptly notifies the Agent of such changes. Neither the Issuer nor any of its Restricted Subsidiaries nor any of the other Note Parties has conveyed or transferred to any other Person a beneficial interest in the Oil and Gas Properties owned by it of record, whether pursuant to unrecorded assignments or transfers or accounting mechanisms, except to the extent disclosed or taken into account in the most recent Reserve Report. The Issuer and each of its Restricted Subsidiaries and each of the other Note Parties has paid in all material respects all royalties payable under the oil and gas leases concerning which it is an operator, except those (i) held in suspense in accordance with the applicable oil and gas lease and applicable law and (ii) contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Section 4.07 Enforceability. This Agreement constitutes, and the other Note Documents to which any Note Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity. Section 4.08 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the consummation of the Transactions or the execution, delivery, or performance by any Note Party of this Agreement and the other

60 Note Documents to which such Person is or may become a party or the validity or enforceability thereof other than (a) consents and approvals in respect of the Oil and Gas Properties that are customarily obtained following closing and (b) those third party authorizations, approvals or consents which, if not made or obtained, do not have an adverse effect on the enforceability of the Note Documents or could not reasonably be expected to have a Material Adverse Effect. Section 4.09 Taxes. Each of the Note Parties and each of their Restricted Subsidiaries has filed on a timely basis all income and other material Tax returns required to be filed by such Note Party or Restricted Subsidiary, as the case may be, and each such Tax return is true, correct and complete in all material respects. Each of the Note Parties and each of their Restricted Subsidiaries has paid all of its respective liabilities for Taxes that are due and payable (whether or not shown on any Tax return), other than Taxes, if any, (a) the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP or (b) the non- payment of which could not reasonably be expected to have a Material Adverse Effect. No Note Party knows of any (x) pending investigation of any Note Party or any of their Restricted Subsidiaries by any taxing authority, (y) pending but unassessed Tax liability of any Note Party or any of its Restricted Subsidiaries or (z) pending claim made by any Governmental Authority in a jurisdiction where any Note Party or its Restricted Subsidiaries does not file Tax returns that it is or may be subject to taxation by that jurisdiction, in each case that, if determined in a manner adverse to such Note Party or any of its Restricted Subsidiaries, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.09, no Note Party nor any Restricted Subsidiary thereof is, or has been party to any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar agreement, with respect to Taxes, other than agreements entered into in the ordinary course of business in which Taxes are not a substantial purpose thereof. Section 4.10 Use of Proceeds; Margin Securities. The proceeds of the Notes shall be used in accordance with Section 2.04. Neither any Note Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors), and no part of the proceeds of any Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Note will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Holder or the Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions. Section 4.11 ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Note Party, nothing has occurred which would prevent, or cause the loss of, such qualification; (b) there are no pending or, to the knowledge of any Note Party, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan or Multiemployer Plan; (c) there has been no non-exempt Prohibited Transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan for which any liability remains outstanding; (d) no ERISA Event has occurred or is reasonably expected to occur for which any liability remains outstanding; (e) no Plan has any Unfunded Pension Liability; (f) no Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA; (g) no Note Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (h) no Note Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and, to the knowledge of any Note Party, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would

61 result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (i) no Note Party or ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (j) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Note Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR 2510.3-101 and -102 as modified by Section 3(42) of ERISA), and none of the execution, delivery or performance of the transactions contemplated under this Agreement, the issuance of any Note hereunder, will give rise to a non-exempt Prohibited Transaction. Section 4.12 Disclosure. (a) Taken as a whole, the written statements, written information and written reports (in each case, other than projections, estimates, geological or geophysical data and information of a general economic nature or general industry nature) furnished by or on behalf of the Issuer or any other Note Party in this Agreement, in any other Note Document or furnished to the Agent or any Holder in connection with this Agreement or any of the transactions contemplated hereby do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances when made or furnished to the Agent or any Holder. Since the date of the latest financial statements delivered pursuant to Section 6.01(b), there is no fact known to any Note Party which would reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to the Dissemination Agent (for posting on the Approved Electronic Platform). (b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. (c) To the extent relating to any Property that is not operated by any Note Party, the representations and warranties in the first sentence of Section 4.12(a) are hereby qualified so that such representations and warranties are made to the knowledge of the Issuer and the other Note Parties. (d) There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and future cost estimates and any other forward-looking information contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Issuer and their Subsidiaries do not represent and warrant that such opinions, estimates and projections and other forward-looking information will ultimately prove to be accurate. The remaining contents of any Reserve Report that constitute information (other than (i) the projected financial information and (ii) information of a general economic or industry nature) are the subject of Section 4.12(a). Section 4.13 Subsidiaries. No Note Party has any Subsidiaries other than those listed on Schedule 4.13 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed or acquired in compliance with Section 6.12), and Schedule 4.13 sets forth the jurisdiction of incorporation or organization of each Subsidiary and the percentage of the applicable Note Party’s ownership interest in such Subsidiary. All of the outstanding capital stock or other Equity Interests of each Restricted Subsidiary described on Schedule 4.13 have been validly issued and, if applicable, are fully paid and nonassessable. No Note Party has any Subsidiaries that are not Domestic Subsidiaries. Each Subsidiary listed in Schedule 4.13 is a Restricted Subsidiary unless specifically designated as an Unrestricted Subsidiary on the Closing Date. Section 4.14 No Default. Neither any Note Party nor any of its Restricted Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants,

62 or conditions contained in (a) any RBL Loan Document, (b) any Material Agreement or (c) any judgment, decree or order to which any Note Party or any Restricted Subsidiary thereof is a party or by which any Note Party or any Restricted Subsidiary thereof or any of their respective properties may be bound, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing. Section 4.15 Compliance with Laws. No Note Party nor any of their Restricted Subsidiaries is in violation in any respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator where such violation would reasonably be expected to result in a Material Adverse Effect. Section 4.16 Regulated Entities. No Note Party nor any of their Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, (b) a “utility” under the laws of the State of Texas or any other jurisdiction wherein such Person is required to qualify to do business or (c) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Debt or perform its obligations under the Note Documents. No Note Party is an Affected Financial Institution. Section 4.17 Environmental Matters. Except to the extent that a Material Adverse Effect could not reasonably be expected to arise as a result thereof: (a) Each Note Party and its Subsidiaries, and all of their respective Properties, assets, and operations, are in compliance with all applicable Environmental Laws. No Note Party has any knowledge of, nor has any Note Party received written notice of, any noncompliance conditions or incidents, in each case with respect to their respective Properties which may interfere with or prevent the compliance or continued compliance of each Note Party and its Subsidiaries with all applicable Environmental Laws; (b) Each Note Party and its Subsidiaries has obtained all Governmental Requirements that are required under applicable Environmental Laws for ownership and operation of their respective Properties, and all such Governmental Requirements are in full force and effect and each Note Party and its Subsidiaries are in compliance with all of the terms and conditions of such Governmental Requirements; (c) To the knowledge of each Note Party, no Hazardous Materials are or have been used, generated, stored, transported, disposed of on, present at, or Released from, any of the Properties or assets of any Note Party or any of its Subsidiaries in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability of any Note Party under, any applicable Environmental Laws; (d) Neither any Note Party nor any of its Subsidiaries currently own or, to the knowledge of any Note Party, previously owned or leased Property that is subject to any outstanding or, to the knowledge of any Note Party, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) any failure to comply with Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release of Hazardous Materials on such Property, in each case for which any Note Party would be responsible; and (e) No Lien arising under any Environmental Law has attached to any Property or revenues of any Note Party or any of its Subsidiaries. Section 4.18 Anti-Corruption Laws; Sanctions; Etc.

63 (a) No Note Party or Subsidiary of any Note Party or, to the knowledge of any Note Party, any director, officer, employee, agent, or Affiliate of a Note Party or any of its Subsidiaries is Person that is, or is owned or controlled by any person that: (i) is a Sanctioned Person or is currently the subject or target of any Sanctions, or (ii) is located, organized or resident, or has assets, in a Sanctioned Country. (b) The Note Parties, their Subsidiaries and their respective officers and employees and, to the knowledge of the Note Parties, directors and agents, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law in all material respects. The Issuer and its Subsidiaries have instituted and maintain policies and procedures (if any) designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws. Section 4.19 PATRIOT Act. The Note Parties and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the PATRIOT Act, and (c) all other federal or state laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”). Section 4.20 Insurance. The Properties of each Note Party and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Note Party, in such amounts, with such deductibles and covering such risks as are customarily carried in conformity with prudent industry practice by companies in the oil and gas industry owning similar Properties in localities where such Note Party or the applicable Restricted Subsidiary operates. Section 4.21 Solvency. On the Closing Date, after giving effect to the consummation of the Transactions, the Issuer and its Restricted Subsidiaries, on a consolidated basis, are Solvent. Section 4.22 Businesses. The Issuer is presently engaged directly or through its Restricted Subsidiaries in the business of oil and gas acquisition, exploration, development and production. Section 4.23 Gas Imbalances; Prepayments. Except as set forth on Schedule 4.23 or on the most recent certificate delivered pursuant to Section 6.01(p), on a net aggregate basis there are no gas imbalances, take or pay or other prepayments which would require the Issuer or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from their Proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding the greater of (a) 500,000 mcf and (b) 2.5% of the aggregate annual production of gas from the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries during the most recent calendar year (on an mcf equivalent basis). Section 4.24 Material Agreements. Schedule 4.24 sets forth a complete and correct list of all Material Agreements of each Note Party and each Restricted Subsidiary thereof in effect as of the Closing Date and on the date of each update thereof required hereunder, and the Note Parties have delivered true and correct copies of each such Material Agreement to the Dissemination Agent (for posting on the Approved Electronic Platform). No Note Party nor any Restricted Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Agreement to the extent such breach or default would reasonably be expected to result in a Material Adverse Effect. Section 4.25 Hedging Agreements and Transactions. Schedule 4.25, as of the Closing Date, and after the Closing Date, each Compliance Certificate required to be delivered by the Issuer pursuant to 6.01(c), as of the date of (or as of date(s) otherwise set forth in) such report, sets forth a complete and correct list of all Hedging Agreements and Hedging Transactions entered into by the Issuer or any of its Restricted Subsidiaries in effect or to be in effect on such dates, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the Hedge Termination Value

64 thereof, all credit support agreements relating thereto other than the RBL Loan Documents (including any margin required or supplied) and the counterparty thereto. Section 4.26 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 4.26, and thereafter either disclosed in writing to the Agent or included in the most recent certificate delivered Reserve Report (with respect to all of which contracts the Issuer represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Issuer’s or its Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the effective date of such agreement. Section 4.27 Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system. ARTICLE V REPRESENTATIONS OF PURCHASERS In order to induce the Issuer to issue and sell the Notes to the Purchasers, each Purchaser hereby represents and warrants to the Issuer, on the Closing Date and acknowledges as follows: Section 5.01 Organization and Standing. Such Purchaser is a corporation or other entity duly incorporated or formed and validly existing under the laws of the jurisdiction of its incorporation or formation. Section 5.02 Authorization; Enforceability. Such Purchaser has the full power and authority to enter into this Agreement, and (assuming due execution by the other parties hereto) this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability thereof may be limited by (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing. Section 5.03 Investment. Such Purchaser acquired each such Note solely for its own account, for investment purposes, with no intention of distributing or reselling such Note in any public offering or in any transaction that would be in violation of applicable securities laws of the United States or any other applicable jurisdiction or any state or province thereof, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Note under an effective registration statement under the Securities Act and applicable state securities or “blue sky” laws (it being understood that the Issuer has no obligation or intention to undertake any such registration), or an exemption from such registration requirements and in compliance with applicable securities laws. Such Purchaser has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, any Note by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D of the Securities Act, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

65 Section 5.04 Accredited Investor. Such Purchaser, at the time that it committed to enter into this Agreement was, and now is, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Section 5.05 No Resale or Repurchase. No person has made to such Purchaser any written or oral representations (a) that any person will resell or repurchase the Notes, (b) that any person will refund the purchase price of the Notes, or (c) as to the future price or value of the Notes. Section 5.06 Private Placement. Such Purchaser understands that the Notes are being offered for sale only on a “private placement” basis and that the sale and delivery of the Notes is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence, (a) such Purchaser is restricted from using most of the civil remedies available under applicable securities legislation, (b) such Purchaser may not receive information that would otherwise be required to be provided to it under applicable securities legislation, and (c) the Issuer is relieved from certain obligations that would otherwise apply under applicable securities legislation. Section 5.07 Knowledge and Experience. Without limiting the force and effect of the representations and warranties of any party to a Note Document, such Purchaser (a) has such knowledge and experience, as to enable it to evaluate the merits and risks of entering into this Agreement and receiving the Notes, (b) is able to bear the economic risk of the transaction, (c) is able to hold its interest indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and is completed in compliance with applicable securities laws, (d) has been independently advised as to restrictions with respect to trading in the Notes imposed by applicable securities laws, (e) confirms that no representation (written or oral) has been made to it (with respect to trading restrictions imposed by applicable securities laws) by or on behalf of the Issuer or the Agent with respect thereto, (f) has conducted its own investigation of the Issuer and the terms of the Notes, (g) (i) confirms it has had access to information as it deemed necessary to make its decision to purchase the Notes, and (ii) has been offered the opportunity to ask questions of the Issuer and receive answers thereto, as it deemed necessary in connection with the decision to purchase the Notes and (h) acknowledges that it is aware of the characteristics of the Notes, and the risks relating to an investment therein. Section 5.08 No Materials. Without limiting the representations and warranties set forth in the Note Documents, such Purchaser has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature describing or purporting to describe the business and affairs of the Issuer which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Notes. Section 5.09 Transfer Restrictions. Such Purchaser acknowledges and agrees that none of the Notes has been registered under the Securities Act or the securities laws of any country or state, and none of them may be sold or otherwise transferred in the absence of an effective registration thereunder unless an exemption from registration is available. Such Purchaser also acknowledges and agrees that the Notes are subject to resale restrictions in the United States, may be subject to resale restrictions in jurisdictions other than the United States under applicable securities laws, and that any sale or transfer will be completed in compliance with applicable securities laws. Section 5.10 Offers and Sales Only in Certain Circumstances. If such Purchaser decides to offer, sell, pledge or otherwise transfer any of the Notes, it will not offer, sell, pledge or otherwise transfer any of such Notes, directly or indirectly, unless: (a) the sale is made pursuant to registration of the Notes under

66 the Securities Act; and (b) the sale is made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky” laws; or (d) the Notes are sold in any other transaction that does not require registration under the Securities Act or any applicable state securities or “blue sky” laws. Section 5.11 Subsequent Purchaser Notification. Such Purchaser will take reasonable steps to inform any person acquiring Notes from such Purchaser in the United States that the Notes (a) have not been and will not be registered under the Securities Act, (b) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act and (c) may not be offered, sold or otherwise transferred except within the United States in accordance with (A) Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A (“Qualified Institutional Buyer”) that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (B) pursuant to another available exemption from registration under the Securities Act. Section 5.12 General Solicitation. Such Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. ARTICLE VI AFFIRMATIVE COVENANTS Each Note Party covenants and agrees that on the Closing Date and thereafter, until Payment in Full: Section 6.01 Reporting Requirements. The Issuer will furnish, or cause to be furnished, to the Dissemination Agent (for posting on the Approved Electronic Platform) and, in the case of Section 6.01(aa), meet and consult with the Lead Holder or the Requisite Holders: (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the last day of each Fiscal Year (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b- 25 under the Securities Exchange Act of 1934, as amended), beginning with the Fiscal Year ending December 31, 2025, a copy of the annual report of the Issuer and its Restricted Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such Fiscal Year and for the 12 month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by FORVIS LLP or other independent certified public accountants of recognized standing reasonably satisfactory to the Lead Holder, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope (other than a “going concern” or other qualification that results solely from (i) the Maturity Date (as defined in the RBL Credit Agreement) or (ii) the Stated Maturity Date, in either case, being less than one year from the date such report is delivered); (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each Fiscal Quarter of each Fiscal Year of the Issuer (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended),

67 beginning with the Fiscal Quarter ending December 31, 2025, a copy of an unaudited financial report of the Issuer and its Restricted Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by a Responsible Officer of the Issuer to have been prepared in accordance with GAAP and (subject to the absence of footnotes and related disclosures) to fairly present (subject to year-end adjustments) the financial position and results of operations of the Issuer and its Restricted Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated therein; (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 6.01(a) and 6.01(b) (other than financial statements delivered with respect to the fourth Fiscal Quarter of any Fiscal Year pursuant to Section 6.01(b)), a Compliance Certificate (i) stating that to the knowledge of the Responsible Officer executing the same, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action (if any) which is proposed to be taken with respect thereto, (ii) showing in reasonable detail the calculations demonstrating compliance (or non-compliance) with the Financial Covenants, (iii) containing an update to Schedule 4.25 (if any) and (iv) stating whether any change in accounting principles under GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 6.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (d) Management Letters. Promptly upon receipt thereof by the Issuer or any of its Restricted Subsidiaries, a copy of any management letter or written report that is submitted to the Issuer or any of its Restricted Subsidiaries from an independent certified public accountant in connection an annual, interim or special audit with respect to the business, financial condition, operations or Properties of the Issuer or any of its Restricted Subsidiaries; provided that such independent certified public accountant permits the Issuer or any of its Restricted Subsidiaries, as applicable, to share a copy of such management letter or written report to the Dissemination Agent (for posting on the Approved Electronic Platform); (e) Notice of Litigation. Reasonably promptly (but in no event later than five (5) days, or such later date that the Lead Holder may permit in its discretion) after (i) the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Note Party or any of its Restricted Subsidiaries that has a reasonable probability of an adverse determination and that, if determined adversely to such Note Party or such Restricted Subsidiary, would reasonably be expected to result in a Material Adverse Effect or (ii) any adverse change in the status of any actions, suits, and proceedings before any Governmental Authority or arbitrator that, taking into account the probability of an adverse determination and the availability of any appeals, would reasonably be expected to increase materially the likelihood of a Material Adverse Effect resulting therefrom; (f) Notice of Default. As soon as reasonably possible after the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action (if any) that the applicable Note Party has taken and proposes to take with respect thereto; (g) ERISA Reports. Promptly after the receipt thereof, copies of all notices which any Note Party or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor with respect to a Plan or a Multiemployer Plan which would reasonably be expected to result in a Material Adverse Effect; as soon as possible and in any event within five (5) Business Days after any Note Party or any ERISA Affiliate knows or has reason to know that any ERISA Event or non-exempt Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan which would reasonably be expected to result in a Material Adverse Effect, a statement from the applicable Note Party setting forth the

68 details as to such ERISA Event or non-exempt Prohibited Transaction and the action that the applicable Note Party proposes to take with respect thereto. Promptly after request by the Agent (at the direction of the Lead Holder), copies of all material notices and reports, including annual reports, which any Loan Party or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor with respect to a Plan; (h) Insurance. Concurrently with the delivery of the Compliance Certificate delivered in connection with the annual financial statements pursuant to Section 6.01(a), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Note Party and its Restricted Subsidiaries and containing such additional information as the Lead Holder may reasonably specify; (i) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that would reasonably be expected to have a Material Adverse Effect; (j) Material Agreement Events. Promptly after any officer of any Note Party or any of its Restricted Subsidiaries obtaining knowledge (1) of any condition or event that constitutes a default or an event of default under any Material Agreement, (2) that any event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Agreement a termination or assignment right thereunder, or (3) that written notice has been given to any Note Party or any of its Restricted Subsidiaries asserting that any such condition or event has occurred, a certificate of a Responsible Officer of the applicable Note Party specifying the nature and period of existence of such condition or event and, as applicable, including copies of any such material amendments or new contracts to the extent such delivery is permitted by the terms of such Material Agreement (provided, that no such prohibition on delivery shall be effective if it were bargained for by a Note Party or its applicable Restricted Subsidiary with the intent of avoiding compliance with this clause (j)) and, as applicable, explaining the nature of such claimed default or event of default, and including an explanation of any actions being taken or proposed to be taken by such Note Party with respect thereto; (k) RBL Loan Document Information. Substantially simultaneously with the furnishing or receipt thereof (provided that any material amendments or written modifications contemplated in clause (iv) below shall be provided no less than three (3) Business Days (or such shorter period as may be consented to by the Lead Holder) before their execution), copies of (i) any notice of a redetermination or adjustment of the Borrowing Base pursuant to the RBL Credit Agreement, (ii) any notice of a Borrowing Base Deficiency, any notice of default, any notice related to the exercise of remedies, or any other material notice, in each case pursuant to the RBL Loan Documents, (iii) any notice of or election of an increase, decrease or termination in the Aggregate Elected Commitment Amounts under the RBL Loan Documents and (iv) any amendment or other written modification of the RBL Loan Documents, in each case not otherwise required to be furnished to Dissemination Agent or the Holders pursuant to any other provisions of the Note Documents; (l) Notice of Casualty Events. Prompt written notice of the occurrence of any Casualty Event or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event, in each case with respect to Property of any Note Party having an aggregate fair market value in excess of the Threshold Amount; (m) Environmental Matters. Reasonably prompt written notice of any action, investigation or inquiry by any Governmental Authority threatened in writing or any demand or lawsuit threatened in writing by any Person against the Issuer or its Subsidiaries or their Properties, (whether individually or in the aggregate), in connection with any Environmental Laws if the Issuer would reasonably anticipate that such action will reasonably be expected to result in liability (whether individually or in the

69 aggregate) in excess of the Threshold Amount, not fully covered by insurance, subject to normal deductibles; (n) Notice of Certain Changes. Promptly, notice of any change in (i) the business conducted by any Note Party or any of its Restricted Subsidiaries, (ii) the location of the Issuer’s or any other Note Party’s chief executive office or, if it has none, its principal place of business, (iii) the Issuer’s or any other Note Party’s identity or corporate structure, (iv) the Issuer’s or any other Note Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Issuer’s or any other Note Party’s federal taxpayer identification number; (o) Reserve Reports. (i) (A) On or before March 1st of each year, commencing on March 1, 2026, a Reserve Report, to be prepared by an Independent Engineer, evaluating the Issuer’s and its Restricted Subsidiaries’ Proved Oil and Gas Properties as of the immediately preceding December 31, and (B) on or before September 1st of each year, commencing September 1, 2026, a Reserve Report, to be prepared by (x) an Independent Engineer or (y) the Issuer’s own engineers in accordance with the procedures used in Reserve Report most recently prepared by an Independent Engineer, in either case, evaluating the Issuer’s and its Restricted Subsidiaries’ Proved Oil and Gas Properties as of the immediately preceding June 30; (ii) In addition to Reserve Reports delivered pursuant to the foregoing clause (i), the Issuer shall furnish to the Dissemination Agent (for posting on the Approved Electronic Platform) any Reserve Report furnished to the RBL Agent and/or the RBL Lenders (including, but not limited to, Reserve Reports delivered in connection with any Special Determination) substantially simultaneously with the delivery of such Reserve Report to the RBL Agent and/or the RBL Lenders, together with any reserve database or other supporting materials used in preparing such Reserve Report that were delivered to the RBL Agent and/or any RBL Lender (including any Engineering Reports (as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term)) (it being understood that such reserve database shall give effect to the items necessary to be taken into account in accordance with Section 1.05, including any Specified Reserve Updates); (p) Reserve Report Certificates. With the delivery of each Reserve Report pursuant to the foregoing clause (o)(i) or clause (o)(ii), the Issuer shall provide to the Dissemination Agent (for posting on the Approved Electronic Platform) a certificate from a Responsible Officer certifying that in all material respects: (i) the Issuer acted in good faith and utilized reasonable assumptions and due care in the preparation of such Reserve Report and to its knowledge there are no statements or conclusions in such Reserve Report which are based upon or include material misleading information or fail to take into account material information known to it regarding the matters reported therein, (ii) the representations and warranties set forth in Sections 4.06(b) and 4.06(c) are true and correct with respect to such Reserve Report, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 4.23 with respect to its Proved Oil and Gas Properties evaluated in such Reserve Report which would require the Issuer or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, and (iv) none of the Proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Oil and Gas Properties sold and in such detail as reasonably required by the Agent;

70 (q) [Reserved]; (r) Operating Budget. Concurrently with the delivery of the Compliance Certificate delivered in connection with the annual financial statements pursuant to 6.01(a), an annual Issuer-prepared cash flow and capital expenditure budget for the Fiscal Year in which such budget is due; (s) General Information. Promptly, such other information concerning any Note Party or any of its Restricted Subsidiaries as the Dissemination Agent, or any Holder through the Agent, may from time to time reasonably request, including, without limitation, any certification or other evidence the Agent or any Holder reasonably requests in order for it to (i) comply with any applicable federal or state laws or regulations (including, but not limited to, information and documentation for purposes of compliance with the Beneficial Ownership Regulation), (ii) confirm compliance by the Issuer or any Subsidiary with all Anti-Terrorism Laws, and (iii) confirm that neither the Issuer nor any Subsidiary (nor any Person owning any interest of any nature whatsoever in the Issuer or any Subsidiary) is a Sanctioned Person; (t) Proxy Statements etc. As soon as available, one (1) copy of each financial statement, report, notice or proxy statement sent by the Issuer or any of its Restricted Subsidiaries to its stockholders generally and one (1) copy of each regular, periodic or special report, registration statement, or prospectus filed by the Issuer or any of its Restricted Subsidiaries with any securities exchange or the SEC; (u) Certificate of Responsible Officer – Asset Coverage Ratio. Not less than ten (10) Business Days (or such shorter time as the Lead Holder may agree) prior to the consummation of any event or transaction that requires the calculation of, and compliance with, an Asset Coverage Ratio calculated on a pro forma basis in accordance with Section 1.05, (i) a certificate of a Responsible Officer of the Issuer (A) setting forth the Issuer’s reasonably detailed and certified calculations of such Asset Coverage Ratio calculated on a pro forma basis in accordance with Section 1.05 and demonstrating projected compliance with the applicable Asset Coverage Ratio requirement and (B) certifying that, to the best of such Responsible Officer’s knowledge, the information set forth in the updated reserve database referenced in Section 6.01(u)(ii) is true and correct in all material respects, it being understood by the Agent and the Holders that projections concerning volumes and production and cost estimates contained therein are necessarily based upon opinions, estimates and projections and that neither the Issuer nor such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate and (ii) an updated reserve database with respect to the Oil and Gas Properties of the Note Parties, giving effect to and reflecting such event or transaction and any other items necessary to be taken into account in accordance with Section 1.05, including any Specified Reserve Updates, that is in form and detail substantially consistent with the reserve database used in connection with the preparation of each internally prepared Reserve Report delivered pursuant to Section 6.01(o), including setting forth current production figures and estimates with respect to such Oil and Gas Properties as of the date of delivery; (v) Certificate of Responsible Officer - Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Issuer are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 6.01(a) or Section 6.01(b), a certificate of a Responsible Officer setting forth consolidating spreadsheets that show all of the Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Issuer; (w) Certificate of Responsible Officer – Hedging Requirement Compliance. Concurrently with any delivery of financial statements under Section 6.01(b), a certificate of a Responsible Officer of the Issuer in form and substance reasonably satisfactory to the Lead Holder, certifying that the

71 Issuer and its Restricted Subsidiaries are in compliance with Section 6.15 and providing supporting information reasonably satisfactory to the Lead Holder; (x) List of Purchasers. Promptly following the written request of the Dissemination Agent (at the request of the Requisite Holders), a list of all Persons purchasing Hydrocarbons from any Note Party; (y) [Reserved]; (z) Notice of Liquidation of Hedging Transactions. In the event that the Issuer or any other Note Party receives any notice of early termination under any material Commodity Hedging Transaction to which it is a party from any of its counterparties, or any material Commodity Hedging Transaction to which such Note Party is a party is terminated (other than at its stated term), prompt written notice of the receipt of such early termination notice or such termination, as the case may be, together with a reasonably detailed description thereof and any other details thereof reasonably requested by the Requisite Holders; (aa) Holder Consultations. Upon the reasonable request of the Lead Holder, the Lead Holder may consult with and advise the Issuer’s senior management with respect to matters relating to the business and affairs of the Issuer and its Subsidiaries (including Unrestricted Subsidiaries), including the Issuer’s proposed annual operating plans, and such meetings shall occur at the Issuer’s facilities or via video-conference at mutually agreeable times (but not more often than once per Fiscal Quarter, unless an Event of Default has occurred and is continuing) for such consultation and advice and to review progress in achieving said plans, it being understood and agreed that (i) information obtained during or at any such meeting shall be subject to the confidentiality restrictions set forth in Section 11.17 and (ii) the Note Parties shall not be required to publicly disclose any information discussed or disclosed during or at any such meeting at any time, and, for the avoidance of doubt, the Lead Holder (and any Holder who receives any information pursuant to this Section 6.01(aa)) agrees (and will acknowledge in writing prior to receipt of additional information pursuant to this Section 6.01(aa)) that such information may contain material non- public information and such other acknowledgments that the Issuer may reasonably request; provided that so long as no Event of Default has occurred and is continuing, the Note Parties shall not be required to reimburse the Lead Holder for more than one (1) meeting during any Fiscal Year. (bb) Rule 144A Information. While any Notes remain “restricted securities” within the meaning of the Securities Act, the Issuer will make available, upon request, to any Holder of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act. Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.01(t) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Issuer posts such documents, or provides a link thereto on the Issuer’s public website; or (b) on which such documents are posted on the Issuer’s behalf on an Internet or intranet website, if any, to which each Holder and the Dissemination Agent have access (whether a commercial, third-party website or whether sponsored by the Dissemination Agent (at the Issuer’s sole cost and expense)); provided that: (i) the Issuer shall deliver paper copies of such documents to the Dissemination Agent or any Holder upon its request to the Holder to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Holder and (ii) the Issuer shall notify the Agent, the Dissemination Agent and each Holder of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent and the Dissemination Agent shall have no obligation to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor

72 compliance by the Issuer with any such request by a Holder for delivery or to monitor the Approved Electronic Platform in any respect, and each Holder shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents. Each document (x) that the Issuer is required to provide the Agent or the Dissemination Agent hereunder shall be provided in electronic form directly from the Issuer to the Dissemination Agent and (y) that has been furnished to the Dissemination Agent by the Issuer and that the Dissemination Agent is required to deliver to each Holder shall be (i) posted by the Dissemination Agent on the Approved Electronic Platform and (ii) deemed delivered by the Dissemination Agent to each Holder on the date such document has been posted on the Approved Electronic Platform. Without the written consent of the compliance personnel of any Holder indicated in Schedule 11.17, no document provided by the Issuer to the Dissemination Agent shall be delivered by the Dissemination Agent to such Holder other than as described in the immediately preceding sentence. Each Holder, by its acceptance of a Note, agrees that no documents under this Section 6.01 shall be required to be delivered to such Holder through the Applicable Procedures of the Depositary, and that such Holder shall be solely responsible for accessing such documents on the Approved Electronic Platform. All representations and warranties set forth in the Note Documents with respect to any financial information concerning any Note Party shall apply to all financial information delivered to the Agent by such Note Party or any Person purporting to be a Responsible Officer of such Note Party or other representative of such Note Party regardless of the method of such transmission to the Agent or whether or not signed by such Note Party or such Responsible Officer or other representative, as applicable. Section 6.02 Maintenance of Existence; Conduct of Business. Each Note Party shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its legal existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03. Each Note Party shall, and shall cause each of its Restricted Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices. Section 6.03 Maintenance and Operation of Properties. (a) Each Note Party and each of its Restricted Subsidiaries shall at all times maintain, develop and operate its Proved Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Proved Oil and Gas Properties so long as such oil and gas leases are capable of producing Hydrocarbons in commercial quantities, to the extent that the failure to so maintain, develop, operate, observe and comply would reasonably be expected to have a Material Adverse Effect. (b) Each Note Party and each of its Restricted Subsidiaries shall at all times maintain, preserve and keep all operating equipment used or useful with respect to its Oil and Gas Properties in proper repair, working order and condition (ordinary wear and tear excepted), unless the Issuer determines in good faith that the continued maintenance of such Oil and Gas Properties is no longer economically desirable, necessary or useful to the business of the Note Parties or such Oil and Gas Properties are sold, assigned or transferred in a Disposition permitted by Section 7.08, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (c) Each Note Party and each of its Restricted Subsidiaries shall comply in all material respects with all laws and agreements applicable to or relating to its Proved Oil and Gas Properties or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation laws of the

73 jurisdictions in which such Properties are located, to the extent that the failure to so comply with such laws or agreements would reasonably be expected to have a Material Adverse Effect. (d) With respect to the Proved Oil and Gas Properties referred to in this Section 6.03 that are operated by operators other than a Note Party or any Affiliate of a Note Party, no Note Party nor any of its Restricted Subsidiaries shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 6.03 which are performable only by such operators and are beyond its control. Section 6.04 Taxes and Claims. Each Note Party shall, and shall cause each of its Restricted Subsidiaries to: (a) file on a timely basis all income and other material Tax returns required to be filed by such Note Party or Restricted Subsidiary, as the case may be, and each such Tax return shall be true, correct and complete in all material respects; and (b) pay or discharge, at or before maturity or before becoming delinquent, all of its obligations and liabilities, including, without limitation, (i) all material Taxes imposed on it or its income or profits or any of its Property (whether or not shown on any Tax returns) and (ii) all lawful claims for labor, material and supplies, in each case which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Note Party nor any of its Restricted Subsidiaries shall be required to pay or discharge any such obligation, liability, Tax or claim (A) which is being contested in good faith by appropriate proceedings diligently pursued, (B) for which adequate reserves in accordance with GAAP are being maintained and (C) the failure to make payment of which pending such contest would not reasonably be expected to result in a Material Adverse Effect or result in a seizure or levy of any material Property of the Issuer or any Restricted Subsidiary. Section 6.05 Insurance. Each Note Party shall, and shall cause each of its Restricted Subsidiaries and each of the other operators of the Proved Oil and Gas Properties of the Note Parties and their Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies reasonably satisfactory to the Lead Holder in such amounts and covering such risks as is customarily maintained in conformity with prudent industry practice by companies in the oil and gas industry owning similar Properties in the same general areas in which the Note Parties and their Restricted Subsidiaries operate. Each insurance policy covering liabilities shall name the Agent as additional insured, and each such insurance policy shall provide that the insurer will endeavor to give at least thirty (30) days’ prior written notice of cancellation to the Agent (or at least ten (10) days’ prior written notice in the case of cancellation for the non-payment of premiums). Section 6.06 Inspection Rights. At any reasonable time and from time to time, upon reasonable advance written notice, each Note Party shall, and shall cause each of its Restricted Subsidiaries to, permit representatives and independent contractors of the Agent or any Holder (a) to visit, examine, visually inspect, review, evaluate and make physical verifications of its Properties, (b) to examine its corporate, financial and operating books and records, and make copies thereof or abstracts therefrom and (c) to discuss its affairs, business, operations, financial condition and accounts with its directors, officers, employees, and independent certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (i) with respect to any Properties operated by Persons other than a Note Party or an Affiliate thereof, prior consent from all applicable third party operators for visiting such Properties has been obtained (and each Note Party agrees to use commercially reasonable efforts to obtain such consents upon the reasonable request of the Agent or any Holder), and in each case, all health and safety procedures and policies of each applicable Note Party, Subsidiary, and such third party operators

74 are complied with during such visits, and (ii) the Agent the Holders, collectively, shall not exercise such rights more often than two (2) times during any calendar year; provided, further, that, when an Event of Default exists, the Agent or any Holder (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section 6.06 at the sole cost and expense of the Issuer and at any time during normal business hours and upon reasonable advance notice. Section 6.07 Keeping Books and Records. Each Note Party shall, and shall cause each of its Restricted Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries, in all material respects, in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. Section 6.08 Compliance with Laws. Each Note Party shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Issuer, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions and (b) except where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply in all material respects with all other applicable laws (including, without limitation, all Environmental Laws) and decrees of any Governmental Authority or arbitrator. Section 6.09 [Reserved] Section 6.10 Further Assurances. Each Note Party shall, and shall cause each of its Restricted Subsidiaries and each other Note Party to, execute and deliver such further agreements and instruments and take such further action as may be required under applicable law, or which may be reasonably requested by the Agent or the Requisite Holders, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Note Party, as the case may be, in the Note Documents, including the Notes, or to correct any omissions in this Agreement, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Lead Holder, in connection therewith, all at the expense of the Note Parties. Section 6.11 ERISA. Each Note Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, comply with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, that relate to employee benefit plans so as not to give rise to any liability thereunder that would reasonably be expected to have a Material Adverse Effect. Section 6.12 Additional Guarantors. The Issuer shall notify the Agent and the Dissemination Agent at the time that (a) any Person becomes a Subsidiary of a Note Party (whether by formation, acquisition, merger or otherwise) or (b) the Issuer designates an Unrestricted Subsidiary to be a Restricted Subsidiary pursuant to Section 7.06(b), and, in each case, promptly after such formation, acquisition or designation (and in any event within thirty (30) days of such event (or such longer period as agreed to by the Lead Holder in its sole discretion)) (i) cause such Restricted Subsidiary to become a Guarantor by executing and delivering to the Agent a joinder this Agreement in form and substance reasonably satisfactory to the Agent and the Requisite Holders and (ii) deliver to the Dissemination Agent all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, final existing environmental reports and, if requested by the Agent (at the request of the Requisite Holders), legal opinions) and to take all such other applicable actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.01 if such Subsidiary had been a Note Party on the Closing Date.

75 Section 6.13 Title Assurances. (a) Without limitation of any other requirements contained in this Agreement and the other Note Documents, the Issuer shall, in connection with each delivery of a Reserve Report required by Section 6.01(o), deliver to the Dissemination Agent title opinions and/or other title information and data reasonably satisfactory to the Agent (at the direction of the Requisite Holders) covering the Proved Oil and Gas Properties evaluated by such Reserve Report covering, together with title information previously delivered to the Agent, at least eighty-five percent (85%) of the “PV-10” of the Proved Oil and Gas Properties evaluated by such Reserve Report. (b) If the Issuer has provided title information for additional Proved Oil and Gas Properties under Section 6.13(a), the Issuer shall, within sixty (60) days (or such later date as to which the Lead Holder agrees in its sole discretion) of notice from the Agent (at the direction of the Requisite Holders) that title defects or exceptions exist with respect to such additional Oil and Gas Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not Excepted Liens or other Liens permitted by Section 7.02 raised by such information or (ii) deliver title information in form and substance acceptable to the Dissemination Agent (at the direction of the Requisite Holders) so that the Dissemination Agent shall have received, together with title information previously delivered to the Dissemination Agent, satisfactory title information on at least eighty-five percent (85%) of the “PV-10” of the Proved Oil and Gas Properties evaluated by such Reserve Report. (c) If the Issuer is unable to cure any title defect requested by the Agent (at the request of the Requisite Holders) or the Holders to be cured within the sixty (60) day period (or such later period, as applicable) or the Issuer do not comply with the requirements under Section 6.13(a), such failure shall not be a Default, but instead the Agent (at the direction of the Requisite Holders) and/or the Requisite Holders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent (at the direction of the Requisite Holders) or the Holders. To the extent that the Agent or the Requisite Holders are not reasonably satisfied with title to any such Proved Oil and Gas Property after such sixty (60) day period (or such later period, as applicable) has elapsed, the Issuer shall, at the request of the Agent (at the direction of the Requisite Holders), (i) resubmit a revised Reserve Report to the Dissemination Agent (for posting on the Approved Electronic Platform) removing such unacceptable Oil and Gas Property and such revised Reserve Report shall constitute the most recently delivered Reserve Report for all purposes under this Agreement and (ii) the Asset Coverage Ratio shall be recalculated and compliance with respect to such ratio shall be based upon the revised Reserve Report delivered under clause (i) above (and, with respect to such Oil and Gas Property that is unacceptable, the Asset Coverage Ratio shall be calculated and compliance with respect to such ratio shall be subject to the terms of Section 1.05(a)(ii) for so long as title to such Oil and Gas Property continues to be unacceptable). Section 6.14 Sanctions; Anti-Corruption Laws. The Note Parties will maintain in effect policies and procedures designed to promote compliance by the Note Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws. Section 6.15 Minimum Hedging. (a) Closing Date Requirement. One or more of the Note Parties shall, on or prior to the Closing Date enter into Qualifying Hedges in respect of notional volumes of Hydrocarbons for not less than (i) seventy-five percent (75%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Note Parties for each of crude oil and natural gas, calculated separately, for each calendar month during the period of twelve (12) calendar months from (and including)

76 the Closing Date and (ii) sixty-five percent (65%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Note Parties for each of crude oil and natural gas, calculated separately, during the period of twelve (12) calendar months following (and including) the twelve (12) calendar month-anniversary of the Closing Date, and all times maintain in place such Qualifying Hedges put in place to satisfy the foregoing requirements; provided that the Note Parties may terminate, cancel, unwind or monetize any Qualifying Hedges pursuant to any transaction permitted by Section 7.08(k). (b) On-Going Requirement. One or more of the Note Parties shall at all times (i) if the Consolidated Net Leverage Ratio (based on the Initial Financial Statements (if applicable) and, thereafter, as set forth in the most recently delivered Compliance Certificate) is greater than or equal to 1.00 to 1.00, be party to Qualifying Hedges, entered into in respect of notional volumes of Hydrocarbons for not less than sixty-five percent (65%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Note Parties for each of crude oil and natural gas, calculated separately, for each calendar month during a rolling period of eighteen (18) calendar months, (ii) if the Consolidated Net Leverage Ratio (based on the Initial Financial Statements (if applicable) and, thereafter, as set forth in the most recently delivered Compliance Certificate) is less than 1.00 to 1.00, be party to Qualifying Hedges entered into in respect of notional volumes of Hydrocarbons for not less than fifty percent (50%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Note Parties for each of crude oil and natural gas, calculated separately, for each calendar month during a rolling period of eighteen (18) calendar months, and (iii) maintain in place such Qualifying Hedges put in place to satisfy the foregoing requirements; provided that the Note Parties may terminate, cancel, unwind or monetize any Qualifying Hedges pursuant to any transaction permitted by Section 7.08(k). (c) Compliance Details. (i) In respect of Section 6.15(a), the projected production referenced therein shall be based on the Initial Reserve Report; provided that such projected production forecasts may be revised by the Issuer based on information that is reasonably satisfactory to the Requisite Holders to account for any increase or decrease therein to account for acquisitions or dispositions of Oil and Gas Properties constituting Proved Developed Producing Reserves consummated by the Note Parties following the ‘as of’ date of the Initial Reserve Report; provided that, if the Issuer uses the foregoing flexibility to reflect decreases to projected production forecasts for dispositions, it shall use the flexibility in a corresponding manner for acquisitions. (ii) In respect of Section 6.15(b), the projected production referenced therein shall be based on the most recently delivered Reserve Report; provided that such projected production forecasts may be revised by the Issuer based on information that is reasonably satisfactory to the Requisite Holders to account for any increase or decrease therein to account for acquisitions or dispositions of Oil and Gas Properties constituting Proved Developed Producing Reserves consummated by the Note Parties following the ‘as of’ date of such Reserve Report; provided that, if the Issuer uses the foregoing flexibility to reflect decreases to projected production forecasts for dispositions, it shall use the flexibility in a corresponding manner for acquisitions. In determining compliance with this Section 6.15, volumes of crude oil and natural gas will be calculated separately. (iii) In respect of Section 6.15(b), it is understood that (A) the Compliance Certificate evidencing the calculation of the Consolidated Net Leverage Ratio as of the last day of a Fiscal Quarter will be delivered after the end of such Fiscal Quarter and, for example, the Compliance Certificate for the second Fiscal Quarter may not be available in July and

77 (B) a Compliance Certificate may be delivered during a month (and not on the last day of a month). To facilitate compliance with Section 6.15(b), it is agreed that (1) at any time, the Issuer shall determine the amount of notional volumes to hedge, in respect of each of crude oil and natural gas, based on the Consolidated Net Leverage Ratio as determined (x) by the Initial Financial Statements (if applicable) and thereafter (y) based on the most recently delivered Compliance Certificate delivered pursuant to Section 6.01(c) (provided, while an Event of Default exists for failure to timely deliver a Compliance Certificate, the hedging requirements of Section 6.15(b)(i) will apply); provided that, if, on any date on which the Issuer delivers a Compliance Certificate or fails to timely deliver a Compliance Certificate, the Issuer is not in compliance with the requirements of Section 6.15(b) as a result of the increase in the minimum required hedge percentage that occurs on the date of delivery of such Compliance Certificate or failure to timely deliver a Compliance Certificate, the Issuer shall have fifteen (15) days following such delivery date or such failure to timely delivery date (or, in each case, such later date as the Lead Holder may agree to in its sole discretion) to cure such non-compliance and (2) for purposes of determining the rolling period of eighteen (18) calendar months to be hedged following the delivery of a Compliance Certificate during a month, the relevant rolling period shall commence with the first full calendar month following the date of delivery. Section 6.16 Unrestricted Subsidiaries. The Issuer: (a) will cause the management, business and affairs of each of the Issuer and its Restricted Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of the Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Issuer and its Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Issuer and any Restricted Subsidiary; (b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and (c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Issuer or any Restricted Subsidiary. ARTICLE VII-A FINANCIAL COVENANTS Section 7A.01 Financial Covenants; Right to Cure. (a) The Issuer will not permit (the ratio tests set forth in Sections 7A.01(a)(i) and 7A.01(a)(ii), the “Financial Covenants”): (i) as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 2025), the Consolidated Net Leverage Ratio as of such date to exceed 3.25 to 1.00; and (ii) as of the last day of any Fiscal Quarter ending in June or December (commencing with the Fiscal Quarter ending June 30, 2026), the Asset Coverage Ratio as of such date to be less than (A) for each such Fiscal Quarter ending prior to December 31, 2026, 1.25 to 1.00 and (B) for each such Fiscal Quarter ending on or after December 31, 2026, 1.50 to 1.00.

78 (b) Notwithstanding anything to the contrary contained in this Agreement, if the Issuer fails to comply with the requirements of any of the Financial Covenants for a Fiscal Quarter, then commencing with the first day of the relevant Fiscal Quarter for which the failure occurred until the tenth (10th) Business Day after (x) with respect to the Financial Covenant set forth in Section 7A.01(a)(i), the earlier of (A) the delivery of the financial statements pursuant to Section 6.01(a) or Section 6.01(b) for such Fiscal Quarter and (B) the date such financial statements are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) and (y) with respect to the Financial Covenant set forth in Section 7A.01(a)(ii), the earlier of (A) the later of the delivery of (I) the financial statements pursuant to Section 6.01(a) or Section 6.01(b) for such Fiscal Quarter and (II) the Reserve Report pursuant to Section 6.01(o)(i)(A) “as of” on or about the last day of such Fiscal Quarter and (B) the later of the date (I) such financial statements are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) and (II) such Reserve Report is required to be delivered pursuant to 6.01(o)(i)(A) (in either case, such tenth (10th) Business Day, the “Equity Cure Deadline”; the period commencing on the first day of the relevant Fiscal Quarter and ending on the Equity Cure Deadline, the “Cure Period”), the Issuer shall be permitted to cure such failure using Specified Equity Contributions by taking the following steps (the exercise of such right, an “Equity Cure”): (i) delivering a certificate of a Responsible Officer of the Issuer to the Agent and the Dissemination Agent (for posting on the Approved Electronic Platform) during the applicable Cure Period certifying that the Issuer will cure such failure by using Specified Equity Contributions, the proceeds of which will be received during the Cure Period in an aggregate amount equal to the amount that, if such were applied to reduce Consolidated Total Debt as of the last day of the relevant Fiscal Quarter for which the breached Financial Covenant is being tested such amount would have been sufficient to cause compliance with such Financial Covenant for such Fiscal Quarter (such certificate, the “Cure Certificate”; such amount, the “Cure Amount”), (ii) the Issuer so receiving Specified Equity Contributions during the Cure Period in an aggregate amount equal to the Cure Amount and applying such Specified Equity Contributions in accordance with the terms of Section 2.09(a) or Section 2.09(h), as applicable, and (iii) designating the cash received pursuant to such Specified Equity Contribution as a “Specified Equity Contribution” no more than two (2) Business Days after receipt thereof by the Issuer in writing to the Agent and the Dissemination Agent (for posting to the Approved Electronic Platform) (it being understood that the steps in clause (i) above and this clause (iii) may be satisfied at the same time through one combined writing). Upon the applicable redemption being made in accordance with the terms of Section 2.09(a) or Section 2.09(h), as applicable, Consolidated Total Debt for such Fiscal Quarter shall be reduced by the Cure Amount. Notwithstanding anything in this Section 7A.01 to the contrary, (i) in each period of four (4) consecutive Fiscal Quarters there shall be at least two (2) Fiscal Quarters in respect of which an Equity Cure is not exercised, (ii) there can be no more than four (4) Equity Cures during the term of this Agreement and (iii) the Specified Equity Contributions utilized to cure the Financial Covenant breach for the applicable Fiscal Quarter shall be no greater than the Cure Amount. Notwithstanding the foregoing, in the event the Issuer fails to be in compliance with the Financial Covenant in Section 7A.01(a)(ii) as of the last day of the most recently ended Fiscal Quarter as a result of the final determination of an Independent Engineer pursuant to Section 1.05(d) that results in a downward adjustment of the Total PDP PV-10, the Cure Period in respect of such Fiscal Quarter shall be deemed to include the period commencing on the date such final determination is made and ending on the tenth (10th) Business Day thereafter and such tenth (10th) Business Day will be treated as a further Equity Cure Deadline with respect thereto; provided that in no event may an Equity Cure be exercised in respect of such failure to be in compliance with the Financial Covenant in Section 7A.01(a)(ii) until the date such final determination is made. It is understood that (A) redemptions of the Notes made with Specified Equity Contributions up to the Cure Amount shall not be subject to any Make-Whole Amount or Redemption Fee; however, if the Note Parties would have been in compliance with the Financial Covenants for the relevant Fiscal Quarter without giving effect to any portion of such Specified Equity Contribution for such Fiscal Quarter, then such Specified Equity Contribution shall be deemed to be a redemption pursuant to Section 2.08 and any amounts that would have been payable under Section 2.10(g) in connection with such redemption shall be due on the

79 earlier of the date when the Compliance Certificate for such Fiscal Quarter is delivered in accordance with Section 6.01(c) and the date when such Compliance Certificate for such Fiscal Quarter is required to be delivered under Section 6.01(c) and (B) for the avoidance of doubt, the making of a Specified Equity Contribution prior to the end of a Fiscal Quarter in connection with the exercise of an Equity Cure with respect to such Fiscal Quarter shall not change the manner in which Consolidated Total Debt is calculated (with any actual principal payment in respect of the RBL Secured Obligations and/or the Notes made with the proceeds of any Specified Equity Contribution being treated the same as any other actual principal payment in respect of the RBL Secured Obligations and/or the Notes for the purpose of such calculation). (c) Upon receipt by the Agent of a Cure Certificate in respect of a particular Fiscal Quarter, on or prior to the Equity Cure Deadline for such Fiscal Quarter that the Issuer will exercise its Equity Cure for such Fiscal Quarter to cure any Financial Covenant breaches for such Fiscal Quarter, neither the Agent nor the Holders shall exercise the right to accelerate the Notes and other Obligations under the Note Documents or exercise any other remedies under the Note Documents or applicable law prior to the end of the Cure Period for such Fiscal Quarter, in each case, solely on the basis of an Event of Default having occurred and being continued with respect to such breach of the Financial Covenant(s) for such Fiscal Quarter. ARTICLE VII NEGATIVE COVENANTS Each Note Party covenants and agrees with the Holders that, on the Closing Date and thereafter, until Payment in Full: Section 7.01 Debt. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except: (a) the Notes and other Obligations arising under the Note Documents; (b) existing Debt described on Schedule 7.01; (c) Purchase Money Debt and Capitalized Lease Obligations in an aggregate principal amount at the time incurred, together with the principal amount outstanding of all other Debt incurred pursuant to this clause (c), not to exceed the Threshold Amount; provided that the lessor and/or lender in respect of such Debt shall not be an Affiliate of the Note Parties; (d) Debt associated with worker’s compensation claims; (e) unsecured intercompany Debt owed (i) by any Note Party to another Note Party or (ii) by any Note Party to a Restricted Subsidiary that is not a Note Party, provided that such Debt does not require the payment of cash interest by any Note Party to a non-Note Party, and (iii) by a Restricted Subsidiary that is not a Note Party to a Note Party; provided that any such Debt referred to in the preceding clauses (i) through (iii) shall be (A) subject to Section 7.05 and (B) subordinated to the Obligations in a manner reasonably satisfactory to the Lead Holder; (f) Guarantees by any Note Party of Debt of any other Note Party not otherwise prohibited pursuant to this Section 7.01; (g) Debt associated with financing of insurance premiums in the ordinary course of business;

80 (h) Debt arising from the honoring by a bank or other financial institution of a check, draft, payment order or other debit drawn, presented or issued against insufficient funds in the ordinary course of business so long as such Debt is extinguished within three (3) Business Days of its incurrence; (i) the RBL Secured Obligations and any other Debt incurred under the RBL Loan Documents; provided that (i) all Debt incurred under the RBL Loan Documents shall be incurred under a single conforming bank revolving borrowing base loan credit facility for oil and gas secured loan transactions with no differentiation among the RBL Lenders and all such Debt is pari passu in right of payment, pricing, maturity, security and liquidation thereof, (ii) the Borrowing Base thereunder is a Conforming Borrowing Base and the Debt (including with respect to RBL Loans and letters of credit) incurred under the RBL Loan Documents is incurred subject to the terms of a Conforming Borrowing Base, (iii) the Person acting as administrative agent under the RBL Loan Documents is Bank of America, N.A. or any other commercial bank that has experience acting as administrative agent for bank revolving borrowing base loan credit facilities for oil and gas secured loan transactions, has the capacity to evaluate, propose and administer the Borrowing Base under the RBL Credit Agreement and is not an Affiliate of the Issuer (any such Person then acting as such administrative agent, the “RBL Agent”), (iv) the Persons to whom the RBL Facility is syndicated or assigned, over which the Issuer has right to consent to such Person being a member of the syndicate of the RBL Facility or an assignee of RBL Loans and/or commitments thereunder, are commercial banks or other financial institutions that are regularly engaged in making, purchasing, holding or otherwise investing in revolving commercial loans in reserve-based oil and gas revolving credit facilities in the United States, provided that Issuer shall object to any assignment to financial institutions that are not commercial banks to the extent that such assignment would result in non- commercial banks holding more than ten percent (10%) of the outstanding commitments and loans under the RBL Loan Documents, and (v) at no time shall there be any guarantor in respect of the RBL Loan Obligations that is not also a Guarantor in respect of the Obligations; (j) Debt consisting of obligations with respect to surety or performance bonds and similar instruments entered into in the ordinary course of business in connection with the operation, development, abandonment or remediation of Oil and Gas Properties or in connection with the enforcement or defense of rights or claims of any Note Party, or with respect to appeal bonds; (k) Hedging Obligations permitted by Section 7.16; and (l) other Debt not otherwise permitted pursuant to this Section 7.01 in an aggregate principal amount at the time incurred, together with the principal amount outstanding of all other Debt incurred pursuant to this clause (j), not to exceed the Threshold Amount. Section 7.02 Limitation on Liens. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except: (a) Liens securing the RBL Secured Obligations; (b) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that are customary in the oil and gas industry and do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Note Party or its Restricted Subsidiaries to use or operate such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use or operation;

81 (c) Liens for Taxes, assessments, or other governmental charges which are not delinquent or, if delinquent, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP are being maintained and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Note Party or any of its Restricted Subsidiaries; (d) Liens of mechanics, materialmen, warehousemen, carriers, landlord, operators, vendors, bailees, repairmen, suppliers, workers, construction or other similar statutory or common-law Liens securing obligations incurred in the ordinary course of business or incident to the exploration, development, operation and maintenance of the Oil and Gas Properties that are not delinquent or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Note Party or any of its Restricted Subsidiaries; (e) Liens (i) in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations or other social security programs (other than Liens imposed by ERISA) and (ii) Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business, in each case to the extent permitted in Section 7.01(j), in an aggregate principal amount for all such foregoing cases in this clause (e)(ii) not to exceed $5,000,000; (f) Liens on specific Property to secure Purchase Money Debt used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased Property, in each case to the extent permitted in Section 7.01(c); provided that (i) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition or the completion of the construction or improvement thereof, (ii) such Lien does not extend to any other asset, and (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; (g) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, development agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, and seismic or other geophysical permits or agreements, in each case, which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Issuer or any Restricted Subsidiary or materially impair the value of the Property subject thereto; (h) contractual Liens for the benefit of operators of the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries, but only to the extent that such operators are not Note Parties or Affiliates of Note Parties, and are not asserting a claim or right to exercise their rights under such contractual Liens, except for such claims and rights of operators which the Issuer or the applicable Restricted Subsidiary is contesting in good faith by appropriate proceedings diligently pursued and for which adequate reserves are maintained in accordance with GAAP; (i) the statutory Lien to secure payment of proceeds of production established by Texas Bus. & Comm. Code § 9.343 and similar laws of other jurisdictions;

82 (j) [reserved]; (k) Immaterial Title Deficiencies; (l) Liens arising solely by virtue of any statutory or common law provision related to banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Issuer or any of its Restricted Subsidiaries to provide collateral to the depository institution; (m) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business; (n) Liens securing Debt permitted under Section 7.01(g); provided that such Liens do not attach or otherwise extend to any Property the Issuer or any of its Restricted Subsidiaries other than the proceeds of insurance policies the premiums of which are financed by such Debt; (o) [reserved]; (p) Gas Balancing Agreements; provided that the amount of all gas imbalances and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered hereunder; (q) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgement shall not have been finally adjudicated or terminated or the period within such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (r) Liens to secure plugging and abandonment obligations; (s) title and ownership interests of lessors (including sub-lessors, but excluding any lessors under capital leases) of Property leased by such lessors to the Issuer or to any Restricted Subsidiary, Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which the Issuer’s or such Restricted Subsidiary’s leasehold interests may be subject or subordinate, in each case whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not secure Debt of the Issuer or of any Restricted Subsidiary and do not encumber Property of the Issuer or any Restricted Subsidiary other than the Property that is the subject of such leases and items located thereon; provided, further, that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Issuer or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (t) liens of licensors of software and other intangible Property licensed by such licensors to the Issuer and/or to any Restricted Subsidiary, including restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Issuer’s and/or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such Property and to which the Issuer’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing

83 statement filings or other documents of record, provided that such Liens do not encumber Property of the Issuer or of any Restricted Subsidiary other than the software and other intangible Property that is the subject of such licenses; (u) [reserved]; and (v) other Liens on Property (other than Proved Oil and Gas Properties) securing Debt or other obligations not to exceed $1,000,000 in the aggregate at any time outstanding; provided that, notwithstanding anything herein to the contrary, the Liens permitted under the foregoing clauses (e) through (v) shall not secure Debt for borrowed money, funded Debt, obligations evidenced by bonds, debenture, notes or other similar instruments or, other than with respect to the foregoing clause (g), Capitalized Lease Obligations or Purchase Money Debt; provided, further that the Liens described in clauses (c) through (e) shall be permitted only for so long as no conclusive judgment to enforce such Lien has been determined by a court of competent jurisdiction. Section 7.03 Mergers, Etc. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or sell, lease, transfer or otherwise Dispose of all or substantially all of its assets or all or substantially all of the Equity Interests of any Restricted Subsidiary, or wind-up, dissolve, or liquidate, except that: (a) any Restricted Subsidiary may merge or consolidate with the Issuer so long as the Issuer is the surviving entity; (b) any Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary so long as, if a Restricted Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity; and (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Issuer or to another Restricted Subsidiary; provided that (i) if the transferor in such transaction is a Note Party, then the transferee must be a Note Party and (ii) the requirements of Section 6.12 are satisfied. Section 7.04 Restricted Payments. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except: (a) the Issuer may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests); (b) any Restricted Subsidiary may declare and pay dividends and other Restricted Payments to the Issuer or to one or more Subsidiaries that are the direct parent(s) of such Restricted Subsidiary; (c) the Issuer may make Restricted Payments in the form of cash distributions so long as (i) (A) no Default or Event of Default exists or would result therefrom and (B) no amount of Scheduled Mandatory Redemption shall have become due pursuant to Section 2.07 and remain unpaid and (ii) (A) calculated on a pro forma basis, the Consolidated Net Leverage Ratio on the date of such Restricted Payment as of the last day of the most recently ended Rolling Period for which Financial Statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on the date of such Restricted Payment and (y) EBITDAX for such Rolling Period) is less

84 than or equal to 1.75 to 1.00, and (B) calculated on a pro forma basis in accordance with Section 1.05, the Asset Coverage Ratio on the date of such Restricted Payment (using (x) Total PDP PV-10 on the date of such Restricted Payment and (y) Consolidated Total Debt outstanding on the date of such Restricted Payment) is greater than or equal to 1.50 to 1.00; (d) subject to no Default or Event of Default having occurred and being continuing, the Issuer (or, solely with respect to Restricted Payments of the types described in clauses (c), (d) and (e) of the definition thereof, any other Note Party) may make Restricted Payments which, together with any Investments made pursuant to, and in accordance with, Section 7.05(m), do not exceed the sum of (i) twenty-five million Dollars ($25,000,000) in the aggregate during the term of this Agreement plus (ii) any return of capital actually received by the Note Parties in respect of Investments previously made pursuant to Section 7.05(m); provided that returns of capital from Investments in an Unrestricted Subsidiary shall only be credited to the amount set forth in the foregoing clause (ii) in the amount of dividends and distributions actually received by the Note Parties from such Unrestricted Subsidiary which are attributable to cash income generated by the operating activities of such Unrestricted Subsidiary; and (e) the Issuer may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Issuer and its Restricted Subsidiaries so long as any such Restricted Payments paid in cash do not exceed $500,000 in the aggregate in any fiscal year. Section 7.05 Investments. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in or to any Person, except: (a) existing Investments described on Schedule 7.05; (b) Cash Equivalents; (c) Investments made by the Issuer in or to any Guarantor (including any newly formed Restricted Subsidiary that becomes a Guarantor in accordance with this Agreement) or made by any Subsidiary in or to the Issuer or any Guarantor (including any newly formed Restricted Subsidiary that becomes a Guarantor in accordance with this Agreement); (d) to the extent, if any, constituting Investments, Investments of the type described in clause (c) of the definition thereof consisting of direct ownership interests in Oil and Gas Properties or wells, gas gathering systems or other field facilities, processing facilities, transportation facilities, marketing facilities, seismic data and surveys, in each case related to such Oil and Gas Properties, or related to Farmouts, participation agreements, joint operating agreements, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas industry located within the geographic boundaries of the United States of America; provided that (i) no such investment includes an investment in any Equity Interest in a Person, and (ii) any Debt incurred or assumed or Lien granted or permitted to exist pursuant to such investments is otherwise permitted under Section 7.01 and Section 7.02, respectively; (e) Investments consisting of Hedging Transactions permitted under Section 7.16; (f) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, but in any event not to exceed five hundred thousand Dollars ($500,000) in aggregate principal amount at any time outstanding;

85 (g) advances to employees for the payment of expenses in the ordinary course of business, but in any event not to exceed five hundred thousand Dollars ($500,000) in aggregate principal amount at any time outstanding; (h) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; (i) Investments constituting Debt permitted by Section 7.01(e); (j) loans or advances to employees, officers or directors in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, in each case only as permitted by applicable law, but in any event not to exceed five hundred thousand Dollars ($500,000) in aggregate principal amount at any time outstanding, except to the extent that the proceeds of such loans are paid to or retained by the Issuer substantially contemporaneously with the making of such loans to fund such employee’s, officer’s or director’s purchase of Equity Interests (other than Disqualified Equity Interests) in the Issuer; (k) other Investments so long as (i)(A) no Default or Event of Default or Borrowing Base Deficiency exists or would result therefrom and (B) no amount of Scheduled Mandatory Redemption shall have become due pursuant to Section 2.07 and remain unpaid and (ii)(A) calculated on a pro forma basis, the Consolidated Net Leverage Ratio on the date of such Investment as of the last day of the most recently ended Rolling Period for which Financial Statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on the date of such Investment and (y) EBITDAX for such Rolling Period) is less than or equal to 1.75 to 1.00 and (B) calculated on a pro forma basis in accordance with Section 1.05, the Asset Coverage Ratio on the date of such Investment (using (x) Total PDP PV-10 on the date of such Investment and (y) Consolidated Total Debt outstanding on the date of such Investment) is greater than or equal to 1.50 to 1.00; (l) Investments funded entirely by (i) cash capital contributions received by the Issuer from holders of its Equity Interests or (ii) cash proceeds of any issuance of Qualified Equity Interests by the Issuer, in each case within sixty (60) days prior to the making of any such Investment; provided that prior to making such Investment, the Issuer delivers a certificate of a Responsible Officer to the Agent attaching reasonably detailed evidence of the applicable capital contributions related to such Investment; and (m) subject to no Default or Event of Default having occurred and being continuing, other Investments which, together with any Restricted Payments made pursuant to, and in accordance with, Section 7.04(d), do not exceed the sum of (i) twenty-five million Dollars ($25,000,000) in the aggregate during the term of this Agreement plus (ii) any return of capital actually received by the Note Parties in respect of Investments previously made pursuant to this clause (m); provided that returns of capital from Investments in an Unrestricted Subsidiary shall only be credited to the amount set forth in the foregoing clause (ii) in the amount of dividends and distributions actually received by the Note Parties from such Unrestricted Subsidiary which are attributable to cash income generated by the operating activities of such Unrestricted Subsidiary. Notwithstanding anything to the contrary contained herein, the aggregate amount of all non-cash Investments made by the Note Parties in Unrestricted Subsidiaries permitted under this Section 7.05 (including pursuant to Restricted Subsidiaries being designated as Unrestricted Subsidiaries) and Section 7.06(c) and Dispositions of assets made by the Note Parties to Unrestricted Subsidiaries permitted under Section 7.08 shall not exceed during the term of this Agreement five million Dollars ($5,000,000), which shall be calculated using the fair market value of Properties sold, assigned, farmed out, conveyed or

86 otherwise transferred or disposed by the Note Parties to Unrestricted Subsidiaries; provided that, notwithstanding anything herein to the contrary, no non-cash Investment in, or Disposition of assets to, the Unrestricted Subsidiaries shall be permitted while any Default or Event of Default has occurred and is continuing. Section 7.06 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries. (a) Unless designated as an Unrestricted Subsidiary on Schedule 4.13 as of the Closing Date or thereafter, any Person that is a Subsidiary of the Issuer or any of its Subsidiaries as of the Closing Date or becomes a Subsidiary of the Issuer or any of its Restricted Subsidiaries after the Closing Date shall at all times be classified as a Restricted Subsidiary. (b) The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Issuer and such Restricted Subsidiary contained in each of the Note Documents with respect to such Restricted Subsidiary are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default would be caused by such designation, and (iii) the Issuer and such Restricted Subsidiary each comply with the requirements under Section 6.12, Section 6.16 and Section 7.14. Any such designation shall be treated as a recovery of the Issuer’s Investment in such Unrestricted Subsidiary in an amount equal to the lesser of the fair market value at such time of the Issuer’s direct and indirect ownership interest in such Subsidiary or the amount of the Issuer’s Investment previously made in (and not previously recovered from) such Unrestricted Subsidiary. (c) The Issuer may designate by written notification thereof to Agent, any newly formed Subsidiary that is a Restricted Subsidiary as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default would exist, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Issuer’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 7.05, including the last paragraph thereof, and (iii) such designation is deemed to be a Disposition of Oil and Gas Properties to the extent such Subsidiary owns Oil and Gas Properties. Except as provided in this Section 7.06(c), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Section 7.07 Transactions with Affiliates. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of any Note Party or such Restricted Subsidiary, except: (a) transactions entered into in the ordinary course of and pursuant to the reasonable requirements of such Note Party’s or such Restricted Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms (taken as a whole) no less favorable to such Note Party or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of a Note Party or such Restricted Subsidiary; (b) transactions solely among Note Parties; (c) the issuance or incurrence of intercompany Debt permitted under Section 7.01(e);

87 (d) Restricted Payments permitted by Section 7.04; (e) Investments permitted under Sections 7.05(c), Section 7.05(g) and Section 7.05(j); (f) payments of Debt permitted under Section 7.01; (g) payments with respect to compensation to, and the terms of any employment contracts with, individuals who are employees, officers, managers or directors of the Issuer and its Restricted Subsidiaries, provided that (i) such compensation is approved by the compensation committee of the Issuer’s Board of Directors or provided for in the Constituent Documents of the Issuer or such Restricted Subsidiary or (ii) in the case of cash compensation to individuals in their capacities as directors of the Issuer, such cash compensation in the aggregate does not exceed three million five hundred thousand Dollars ($3,500,000) in the aggregate during any Fiscal Year; (h) the issuance and sale of Equity Interests (other than Disqualified Equity Interests) by the Issuer or the amendment of the terms of any Equity Interests issued by the Issuer (other than Disqualified Equity Interests); (i) the execution and delivery of any Note Document; (j) payment of fees or indemnified amounts to, and reimbursement of costs and expenses of, Grey Rock Service Provider in accordance with the Management Services Agreement, but not, for the avoidance of doubt, any modifications to the Management Services Agreement with respect to the terms of such payments or reimbursements other than in accordance with Section 7.15(b); provided that payments of “Reimbursement Costs” (under and as defined in Section 3.1(ii) of the Management Services Agreement) or any other payment of fees or indemnified amounts to, or reimbursement of costs and expenses of, Grey Rock Service Provider in excess of the Services Fee (under and as defined in the Management Services Agreement) shall not exceed one million Dollars ($1,000,000) in the aggregate during any Fiscal Year; and (k) participation in, and consummation of any transaction pursuant to, any Shared Investment Opportunity in accordance with the Management Services Agreement. Section 7.08 Disposition of Assets; Termination of Commodity Hedging Transactions. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly make any Disposition or terminate, cancel, unwind or otherwise monetize any Commodity Hedging Transaction except: (a) Dispositions constituting the sale of inventory and Hydrocarbons in the ordinary course of business; (b) Dispositions, for fair value, of worn-out or obsolete equipment not necessary or useful to the conduct of the Note Parties’ business or of equipment that is replaced by equipment or personal property of at least comparable value and use; (c) Dispositions from any Note Party or any of its Restricted Subsidiaries to the Issuer or any other Note Party; provided that the requirements of Section 7.07 are then satisfied; (d) Dispositions of cash and Cash Equivalents in connection with any transaction not prohibited under this Agreement;

88 (e) the write-off, discount, sale or other Disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction; (f) Dispositions of equipment or real property (other than Oil and Gas Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (g) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Note Parties and their Restricted Subsidiaries; (h) the abandonment or Disposition of intellectual property rights that are no longer used or useful in the business of the Note Parties and their Restricted Subsidiaries; (i) Dispositions constituting Restricted Payments permitted under Section 7.04 or Investments permitted under Section 7.05; (j) Dispositions consisting of any compulsory pooling or unitization ordered by a Governmental Authority with jurisdiction over the Issuer’s or any of its Restricted Subsidiaries’ or any of the other Note Parties’ Oil and Gas Properties; (k) Dispositions of Proved Oil and Gas Properties (including any Equity Interest of any Note Party or Restricted Subsidiary that owns Proved Oil and Gas Properties that are included in the most recent Reserve Report) or any interest therein (other than in connection with the consummation of a transaction pursuant to a Shared Investment Opportunity in accordance with the Management Services Agreement) and the termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction (other than Qualifying Hedges); provided that: (i) (A) no Default or Event of Default exists and (B) following the applicable transaction and the substantially concurrent application of the proceeds therefrom, no Default, Event of Default or Borrowing Base Deficiency shall result from such Disposition of Proved Oil and Gas Properties or termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction (after giving effect to any prepayment required under the RBL Credit Agreement and/or hereunder and the adjustment and payment of any Borrowing Base Deficiency provided under the RBL Credit Agreement); (ii) the Issuer shall notify the Agent (and the Dissemination Agent (for posting on the Approved Electronic Platform) ) not less than (A) ten (10) Business Days (or such shorter time as the Lead Holder may agree in its sole discretion) prior to such Disposition of Proved Oil and Gas Property or (B) five (5) Business Days (or such longer time as the Lead Holder may agree in its sole discretion) following the termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction; (iii) at least 90% of the consideration received in respect to any such Disposition or termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction shall be (A) cash, Cash Equivalents or the release or assumption of environmental or other liabilities related to any Oil and Gas Properties Disposed of in connection therewith (collectively, the “Non-OGP Consideration”) or (B) solely with respect to a Disposition of Proved Oil and Gas Properties, other Oil and Gas Properties;

89 provided, however, that the requirement set forth in the foregoing clause (A) shall not apply to the termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction in accordance with its terms or that is replaced with positions or contracts no less advantageous to the Note Party party thereto or that has expired or matured in accordance with its terms; provided, further, that (x) the aggregate fair market value (determined at the time of the applicable Disposition) of all Oil and Gas Properties received as consideration for a Disposition pursuant to this Section 7.08(k), when combined with the aggregate fair market value of all Oil and Gas Properties received as consideration for Dispositions pursuant to Section 7.08(m), shall not exceed five million Dollars ($5,000,000) during the term of this Agreement and (y) any consideration received in respect of a Disposition pursuant to this Section 7.08(k) in the form of Oil and Gas Properties shall be of equal or greater category to the Oil and Gas Property being Disposed (e.g., Proved Developed Producing Reserves for Proved Developed Producing Reserves or Proved Undeveloped Reserves for Proved Developed Producing Reserves); (iv) the consideration received in respect of such Disposition or termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction (other than the termination, cancellation, unwinding or monetization of any Commodity Hedging Transaction in accordance with its terms or replaced with positions or contracts no less advantageous to the Note Party party thereto) shall be equal to or greater than the fair market value thereof (as reasonably determined by a Responsible Officer of the Issuer and if requested by the Lead Holder, the Issuer shall deliver a certificate of a Responsible Officer of the Issuer certifying to that effect); (v) the Issuer shall have made the payments, if any, required under Section 2.09(e); provided that this clause (v) shall be a covenant and not a condition precedent in respect of such Disposition or monetization, cancellation, unwinding or termination of a Commodity Hedging Transaction; (vi) immediately after giving effect to such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction (A) calculated on a pro forma basis, the Issuer shall be in compliance with Section 7A.01(a)(i) on the date of such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction as of the last day of the most recently ended Rolling Period for which financial statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on the date of such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction and (y) EBITDAX for such Rolling Period) and (B) on a pro forma basis in accordance with Section 1.05, the Issuer shall be in compliance with Section 7A.01(a)(ii) on the date of such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction (using (x) Total PDP PV-10 on the date of such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction and (y) Consolidated Total Debt outstanding on the date of such Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction); and (vii) the aggregate fair market value (determined at the time of the applicable Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction) of all Dispositions and all terminations, cancellations, unwindings and monetizations of all Commodity Hedging Transactions pursuant to this Section 7.08(k) plus the aggregate fair market value (determined at the time of the applicable

90 Disposition) of all Dispositions pursuant to Section 7.08(m) shall not exceed fifty million Dollars ($50,000,000) during the term of this Agreement (it being understood that if the fair market value of any Disposition or termination, cancellation, unwinding or monetization of any Commodity Hedging Transactions is less than zero Dollars ($0.00), the fair market value shall be deemed to be zero Dollars ($0.00)); (l) Farmouts of undeveloped acreage or undrilled depths and assignments in connection with such Farmouts; (m) the Disposition of Oil and Gas Properties that are not Proved Oil and Gas Properties; provided that: (i) no Default or Event of Default is continuing or would result from such Disposition, (ii) eighty percent (80%) of the consideration received in respect of such Disposition shall be Non-OGP Consideration, (iii) the fair market value (determined at the time of the applicable Disposition) of all Dispositions pursuant to this Section 7.08(m) plus the aggregate fair market value (determined at the time of the applicable Disposition or termination, cancellation, unwinding or monetization of a Commodity Hedging Transaction) of all Dispositions and all terminations, cancellations, unwindings and monetizations of Commodity Hedging Transactions pursuant to Section 7.08(k) shall not exceed fifty million Dollars ($50,000,000) during the term of this Agreement (it being understood that, if the fair market value of any Disposition or termination, cancellation, unwinding or monetization of any Commodity Hedging Transactions is less than zero Dollars ($0.00), the fair market value shall be deemed to be zero Dollars ($0.00)); (iv) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property that is the subject of such Disposition, subject in each case to applicable transaction expenses and breakage or other costs (as reasonably determined by a Responsible Officer of the Issuer and if requested by the Lead Holder, the Issuer shall deliver a certificate of a Responsible Officer of the Issuer certifying to that effect); (v) the aggregate fair market value (determined at the time of the applicable Disposition) of all Oil and Gas Properties received as consideration for a Disposition pursuant to this Section 7.08(m), when combined with the aggregate fair market value of all Oil and Gas Properties received as consideration for Dispositions pursuant to Section 7.08(k), shall not exceed five million Dollars ($5,000,000) during the term of this Agreement; and (vi) any consideration received in respect of a Disposition pursuant to this Section 7.08(m) in the form of Oil and Gas Properties shall be of equal or greater category to the Oil and Gas Property being Disposed (e.g., Proved Developed Producing Reserves for Proved Developed Producing Reserves or Proved Undeveloped Reserves for Proved Developed Producing Reserves); (n) Dispositions of Oil and Gas Properties to “GR Fund IV” or “Subsequent GR Fund” (as such terms are defined in the Management Services Agreement) that are made substantially contemporaneously with the acquisition by the Note Parties of Oil and Gas Properties (such acquired Oil and Gas Properties, the “Shared Investment Opportunity Oil and Gas Properties”) in connection with a transaction pursuant to a Shared Investment Opportunity consummated in accordance with the Management Services Agreement; provided that, after giving effect to any such Disposition, the Note Parties shall retain at least 75% of the direct or indirect interests in such Shared Investment Opportunity Oil and Gas Properties; (o) other Dispositions (other than Dispositions of Proved Oil and Gas Properties) in aggregate amount for any Fiscal Year not to exceed at the time made, together with any other Dispositions made pursuant to this clause (o) in such Fiscal Year, an amount equal to ten million Dollars $10,000,000; and (p) any Casualty Event.

91 Notwithstanding anything to the contrary contained herein, in no event shall any Note Party be permitted to Dispose of Equity Interests of any of its Subsidiaries pursuant to this Section 7.08 unless, after giving effect to such Disposition, none of the Note Parties own any Equity Interests in such Subsidiary; provided that this restriction shall not apply to Equity Interests in Unrestricted Subsidiaries to the extent such Disposition of the Equity Interests in such Unrestricted Subsidiary and any related Investment in such Unrestricted Subsidiary are otherwise permitted hereunder. Section 7.09 Sale and Leaseback. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that it intends to use for substantially the same purpose or purposes after the sale or transfer of such Property, directly or indirectly, by it to such Person. Section 7.10 Nature of Business. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, allow any material change to be made in the character of its business as oil and gas exploration and production company or any business directly related thereto. Section 7.11 Environmental Protection. Except as could not otherwise reasonably be expected to have a Material Adverse Effect, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws, (b) generate any Hazardous Material in violation of any applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any applicable Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that violates or would be reasonably expected to violate any Environmental Law or create any material Environmental Liabilities for which any Note Party or any of its Subsidiaries would be responsible. Section 7.12 Accounting. No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, make any material change in accounting principles or reporting practices, change its Fiscal Year or change its method of determining Fiscal Quarters, except as permitted by GAAP and with the prior written consent of the Requisite Holders (which consent shall not be unreasonably withheld, conditioned or delayed). Section 7.13 Burdensome Agreements. Each Note Party shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or permit to exist any arrangement or agreement (other than pursuant to (i) this Agreement or any other Note Document or (ii) the RBL Loan Documents) which (a) directly or indirectly prohibits any of its Restricted Subsidiaries or any other Loan Party to make any payments, directly or indirectly, to any other Note Party by way of dividends, distributions, advances, repayments or redemptions of Notes, repayments of expenses, accruals, or otherwise or (b) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Note Documents. Section 7.14 Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Issuer gives written notice to the Agent of such creation, acquisition or redesignation and complies with Section 7.06(b). Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, form or acquire any Subsidiary unless (a) such Subsidiary is a Domestic Subsidiary and (b) the Issuer or such other Note Party complies with the requirements of Section 6.12 with

92 respect to such Subsidiary and its Equity Interests. The Issuer will not, and will not permit any Person other than the Issuer or another Loan Party, to own any Equity Interests in any Guarantor. Section 7.15 Amendments of Certain Documents. (a) No Note Party shall, nor shall it permit any of its Restricted Subsidiaries to, amend, restate, supplement or otherwise modify any of the terms or provisions of, or waive any of its rights under, (i) their respective Constituent Documents or (ii) any Material Agreement, in each case, in a manner materially adverse to the interests of the Holders, without the prior written consent of the Requisite Holders. (b) No Note Party shall, not shall it permit its Restricted Subsidiaries to: (i) without obtaining the prior written consent of the Requisite Holders, agree to or allow any increase to the Services Fee (as defined in the Management Services Agreement) or any other fee, or agree to or allow the implementation of any other fee, in each case payable pursuant to the Management Services Agreement, such that the aggregate amount of fees (including, without limitation, the Services Fee) payable under the Management Services Agreement is greater than fifteen million Dollars ($15,000,000) per calendar year; or (ii) amend, restate, supplement or otherwise modify any of the terms or provisions of, or waive any of its rights under, the Management Services Agreement in a manner materially adverse to the interests of the Holders without the prior written consent of the Requisite Holders (it being understood that and agreed that each of the following shall be deemed materially adverse to the interests of the Holders: (A) any reduction of the scope of Services (as defined in the Management Services Agreement) or any termination by the Issuer of the Management Services Agreement under Article IV thereof; (B) any increase in the frequency of payment of the Services Fee; (C) the implementation of any fee under the Management Services Agreement not directly attributable to the reimbursement of the Grey Rock Service Provider expenses (the amount of any such fee being subject to the overall cap set forth in Section 7.15(b)(i)); or (D) any change in the definition of “Shared Investment Allocation Percentages” (as defined in the Management Services Agreement as in effect on the Closing Date) that, in each case of the foregoing clauses (A) through (D), is (x) not approved by a majority of Independent Directors (as defined in the Management Services Agreement) serving on the Issuer’s board of directors or (y) effectuated in contravention of the terms of Section 7.07(a)). Section 7.16 Hedging Agreements and Transactions. (a) No Note Party nor any of its Restricted Subsidiaries will enter into any Hedging Transaction for speculative purposes. No Note Party nor any of its Restricted Subsidiaries will enter into any Hedging Transaction with any Person other than: (i) Qualifying Hedges with an Approved Counterparty with notional volumes (when netted and aggregated with the notional volumes of other Qualifying Hedges then in effect other than notional volumes with respect to puts, collars, floors and basis differential swaps (x) with respect to which neither the Issuer nor any of its Restricted Subsidiaries have any payment obligation other than premiums and other charges (it being understood that the payment of such obligations may be deferred but that the total amount of which are fixed and known at the time such transaction is entered in to) and (y) on volumes already hedged pursuant to other Qualifying Hedges) that do not cause the net aggregate

93 notional volumes of all Qualifying Hedges then in effect to exceed, as of the date such Qualifying Hedge is entered into, for each full calendar month during the forthcoming sixty (60) full calendar months following such date, (A) 85% of the reasonably anticipated production from the Issuer and its Restricted Subsidiaries’ Proved Oil and Gas Properties and (B) 150% of the reasonably anticipated production from the Issuer and its Restricted Subsidiaries’ Proved Oil and Gas Properties constituting proved, developed, producing reserves, in each case as such reasonably anticipated production for each such calendar month is set forth in the then most recently delivered Reserve Report, and calculated for crude oil, natural gas, and natural gas liquids, calculated separately; provided, however, that such Qualifying Hedges shall not, in any case, have a tenor longer than 60 consecutive calendar months, beginning with the first full calendar month following the date in question. Qualifying Hedges that hedge different elements of commodity risk (such as, for example, basis risk and price risk), shall not be aggregated together when calculating the foregoing limitations on notional volumes. (ii) Rate Management Transactions that are with an Approved Counterparty; provided that (A) if on a net basis (after aggregation with all other Rate Management Transactions of the Issuer and its Restricted Subsidiaries then in effect) such Rate Management Transactions effectively convert interest rates from fixed to floating during any month, the net aggregate notional amount converted from fixed to floating for such month does not exceed 75% of the then outstanding principal amount of the Debt of the Issuer and its Restricted Subsidiaries for borrowed money which matures during or after such month and which bears interest at a fixed rate; (B) if on a net basis (after aggregation with all other Rate Management Transactions of the Issuer and its Restricted Subsidiaries then in effect) such Rate Management Transactions effectively convert interest rates from floating to fixed during any month, the net aggregate notional amount converted from floating to fixed for such month does not exceed 75% of the then outstanding principal amount of the Debt of the Issuer and its Restricted Subsidiaries for borrowed money which matures during or after such month and which bears interest at a floating rate; and (C) no Rate Management Transaction shall have a tenor beyond the maturity of the Debt to which such interest is attributable. (b) If, after the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2025, the net aggregate notional volumes of all Commodity Hedging Transactions of the Issuer and its Restricted Subsidiaries from time to time in effect for such fiscal quarter exceeded one- hundred percent (100%) of actual production of crude oil, natural gas or natural gas liquids, calculated separately, from the Issuer and its Restricted Subsidiaries’ Oil and Gas Properties in such fiscal quarter, then the Issuer and its Restricted Subsidiaries shall, (i) promptly notify the Agent and the Dissemination Agent in writing (for posting to the Approved Electronic Platform) of such determination and (ii) if requested by the Requisite Holders, within 30 days following such request, unwind, terminate, create off- setting positions, or transfer Commodity Hedging Transactions pursuant to Section 7.08(p) such that, at such time, future hedging volumes will not exceed 100% of the reasonably anticipated production of crude oil, natural gas or natural gas liquids, as applicable, from the Issuer and its Restricted Subsidiaries’ Oil and Gas Properties for the then-current and any succeeding fiscal quarters. (c) In no event shall any Hedging Agreement contain any requirement, agreement or covenant for the Issuer or any of its Restricted Subsidiaries to post collateral, margin or letters of credit (other than pursuant to the RBL Security Documents) to secure their obligations under such Hedging Agreement.

94 (d) For purposes of entering into Commodity Hedging Transactions under Section 6.15 or Section 7.16(a), forecasts of reasonably anticipated production from the Issuer’s and its Restricted Subsidiaries’ proved developed producing Oil and Gas Properties in the most recent Reserve Report shall be deemed updated to account for any increase or decrease in production anticipated because of information delivered by the Issuer and its Restricted Subsidiaries to the Dissemination Agent subsequent to the original delivery of such Reserve Report including (i) the Issuer’s and its Restricted Subsidiaries’ internal forecasts of production decline rates for existing wells, (ii) additions to or deletions from anticipated future production from new wells, (iii) completed dispositions, (iv) completed acquisitions, and (v) other production coming on stream or failing to come on stream; provided that (A) any such supplemental information shall be reasonably satisfactory to the Requisite Holders and (B) if any such supplemental information is delivered, such information shall be presented on a net basis (i.e. it shall take into account both increases and decreases in anticipated production subsequent to the original delivery of the most recent Reserve Report). Section 7.17 Take-or-Pay or other Prepayments. The Issuer will not, and will not permit any Restricted Subsidiary to, allow take or pay or other prepayments with respect to the Proved Oil and Gas Properties of the Issuer or any Restricted Subsidiary that would require the Issuer or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed the greater of (a) 1,000,000 mcf in the aggregate and (b) 5.0% of the aggregate annual production of gas from the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries during the most recent calendar year (on an mcf equivalent basis). Section 7.18 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. No Note Party will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Notes, whether as the Agent, a Holder, underwriter, advisor, investor, or otherwise). Section 7.19 Holding Company. Notwithstanding anything herein to the contrary, the Issuer shall not directly own any interest in any Proved Oil and Gas Properties. Any Proved Oil and Gas Properties of the Note Parties will at all times be owned by one or more of the Restricted Subsidiaries of the Issuer. Section 7.20 Agreements Governing RBL Loan Documents. (a) The Issuer shall not, and shall not permit any of their Subsidiaries to, amend, waive, supplement or otherwise modify, and shall not consent to any amendment, waiver, supplement or other modification to, the RBL Loan Documents that would (i) cause the All-In Yield with respect to the Debt incurred under the RBL Loan Documents to be greater than one-hundred five percent (105%) of the All-In Yield with respect to the Debt incurred under the RBL Loan Documents as of the Closing Date, (ii) prohibit or restrict any payment of the Obligations in a manner that is more restrictive than as of the Closing Date, (iii) cause the Borrowing Base to not be a Conforming Borrowing Base or not be subject to a Periodic Determination at least once in each twelve (12) calendar month period, (iv) increase the Aggregate Elected Commitment Amounts to an amount above $375,000,000 after the Closing Date (A) unless, after giving pro forma effect to such increase and assuming for such purpose the Aggregate Elected Commitment Amounts (following such increase) is fully drawn, the Consolidated Net Leverage Ratio as of the last day of the most recently ended Rolling Period for which Financial Statements have been delivered or should have been delivered in accordance with Section 6.01 (using (x) Consolidated Total Debt outstanding on the

95 date of such increase and (y) EBITDAX calculated on a pro forma basis for such Rolling Period) does not exceed 1.50 to 1.00 or (B) to an amount that would, as of the effective date of such increase to the Aggregate Elected Commitment Amounts, exceed the Aggregate Elected Commitment Cap as of such date, or (v) affect the operation of the definitions of “Commitment”, “Aggregate Maximum Credit Amounts” or “Aggregate Elected Commitment Amounts” (each such quoted term as defined in the RBL Credit Agreement or, in the event the RBL Credit Agreement is refinanced and/or replaced, the functionally equivalent term), Section 2.7(b)(ii)(A) of the RBL Credit Agreement or any functionally equivalent concept, Section 2.7(c) of the RBL Credit Agreement or any functionally equivalent concept or Section 2.7(d) of the RBL Credit Agreement or any functionally equivalent concept, in each case in any manner materially adverse to the interests of the Holders. (b) The Issuer shall not permit the Aggregate Elected Commitment Amounts under the RBL Loan Documents to exceed the Borrowing Base. Section 7.21 MVCs; DrillCos; VPPs. The Issuer will not, nor will it permit any of its Restricted Subsidiaries to, be (a) a party to a Minimum Volume Contract which, together with all other Minimum Volume Contracts to which such Persons are party having minimum volume commitments of the type described in clauses (a) and (b) of the definition of Minimum Volume Contract, has an aggregate amount of obligations (calculated in a manner reasonably satisfactory to the Requisite Holders) exceeding two percent (2%) of the aggregate “PV-10” of the Oil and Gas Properties of the Notes Parties constituting Proved Oil and Gas Properties, with “PV-10” to be determined based on the most recently delivered Reserve Report but using Strip Price as of the date of determination, (b) a participant in a DrillCo, (c) an obligor under a volumetric production payment or Dollar denominated production payment arrangement or (d) a party to any other similar arrangement. ARTICLE VIII EVENTS OF DEFAULT; REMEDIES Section 8.01 Events of Default. One or more of the following events shall constitute an “Event of Default”: (a) (i) the Issuer shall fail to pay any principal of any Note (other than Scheduled Mandatory Redemption) or any Make-Whole Amount or Redemption Fee, as applicable, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption or otherwise; or (ii) the Issuer shall fail to pay any other Obligation under the Note Documents (except Scheduled Mandatory Redemption) and such failure shall continue unremedied for three (3) Business Days after such payment became due; (b) any Note Party shall breach any provision of Sections 6.01(e), 6.01(f), 6.01(i), 6.02 (solely with respect to maintenance of existence), 6.15, 6.16, Article VII-A, or Article VII of this Agreement; (c) any representation or warranty made or deemed made by any Note Party (or any of their respective officers) in any Note Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Note Document shall prove to have been incorrect in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made; (d) any Note Party or any Restricted Subsidiary of any Note Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Note Document (other than as covered by Sections 8.01(a) and 8.01(b)), and such failure shall continue

96 unremedied for a period of thirty (30) days after the earlier to occur of (i) a Responsible Officer of the Issuer or any Note Party having knowledge of such failure, or (ii) receipt of notice thereof by the Issuer from the Agent or any Holder; (e) any Note Party or any Restricted Subsidiary of any Note Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing; (f) an involuntary proceeding shall be commenced against any Note Party or any Restricted Subsidiary of any Note Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days; (g) the Issuer or any other Note Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (h) any Note Party or any Restricted Subsidiary of any Note Party shall fail to pay when due (after giving effect to any grace periods contained in the underlying loan or debt documentation) any principal of or interest on any Material Debt, or the maturity of any such Material Debt shall have been accelerated, or any such Material Debt shall have been required (or required to be offered) to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, after any applicable cure periods, would permit) any holder or holders of such Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded; (i) there shall occur an “Early Termination Date” (as defined in a Hedge Agreement) under any Hedge Agreement evidencing Material Debt to which any Note Party or Restricted Subsidiary of a Note Party is a party resulting from (i) any event of default under such Hedge Agreement to which any Note Party or any Restricted Subsidiary of any Note Party is the Defaulting Party (as defined in such Hedge Agreement), or (ii) any Termination Event (as so defined or functionally equivalent definition) under such Hedge Agreement as to which any Note Party or any Restricted Subsidiary of any Note Party is an Affected Party (as so defined or functionally equivalent definition); provided, that any Note Party or any Restricted Subsidiary of an Note Party shall have three (3) Business Days to satisfy any early payment requirement or unwinding or termination with respect to any Hedge Agreement resulting from a default by such Note Party or such Restricted Subsidiary if such Hedge Agreement provides for a grace period of less than three (3) Business Days or does not have a grace period; (j) this Agreement, any other Note Document, or any material provision thereof shall for any reason except to the extent permitted by the terms thereof, cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Note Party or any Restricted Subsidiary of any Note Party or any of their respective equity holders, or the Issuer or any other Note Party shall deny in writing that it has any further liability or obligation under any of the Note Documents;

97 (k) any ERISA Event occurs with respect to a Plan or Multiemployer Plan that together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; (l) a Change in Control shall occur; (m) a settlement or judgment for the payment of money in excess of the Threshold Amount in the aggregate (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) shall be rendered by a court or courts against any Note Party or any Restricted Subsidiary of any Note Party and the same shall not be vacated, discharged (or provision shall not be made for such discharge) or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and such Note Party or such Restricted Subsidiary of such Note Party shall not, within such period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or (n) any non-monetary judgment or order shall be rendered against any Note Party or any Restricted Subsidiary of a Note Party that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and the same shall not be vacated, discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and such Note Party or such Restricted Subsidiary of such Note Party shall not, within such period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal. Section 8.02 Remedies Upon Default. If any Event of Default shall occur and be continuing, then the Agent shall, at the request of the Requisite Holders, without notice do any or all of the following: (a) terminate the Commitments and/or (b) declare the principal of the Notes then outstanding to be immediately due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared due and payable), whereupon the principal amount of the Notes so declared to be due and payable, together with accrued interest thereon, any unpaid fees, any Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g) unless already due and payable pursuant to Section 8.03, and all other liabilities of the Issuer or any other Note Party accrued hereunder and under any other Note Document, in each case, shall become automatically and immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Issuer and each other Note Party; provided, however, that upon the occurrence of an Event of Default under Sections 8.01(e), 8.01(f) or 8.01(g), the Commitments shall automatically terminate and the principal of the Notes then outstanding, together with together with accrued interest thereon, any unpaid fees, any Make- Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g) unless already due and payable pursuant to Section 8.03, and all other liabilities of the Issuer or any other Note Party accrued hereunder and under any other Note Document, shall become automatically and immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Issuer and each other Note Party. In addition to the foregoing, if any Event of Default shall occur and be continuing, the Agent and the Holders may exercise all rights and remedies available to them in law or in equity, under the Note Documents, or otherwise.

98 Section 8.03 Treatment of Make-Whole Amount and Redemption Premium. Without limiting the terms of Section 8.02, it is understood and agreed that (a) if the Notes are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency related event (including acceleration of claims by operation of law)) or (b) upon the occurrence of the Board of Directors or any committee thereof of any Note Party or of any Person having Control of the Issuer adopting any resolution or otherwise authorizing any action to approve any bankruptcy filing or receivership filing of the Issuer (each of the foregoing in clauses (a) and (b) and as contemplated by the penultimate paragraph of this paragraph, a “Specified Event”), the Make- Whole Amount (plus any premium payable in connection therewith) or the Redemption Fee, as applicable, that would have applied if, at the time the Notes are accelerated or otherwise become due, the Issuer had prepaid, repaid, Redeemed, refinanced, substituted or replaced all of the Notes as contemplated in Sections 2.08 and 2.10(g) will also be automatically and immediately due and payable without further action or notice and the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Holders’ damages as a result thereof. Any Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee payable hereunder shall be presumed to be the liquidated damages (and not, for avoidance of doubt, unmatured interest or a penalty) sustained by the Holders as the result of such Specified Event and the Issuer and the other Note Parties agree that the Make- Whole Amount (plus any premium payable in connection therewith) and Redemption Fee, as applicable, are reasonable under the circumstances currently existing. In the event that the Obligations are reinstated in connection with or following any Specified Event, it is understood and agreed that the Obligations shall include any Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, initially due and payable prior to such reinstatement in accordance with this Section 8.03. The Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. THE ISSUER AND EACH OTHER NOTE PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE AMOUNT (PLUS ANY PREMIUM PAYABLE IN CONNECTION THEREWITH) OR REDEMPTION FEE IN CONNECTION WITH ANY SUCH SPECIFIED EVENT. The Issuer and each other Note Party expressly agrees (to the fullest extent that it may lawfully do so) that: (i) the Make-Whole Amount (plus any premium payable in connection therewith) and Redemption Fee, as applicable, are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Holders and the Issuer and the other Note Parties giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable; and (iv) the Issuer and each other Note Party shall each be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and each other Note Party expressly acknowledges that its agreement to pay the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, to the Holders as herein described is a material inducement to the Holders to provide the Commitments and purchase the Notes.

99 Section 8.04 Application of Funds. All proceeds realized or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied: (a) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Agents in their capacities as such; (b) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Holders and the other Indemnitees listed under Section 11.03 under the Note Documents (which amounts shall be paid by the Issuer to the applicable Holders, the Purchasers and Indemnitees and the Agent shall have no obligation to monitor or confirm the amount of such payments); (c) third, pro rata to payment of accrued Interest (including interest at the Default Rate, if any) on the Notes; (d) fourth, pro rata to pay the Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g) or Section 8.03, if any, on the Notes (including, to the extent not already due and payable, any Make-Whole Amount (plus any premium payable in connection therewith) or Redemption Fee, as applicable, or other amount due and payable pursuant to Section 2.10(g) or Section 8.03 resulting from the payment of principal under clause fifth below); (e) fifth, pro rata to payment of principal outstanding on the Notes which have not yet been reimbursed by or on behalf of the Issuer at such time; (f) sixth, pro rata to any other Obligations; and (g) seventh, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Issuer or as otherwise required by any Governmental Requirement. ARTICLE IX AGENT Section 9.01 Appointment of Agent. U.S. Bank Trust Company, National Association is hereby appointed Agent hereunder and under the other Note Documents and each Holder and Purchaser hereby authorizes U.S. Bank Trust Company, National Association, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents. The Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. U.S. Bank Trust Company, National Association, in its capacity as Agent has also been appointed as the Paying Agent and Registrar, and U.S. Bank Trust Company, National Association, shall be entitled to all of the rights, privileges and immunities of the Agent set forth in this Article IX in acting pursuant to the terms of the Note Documents, whether or not expressly set forth herein or therein. The provisions of this Article IX are solely for the benefit of the Agents and the Holders and no Note Party shall have any rights as a primary or third party beneficiary of any of the provisions thereof, except as expressly set forth herein. In performing its functions and duties hereunder, the Agent shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party or any Affiliate thereof. Section 9.02 Powers and Duties. Each Holder and Purchaser irrevocably authorizes the Agent to take such action on such Holder’s or Purchaser’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Note Documents as are specifically delegated or

100 granted to the Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. Without limiting the generality of the foregoing, the Agent shall not have or be deemed to have, by reason hereof or any of the other Note Documents, a fiduciary relationship in respect of any Holder, any Note Party or any other Person, whether before or after the occurrence of any Default or Event of Default; and nothing herein or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein. Notwithstanding that any Notes hereunder may be issued in the form of Global Notes, under no circumstances shall the Agents or U.S. Bank Trust Company, National Association in any other capacity hereunder be deemed to be acting as a trustee. Section 9.03 General Immunity. (a) No Responsibility for Certain Matters. The Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent or by or on behalf of any Note Party to the Agent or any Holder in connection with the Note Documents and the Transactions contemplated hereby and thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. The Agent shall not be responsible for the satisfaction of any condition set forth in Article III or elsewhere in any Note Document, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or any other Note Document. Anything contained herein to the contrary notwithstanding, the Agent shall have no liability arising from confirmations of the amount of outstanding Notes or the component amounts thereof. Without limiting the foregoing the Agent shall be entitled to rely conclusively on any information, documentation, or certificates provided to it by the Issuer, any Note Party, or any Holder for purposes of compliance with ‘know your customer,’ anti-money laundering, or similar legal requirements, and shall have no duty to investigate of verify the accuracy or sufficiency of any such information, documentation, or certificates. (b) Exculpatory Provisions. Subject to the remainder of this clause (b) hereof further limiting the liability of the Agent, neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by the Agent under or in connection with any of the Note Documents, except to the extent caused by the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder, except powers and authority expressly contemplated hereby or thereby, unless and until the Agent shall have received written instructions in respect thereof from Requisite Holders (or such other Holders or Lead Holder as may be required to give such instructions under this Agreement), and, upon receipt of such instructions from Requisite Holders (or such other Holders or Lead Holder, as the case may be), as the case may be, the Agent shall act or (where so instructed) refrain from acting, or to exercise or refrain from exercising such power, discretion or authority, in accordance with such instructions. The permissive rights of the Agent hereunder and under the other Note Documents shall not be construed as duties. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and

101 shall be fully protected in relying and free from liability in relying, upon any communication, instrument, document, judgment, order or decree believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions, advice and judgments of attorneys (who may be attorneys for the Note Parties), accountants, experts and other professional advisors selected by it; (ii) no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Note Documents in accordance with the instructions of Requisite Holders (or such other Holders or Lead Holder as may be required to give such instructions under Section 11.05); and (iii) the Agent shall not be liable for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless the Agent shall have been grossly negligent in ascertaining the pertinent facts. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Note Document unless the Agent shall first receive such advice or concurrence of the Lead Holder, Requisite Holders or the Holders (as the case may be, as required by this Agreement), accompanied by, if requested, indemnity satisfactory to the Agent, and until such instructions and indemnity (if any) are received, the Agent shall have no duty to act, or refrain from acting, and shall have no liability to any Holder, any Note Party or any other Person for so doing. If the Agent so requests, it shall first be severally (but not jointly) indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Note Document in accordance with a request or consent of the Lead Holder or the Requisite Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. No provision of this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby, the Transactions contemplated hereby or thereby shall require the Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers. The Agent shall not be responsible for the filing, re-filing, recording, re-recording or continuing of any document, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times. The Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as the Agent. The Agent has accepted and is bound by the Note Documents executed by the Agent as of the date of this Agreement and, as directed in writing by the Lead Holder or the Requisite Holders, the Agent shall execute additional Note Documents delivered to it after the date of this Agreement; provided, however, that such additional Note Documents do not adversely affect the rights, privileges, benefits, immunities and indemnities of the Agent, in which case, the Agent may, but shall not be obligated to, enter into such Note Documents. The Agent will not otherwise be bound by, or be held obligated by, the provisions of any loan agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Note Documents to which the Agent is a party). No written direction given to the Agent by the Lead Holder or the Requisite Holders or any Note Party that in the sole judgment of the Agent imposes, purports to impose or might reasonably be expected to impose upon the Agent any obligation or liability not set forth in or arising under this Agreement and the other Note Documents will be binding upon the Agent unless the Agent elects, at its sole option, to accept such direction. The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Note Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein

102 or therein or the occurrence of any Default or Event of Default. In the event that the Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Agent’s sole discretion may cause the Agent to be considered an “owner or operator” under any Environmental Laws or otherwise cause the Agent to incur, or be exposed to, any Environmental Liability or any liability under any other Governmental Requirement, the Agent reserves the right, instead of taking such action, either to resign as the Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Agent will not be liable to any person for any Environmental Liability or any Environmental Claims or contribution actions under any Governmental Requirement by reason of the Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or Release or threatened discharge or Release of any Hazardous Materials into the environment at any property or facility that the Agent is required to acquire title to hereunder, unless such liability or claim (including any Environmental Liability) resulted from the gross negligence or willful misconduct of the Agent, as determined by a court of competent jurisdiction in a final, nonappealable order. Each Holder authorizes and directs the Agent to enter into this Agreement and the other Note Documents to which it is a party. Each Holder agrees that any action taken by the Agent, Lead Holder or Requisite Holders in accordance with the terms of this Agreement or the other Note Documents and the exercise by the Agent, Lead Holder or Requisite Holders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Holders. The Agents shall have no responsibility for the acts or omissions of DTC. The Agents shall have no obligation to perform any duty not expressly set forth in this Agreement with respect to the administration of Global Notes, including any duty delegated to it by the Issuer, and the Issuer agrees to cooperate with the Agents in connection with any request or requirement of DTC. The Agents shall have no responsibility for the acts or omissions of the Depositary. The Agents shall have no obligation to perform any duty not expressly set forth in this Agreement with respect to the administration of Global Notes, including any duty delegated to it by the Issuer, and the Issuer agrees to cooperate with the Agents in connection with any request or requirement of the Depositary. Delivery of the reports, information and documents to the Agents are for informational purposes only, and the information and the Agents’ receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Agents are entitled to conclusively rely on certificates of a Responsible Officer). (c) Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to the Agent for the account of the Holders, unless the Agent shall have received written notice from a Holder or the Issuer in accordance with the notice requirements of Section 11.01 herein referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” (d) Limitations with respect to Global Note Beneficial Interest Holders. Each Global Note Beneficial Interest Holder (or actual or potential assignee thereof), acknowledges and agrees that certain rights of Holders and Global Note Beneficial Interest Holders (including, without limitation, certain rights to access information and voting rights relating to the Notes) will not be afforded to such purported Global Note Beneficial Interest Holder unless and until it is a Recognized Global Note Beneficial Interest Holder. Each actual or purported beneficial Global Note Beneficial Interest Holder or assignee waives any and all claims against the Issuer, the Lead Holder and the Agent for such Person’s or any prior purported Global Note Beneficial Interest Holders’ failure to comply with such provisions, and agrees to act to promptly remedy any non-compliance with Section 11.06. Each Global Note Beneficial Interest Holder acknowledges and agrees that any payments which it is entitled to under this Agreement shall be paid through DTC, other than with respect to fees, expenses, tax reimbursements or indemnifications due to such

103 Global Note Beneficial Interest Holder that are payable directly to such Global Note Beneficial Interest Holder or its designees by the Issuer or otherwise expressly set forth in the Note Documents. Section 9.04 Holders’ Representations, Warranties and Acknowledgment. (a) The Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Holders or to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the purchase of the Notes or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Holders. (b) Each Holder, by delivering its signature page to this Agreement, an Assignment Agreement or a joinder agreement and funding its Note or by becoming an Unrecognized Global Note Beneficial Interest Holder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by the Agent, Requisite Holders or Holders, as applicable. (c) Each Holder hereby agrees that (i) if the Agent notifies such Holder that the Agent has determined in its sole discretion that any funds received by such Holder from the Agent or any of its Affiliates (whether as a payment, redemption of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Holder (whether or not known to such Holder), and demands the return of such Payment (or a portion thereof), such Holder shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, and (ii) to the extent permitted by applicable law, such Holder shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Holder under this Section 9.04 shall be conclusive, absent manifest error. (d) Each Holder hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment, and to the extent permitted by applicable law, such Holder shall not assert any right or claim to the Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Holder agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Holder shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than three (3) Business Days thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds. (e) The Issuer and each other Note Party hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Holder that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Holder with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, redeem, discharge or otherwise satisfy any Obligations owed by the Issuer or any other Note Party.

104 (f) Each party’s obligations under this Section 9.04 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Holder, the termination of the Commitments or the repayment, redemption, satisfaction or discharge of all Obligations under any Note Document. Section 9.05 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.05, the Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Requisite Holders (by posting to the Approved Electronic Platform) and the Issuer. The Agent shall be removed as Agent at the written request of the Requisite Holders. Upon any such notice of resignation or removal, Requisite Holders shall have the right (subject to the Issuer’s written consent (such consent not to be unreasonably withheld, delayed or conditioned), unless an Event of Default shall have occurred and is continuing), to appoint a successor Agent. If no successor shall have been so appointed by the Requisite Holders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent’s resignation shall nevertheless thereupon become effective and the Requisite Holders shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Holders appoint a successor Agent as provided for above. In such case, the Requisite Holders shall appoint one Person to act as Agent for purposes of any communications with the Issuer, and until the Issuer shall have been notified in writing of such Person and such Person’s notice address as provided for in Section 11.01, the Issuer shall be entitled to give and receive communications to/from the resigning Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and the payment of the outstanding fees and expenses of the resigning or removed Agent, at the Issuer’s expense, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall promptly transfer to such successor Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Note Documents. After any retiring Agent’s resignation or the Agent’s removal hereunder as Agent, the provisions of this Article IX and Section 11.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any organization or other entity into which the Agent may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any organization or other entity succeeding to all or substantially all of the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. Section 9.06 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The Agent shall not be responsible for the acts or omissions of its sub-agents so long as they are appointed with due care. The exculpatory, indemnification and other provisions of Article IX and Section 11.03 shall apply to any Affiliates of the Agent and shall apply to their respective activities in connection with the syndication of the Notes issued hereby. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Article IX and Section 11.03 shall apply to any such sub-agent and to the Affiliates of any such sub- agent, and shall apply to their respective activities as sub-agent. Section 9.07 Right to Enforce Guaranty and Exercise Remedies. Anything contained in any of the Note Documents to the contrary notwithstanding, the Issuer, the Agent and each Holder hereby agree that no Holder shall have any right individually to enforce any Guaranty or exercise any other remedy provided under the Note Documents (other than the right of set-off provided in Section 11.04), it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Agent

105 (acting at the written direction of the Requisite Holders), on behalf of the Holders in accordance with the terms hereof. Section 9.08 Dissemination Agent; Delivery of Communications. U.S. Bank Trust Company, National Association is hereby appointed Dissemination Agent hereunder, and each Holder and Purchaser hereby authorizes U.S. Bank Trust Company, National Association, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents. The Dissemination Agent’s sole duty shall be to maintain the Approved Electronic Platform and to disseminate information by posting to the Approved Electronic Platform in accordance with the Issuer’s instructions. The Dissemination Agent shall, upon receipt of information from the Issuer, disseminate such information, notices, or reports by posting to the Approved Electronic Platform on such dates as the Issuer shall specify, provided that the Issuer shall have delivered such information or other documents to the Dissemination Agent no later than 11:30 a.m. EST two Business Days prior to the date such date is to be posted. The Dissemination Agent shall add or remove Persons from the Approved Electronic Platform solely at the written direction of the Issuer, and shall bear no responsibility for any election by such Person to access information that is available on the Approved Electronic Platform. Each Holder and potential assignee of the Notes acknowledges and agrees with the foregoing, and understands that a failure by the Issuer to provide access to any Holder to the Approved Electronic Platform may result in a failure of such Holder to receive communications from the Issuer, the Agents or the Lead Holder, including with respect to consents or amendments that may impact the Notes. The Dissemination Agent shall act solely at the direction of the Issuer (unless this Agreement specifically provides otherwise), and shall have no fiduciary obligations to any Person hereunder. The Agents shall have no duty or obligation to verify, investigate, or confirm the accuracy, completeness, or timeliness of any information received from the Issuer or any other Person. Certain materials provided by the Dissemination Agent may contain “Material Non-Public Information” under applicable securities laws, and the Issuer shall be solely responsible for determining whether any information, notices or reports delivered by the Dissemination Agent contains “Material Non-Public Information” and the Issuer shall be solely responsible for determining whether any Person accessing the Approved Electronic Platform is a Holder, a Purchaser or is otherwise entitled to receive such information. The Issuer agrees to enact procedures to ensure Persons that request not to receive “Material Non-Public Information” do not receive such information. The Issuer shall indemnify and hold harmless the Dissemination Agent from any losses arising from the dissemination or non-dissemination of “Material Non-Public Information”. The Dissemination Agent shall be entitled to all rights, privileges and immunities of the Agent provided under this Agreement. Section 9.09 Proofs of Claim. The Holders and Purchasers and each Note Party hereby agree that after the occurrence of an Event of Default pursuant to Section 8.01(g) or 8.01(h) in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, the Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Note Party) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holders, the Agent and other agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders, the Purchasers, the Agent and other agents and their agents and counsel and all other amounts due Holders, the Purchasers, the Agent and other agents hereunder) allowed in such judicial proceeding; and

106 (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, interim trustee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and Purchaser to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Holders or the Purchasers, to pay to the Agent any amount due for the compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Holder or Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holders or Purchaser or to authorize the Agent to vote in respect of the claim of any Holder or Purchaser in any such proceeding. Further, nothing contained in this Section 9.09 shall affect or preclude the ability of any Holder to (i) file and prove such a claim in the event that the Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Holder’s or Purchaser’s outstanding Obligations. Section 9.10 Indemnification by Holders. The Recognized Holders hereby agree to reimburse, indemnify and hold harmless the Agents and any of their Related Parties, as the case may be (to the extent not indefeasibly and timely reimbursed by the Note Parties and without limiting the obligations of Note Parties hereunder), ratably according to their respective Pro Rata Share (or, if such indemnity payment is sought after Payment in Full, in accordance with such Recognized Holder’s ratable share according to their respective holdings of the Notes as determined by the Note Register for Definitive Notes and the Recognized Global Note Beneficial Interest Register with respect to Global Notes immediately prior to the Payment in Full), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable and documented fees and expenses of counsel for the Agents) that may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Note Document or any action taken or omitted to be taken by the Agents in connection therewith; provided that no Recognized Holder shall be liable for any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agents’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Recognized Holder shall promptly following written demand therefore, pay or reimburse the Agents, ratably according to their respective holdings of the Notes as determined by the Note Register for Definitive Notes and the Recognized Global Note Beneficial Interest Register with respect to Global Notes (or, if such payment is sought after Payment in Full, in accordance with such Recognized Holder’s ratable share according to their respective holdings of the Notes as determined by the Note Register for Definitive Notes and the Recognized Global Note Beneficial Interest Register with respect to Global Notes immediately prior to Payment in Full) of any costs or out-of-pocket expenses (including reasonable and documented fees and expenses of counsel for the Agents) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Note Document, solely to the extent that the Agents is not reimbursed for such expenses by or on behalf of the Issuer, provided that such reimbursement by the Recognized Holders shall not affect the Issuer’s continuing reimbursement obligations with respect thereto, if any. This Section 9.10 shall not apply with respect to Taxes. ARTICLE X GUARANTY

107 Section 10.01 The Guaranty. (a) Each Guarantor hereby jointly and severally with the other Guarantors unconditionally Guarantees, as a primary obligor and not merely as a surety, to the Agents and each Holder and their respective successors and assigns, the prompt and punctual payment in full and performance when due (whether at stated maturity, by required redemption, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of any Debtor Relief Laws) on the Notes held by the Holders, and all other Obligations from time to time owing to the Agent and the Holders by any Note Party under any Note Document (including, without limitation, (A) all fees, costs, and expenses (including, without limitation, all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel) incurred by the Agents in enforcing any rights under this Agreement or any other Note Document, in each case to the extent and in the manner required under Sections 11.02 and 11.03, and (B) the Make-Whole Amount and/or any Redemption Fee, if applicable), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Issuer or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor further agrees that the Guaranteed Obligations may be extended, modified, amended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any extension, modification, amendment or renewal of any Guaranteed Obligation. (b) Each Guarantor further agrees that its Guarantee hereunder constitutes a Guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by the Agents or any Holder to any security held for the payment or performance of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agents or any Holder in favor of the Issuer or any other Person. Section 10.02 Obligations Unconditional. (a) The obligations of the Guarantors under Section 10.01 shall constitute a Guarantee of payment and, to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Issuer under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other Guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for Payment in Full). It is expressly agreed that, except as provided under applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, to the extent permitted by applicable law and except for and subject to any limitations in connection with any applicable termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 10.09, the obligations of such Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of the Agent or any Holder to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Note Document or otherwise; (ii) any rescission, waiver, amendment

108 or modification of, or any release from any of the terms or provisions of, any Note Document or any other agreement; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any other act or omission that might in any manner or to any extent vary the risk of a Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than Payment in Full); (v) any illegality, lack of validity or enforceability of any Guaranteed Obligation; (vi) any change in the corporate existence, structure or ownership of any Note Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any Guaranteed Obligation (other than Payment in Full); (vii) the existence of any claim, set- off or other rights that a Guarantor may have at any time against any Note Party, the Agent, or any other corporation or Person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Holder that might otherwise constitute a defense to, or a legal or equitable discharge of, the Issuer or any other Note Party or any other guarantor or surety. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of liability of any other Guarantor, other than Payment in Full. The Agent and the Holders may make any other accommodation with the Issuer or any other Note Party or exercise any other right or remedy available to them against the Issuer or any other Note Party, without affecting or impairing in any way the liability of such Guarantor hereunder except to the extent Payment in Full has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any security. (b) Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and, to the extent permitted by law, all notices whatsoever, and any requirement that any Holder exhaust any right, power or remedy or proceed against the Issuer under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other Guarantee of, or security for, any of the Guaranteed Obligations. Each Guarantor waives, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Holder upon the Guaranty pursuant to this Article X or acceptance of the Guaranty pursuant to this Article X, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guaranty pursuant to this Article X, and all dealings between the Issuer, the Agent and the Holders shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guaranty pursuant to this Article X. The Guaranty pursuant to this Article X shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Agent or any Holder, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Agent, the Holders or any other person at any time of any right or remedy against the Issuer or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or Guarantee therefor or right of offset with respect thereto. The Guaranty pursuant to this Article X shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Agent on behalf of the Holders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Section 10.03 Reinstatement. The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer

109 or any other Note Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise. Section 10.04 No Waiver, Cumulative Remedies. Each Guarantor agrees that, as between such Guarantor and the Agent and the Holders, the obligations of the Issuer under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.03 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.03) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Issuer) shall forthwith become due and payable by the Guarantors for purposes of Section 10.01. No failure or delay by the Agent in exercising any right, power, privilege or remedy hereunder with respect to the obligations of the Guarantors shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers, privileges and remedies of the Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies provided by applicable law. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the purchase of any Note (in and of itself) shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent or any Holder may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against any of the Guarantors, the Agent or any Holder may, but shall be under no obligation to, make a similar demand on the Issuer or any other Guarantor or guarantor, and any failure by the Agent or any Holder to make any such demand or to collect any payments from the Issuer or any such other Guarantor or guarantor or any release of the Issuer or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Holder against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Section 10.05 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Holder or the Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Section 10.06 Continuing Guaranty. The Guarantee in this Article X is a continuing Guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising. Section 10.07 General Limitation on Guarantees. In any action or proceeding involving any state corporate limited partnership or limited liability company law or Debtor Relief Laws, if the obligations of the Guarantors under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by any Guarantor, any Note Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

110 Section 10.08 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs under this Guaranty, and agrees that none of the Agent or any Holder shall have any duty to advise such Guarantor of information known to it regarding those circumstances or risks. Section 10.09 Release of Guarantors. (a) If, in compliance with the terms and provisions of the Note Documents, (i) all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Note Party, or (ii) any Guarantor merges or consolidates with or into any other Person (any Guarantor described in clause (i) or (ii), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale, transfer, merger or consolidation and the release of such Guarantor from being a guarantor of the RBL Secured Obligations, be automatically released from its obligations under this Agreement (including under Section 11.03 hereof), and, so long as the Issuer shall have provided the Agent such certifications or documents as the Agent shall reasonably request, the Agent shall, at such Transferred Guarantor’s expense and request, take such actions as are necessary or desirable to further evidence each release described in this Section 10.09. (b) Upon Payment in Full, this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such redemption of the Notes pursuant to the terms of this Agreement. Section 10.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. The provisions of this Section 10.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agent and the Holders, and each Subsidiary Guarantor shall remain liable to the Agent and the Holders for the full amount Guaranteed by such Subsidiary Guarantor hereunder. Section 10.11 Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 10.10 and all other rights of indemnity, contribution or subrogation of any Guarantor under applicable law or otherwise in connection with this Guaranty shall be fully subordinated to Payment in Full. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by the Agent or any Holder, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Holder against the Issuer or any other Guarantor or any guaranty or right of offset held by the Agent or any Holder for the payment of the Guaranteed Obligations until Payment in Full, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder until Payment in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to Payment in Full, such amount shall be held by such Guarantor in trust for the Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be paid to the Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 8.04. No failure on the part of the Issuer or any Guarantor to make the payments required by Section 10.10 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder. Each Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by any other Note Party to such Guarantor to the Obligations evidenced by the Note Documents and agrees, if (a) an Event of Default shall

111 have occurred and be continuing and (b) the Agent (acting at the direction of the Requisite Holders) has notified the Guarantors in writing that the Agent and the Holders are exercising the right contemplated by this sentence, not to permit, to the extent permitted by applicable law, any other Note Party to repay, or to accept payment from any other Note Party of, such indebtedness or any part thereof without the prior written consent of the Agent (acting at the direction of the Requisite Holders). Each Guarantor further agrees that, if the Agent so requests (acting at the direction of the Requisite Holders) while an Event of Default is continuing, such indebtedness of such other Note Party to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Agent and shall be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty, except to the extent of such payment. Section 10.12 Further Assurances. Each Guarantor agrees, upon the written request of the Agent, to execute and deliver to the Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms. ARTICLE XI MISCELLANEOUS Section 11.01 Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given to a Note Party, the Agent or any Holder hereunder or under any other Note Document shall be sent to such Person’s address as set forth on Appendix C or, in the case of any Holder, Note Party or the Agent, as indicated on Appendix C or otherwise indicated to the Agent in writing (it being understood that all notices to Holders shall be delivered by posting on the Approved Electronic Platform). Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile, electronic transmission or United States certified or registered mail or courier service and shall be deemed to have been given when delivered and signed for against receipt thereof, or upon confirmed receipt of telefacsimile or electronic transmission (receipt of which shall be confirmed by the Agent). All notices, approvals, consents, requests and any communications hereunder must be in writing, in English (provided that any such communication sent to the Agent hereunder may be delivered by electronic mail (if approved in the Agent’s discretion), or in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Agent by the authorized representative)). Section 11.02 Expenses. Each Note Party shall pay (a) all reasonable and documented out-of- pocket expenses incurred by the Agent, the Recognized Holders and their Affiliates (including, without limitation, (i) the reasonable fees, disbursements, and other charges of counsel to the Agent, the Recognized Holders, and their Affiliates, but limited, in the case of fees, disbursements, and other charges of counsel, to the reasonable fees, disbursements and other charges of (A) one primary firm of counsel to the Recognized Holders, taken as a whole, (B) one primary firm of counsel to the Agent, and (C) one local counsel to each of the Recognized Holders, taken as a whole, and the Agent, in each relevant jurisdiction, if any, (ii) reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and (iii) the cost of environmental audits and surveys and appraisals) in connection with the issuance of the Notes provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agent and the Recognized Holders as to the rights and duties of the Agent and the Recognized Holders with respect thereto) of this Agreement and the other Note Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), and (b) all reasonable and documented out-of-pocket costs, expenses, and other charges incurred by the Agent or any Recognized Holder, including the fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement or any

112 other Note Document, including its rights under this Section 11.02, including, without limitation, all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Notes. All amounts due under this Section 11.02 shall be paid promptly within thirty (30) days of receipt by the Issuer of an invoice in reasonable detail. Section 11.03 Indemnity; Limitation of Liability. (a) In addition to the payment of expenses pursuant to Section 11.02, whether or not any or all of the Transactions shall be consummated, each Note Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, EOC, the Agents, each Purchaser and each Recognized Holder, their Affiliates and its and their respective officers, directors, trustees, employees, advisors (including attorneys, accountants and experts), representatives and agents and each of their respective successors and assigns and each Person who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, and each note Party agrees to reimburse each Indemnitee for all reasonable and documented out-of-pocket legal or other expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel for all Indemnitee Agent Parties constituting Indemnitees seeking indemnification, taken as a whole, a separate counsel for all other parties seeking indemnification taken as a whole and, if necessary, a single local counsel for all such parties taken as a whole in each relevant jurisdiction and, in the case of a conflict of interest where the Indemnitee affected by such conflict informs the applicable Note Party of such conflict and thereafter retains its own counsel, of another counsel for such affected Indemnitee and, if necessary, another local counsel for such affected Indemnitee in each relevant jurisdiction) incurred in connection with investigating, defending or participating in any action or other proceeding relating to any Indemnified Liabilities (whether or not such Indemnitee is a party to any such action or proceeding and whether or not such proceeding is brought by the applicable Note Party), each of their respective affiliates, any person holding equity in either of the foregoing, or any other person, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE OR ITS AFFILIATES, OR THE DIRECTORS, EMPLOYEES, OFFICERS, ADVISORS, AGENTS AND CONTROLLING PERSONS (WITHIN THE MEANING OF EITHER SECTION 15 OF THE SECURITIES ACT OR SECTION 20 OF THE EXCHANGE ACT), AS THE CASE MAY BE, OF SUCH INDEMNITEE AND ANY SUCH AFFILIATE; provided that, no Note Party shall have any obligation to an Indemnitee hereunder with respect to any Indemnified Liabilities if such Indemnified Liabilities result from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order, provided further, that no Note Party shall indemnify any Indemnitee for claims solely among Recognized Holders (or any combination thereof), in each case to the extent not related to an act or omission of the Issuer or an Affiliate thereof. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall any employee, officer, director, or agent of the Agent or Dissemination Agent have any personal liability to any party to this Agreement, any Recognized Holder, or any customer for any action or omission taken in their capacity as such under this Agreement. All claims and liabilities arising out of or relating to this Agreement shall be asserted solely against the Agent or Dissemination Agent in their institutional capacity, and not against any such individual in their personal capacity. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Note Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The indemnities and waivers set forth in this Section 11.03(a) shall survive the Payment in Full, the termination of this Agreement and the resignation or removal of the Agent. All amounts due under this Section 11.03(a) shall be paid within thirty (30) days of receipt by the applicable Note Party of a reasonably detailed invoice. Notwithstanding the foregoing, in no event shall the Issuer have any liability

113 to any Indemnitee for any special, indirect, consequential or punitive damages, except for any such special, indirect, consequential or punitive damages asserted by any third-party claim against an Indemnitee for which such Indemnitee is entitled to indemnification. This Section 11.03 shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claims. (b) (i) To the extent permitted by applicable law, no Note Party shall assert (and no Note Party shall permit is Affiliates to assert), and each Note Party hereby waives, releases and agrees not to sue upon any claim against EOC, the Agent and each Recognized Holder, their Affiliates and its and their respective officers, directors, trustees, employees, advisors (including attorneys, accountants and experts) representatives and agents and each of their respective successors and assigns and each Person who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Holder-Related Party”) (and agrees to cause its Affiliates to do the same), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement, any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the Transactions, any documentation related to any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Note Party hereby waives, releases and agrees not to sue any Holder-Related Party upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The waivers set forth in this Section 11.03(b) shall survive the Payment in Full and the termination of this Agreement. (ii) No Holder-Related Party shall have any liabilities arising from, or be responsible for, the use by others of any offering materials, information or projections provided pursuant to the Transactions or other materials (including, without limitation, any personal data) obtained through internet, electronic, telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Holder-Related Party as determined by a final, non- appealable judgment of a court of competent jurisdiction; provided that the foregoing shall not relieve the Issuer of any obligation it may have to indemnify a Holder-Related Party for any such special, indirect, consequential or punitive damages included in any third-party claim for which such Holder-Related Party is entitled to indemnification pursuant to this Section 11.03. The Note Parties agree, to the extent permitted by applicable law, to not assert any claims against any Holder-Related Party with respect to any of the foregoing. (iii) To the extent permissible under applicable Governmental Requirement, neither the Agent, any Note Party or any Subsidiary shall have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement, any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the Transactions, any documentation related to any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 11.03; it being agreed that this sentence shall not limit the

114 obligations of the Note Parties under Section 11.03(a). The waivers set forth in this Section 11.03(b) shall survive the Payment in Full and the termination of this Agreement. (c) Each Note Party hereby acknowledges and agrees that an Indemnitee may now or in the future have certain rights to indemnification provided by other sources (“Other Sources”). Each Note Party hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Other Sources to provide indemnification for the same Indemnified Liabilities are secondary to any such obligation of the Note Party), (ii) it shall be liable for the full amount of all Indemnified Liabilities, without regard to any rights the Indemnitees may have against the Other Sources, and (iii) it irrevocably waives, relinquishes and releases the Other Sources and the Indemnitees from any and all claims (A) against the Other Sources for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (B) that an Indemnitee must seek expense advancement or reimbursement, or indemnification, from the Other Sources before the Note Party must perform its obligations hereunder. No advancement or payment by the Other Sources on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from a Note Party shall affect the foregoing. The Other Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against a Note Party if the Other Sources had not advanced or paid any amount to or on behalf of the Indemnitee. (d) No Note Party shall, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any compromise or settlement of any pending or threatened action or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such action or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. The applicable Note Party shall acknowledge that any failure to comply with its obligations under the preceding sentence may cause irreparable harm to the applicable Indemnitee. Section 11.04 Set Off. In addition to any rights now or hereafter granted under applicable law or Governmental Requirement and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Holder and its/their respective Affiliates is hereby authorized by each Note Party at any time or from time to time subject to the consent of the Agent (such consent to be given or withheld at the written direction of the Requisite Holders), without notice to any Note Party or to any other Person (other than the Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Debt at any time held or owing by such Holder to or for the credit or the account of any Note Party (in whatever currency) against and on account of the obligations and liabilities of any Note Party to such Holder hereunder, and under the other Note Documents, including all claims of any nature or description arising out of or connected hereto or any other Note Document, irrespective of whether or not (a) such Holder shall have made any demand hereunder, (b) the principal of or the interest on the Notes or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured, or (c) such obligation or liability is owed to a branch or office of such Holder different from the branch or office holding such deposit or obligation or such Debt. Section 11.05 Amendments and Waivers. (a) Requisite Holders’ Consent. Subject to Sections 11.05(b) and 11.05(h), no amendment, modification, termination or waiver of any provision of the Note Documents, or consent to

115 any departure by any Note Party therefrom, shall in any event be effective without the written concurrence of (i) in the case of this Agreement, the Issuer, the Agent, and the Requisite Holders or (ii) in the case of any other Note Document (other than the Agent Fee Letter and the Fee Letter), the Note Parties party thereto and (A) the Agent with the consent of the Requisite Holders or (B) the Requisite Holders. (b) Supermajority Holders’ Consent. Without the written consent of the Supermajority Holders, no amendment, modification, termination, waiver or consent shall: (i) amend, modify, terminate or waive any provision of Section 1.05, Section 2.06(c), Section 2.07, Section 6.15, Section 7A.01, Section 7.01, Section 7.02, Section 7.03, Section 7.04, Section 7.05, Section 7.06, Section 7.08, Section 7.10, Section 7.15, Section 7.16, Section 7.19, Section 7.20, Section 7.21 Section 8.03, Article X or this Section 11.05(b); (ii) amend, modify, terminate or waive any provision of Section 2.09, to the extent any such amendment, modification, termination or waiver would waive, postpone or reduce any mandatory redemption of the Notes required under the Note Documents as of the Closing Date; (iii) amend, modify, terminate or waive any provision of Section 11.06, to the extent such amendment, modification, termination or waiver would restrict a Holder’s ability to make assignments or grant participations under the Note Documents; (iv) (A) waive, amend or modify any provision of Section 8.01 or Section 8.02 as it applies to any Supermajority Holder Consent Provision or (B) waive any Default or Event of Default under Section 8.01 to the extent that such Default or Event of Default arises from a failure to observe or perform any covenant, condition or agreement constituting a Supermajority Holder Consent Provision; or (v) waive, amend or modify any definition as it applies to any Supermajority Holder Consent Provision. (c) Affected Holders’ Consent. Without the written consent of each Recognized Holder (and, for purposes of Section 11.05(c)(i), (ii) and (iii), any Unrecognized Global Note Beneficial Interest Holder) that would be directly and adversely affected thereby, no amendment, modification or consent shall be effective if the effect thereof would: (i) reduce the principal of the Notes or waive or postpone scheduled final maturity of the Notes or waive, postpone or reduce any fixed and scheduled redemption of the Notes (it being understood that the waiver of (or amendment to the terms of) any mandatory redemption of the Notes shall not constitute a postponement of any date scheduled for the payment of principal or interest); (ii) (A) reduce the rate of interest on any Note of, or the amounts of fees payable to, such Holder, (B) extend the time for payment of any such interest or fees to such Holder or (C) waive any interest or fee payable hereunder to such Holder (provided that the application of the Default Rate pursuant to Section 2.06(c) may be reduced, extended or waived by the Requisite Holders); (iii) extend or increase the Commitment or the Incremental Commitment of such Purchaser (it being understood that a waiver of any condition precedent or of any

116 Default or Event of Default, mandatory redemption or mandatory reduction of the Commitments or Incremental Commitments shall not constitute an extension or increase of any Commitment or Incremental Commitment of any Purchaser); (iv) release all the Guarantors from the Guaranty or substantially all the value with respect thereto; (v) amend, modify, terminate or waive any provision of Section 2.10(f), Section 2.10(g), Section 2.11, Section 2.14(c), Section 2.14(d), Section 2.14(e), Section 8.04, or this Section 11.05 (other than Section 11.05(b)); (vi) amend the definition of “Requisite Holders”, the definition of “Supermajority Holders” or the definition of “Pro Rata Share”; or (vii) subordinate the Obligations in right of payment to any other Debt for borrowed money (including indirect subordination of the Obligations through the incurrence of any such Debt at an Unrestricted Subsidiary). (d) Other Consents. No amendment, modification, termination, or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to the Agent or any Indemnitee Agent Party, or any other provision hereof as the same applies to the rights or obligations of the Agent, in each case without the consent of the Agent. Without limiting the foregoing, the Agent shall not be bound to follow or agree to any amendment or supplement to this Agreement that would increase or materially change or affect the duties, obligations or liabilities of the Agent, or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Agent, or would otherwise change any right, privilege or protection of the Agent, or would otherwise materially and adversely affect the Agent, in each case in its reasonable judgment, without such party’s express written consent. (e) Execution of Amendments, etc. The Agent shall, at the direction of the applicable Holders or the Lead Holder (if applicable), and upon receipt of the certification from the Issuer, the Lead Holder and/or the Holder Verification Agent in accordance with Section 2.5 of Appendix A to the extent that Global Note Beneficial Holders’ consent is being provided, execute amendments, modifications, waivers or consents on behalf of such Holders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Note Party shall entitle any Note Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.05(e) shall be binding upon each Holder at the time outstanding, each future Holder and, if signed by a Note Party, on such Note Party. The Issuer will cause executed or true and correct copies of each amendment, modification, waiver, or consent effected pursuant to this Section 11.05 to be posted on the Approved Electronic Platform promptly following the date on which it is executed and delivered, or receives the consent or approval of the requisite percentage of Holders applicable thereto. (f) Note Parties and Affiliates. No Note Party will, and the Issuer will not permit any of its Subsidiaries, any of the Note Parties or any of their respective controlled Affiliates, to, and none of its Affiliates shall, directly or indirectly, offer to purchase, prepay, Redeem or otherwise acquire any outstanding Notes, except as otherwise expressly permitted under this Agreement. (g) Amendment Consideration. None of the Issuer or any of its controlled Affiliates or any other party to any Note Documents, and none of the Issuer’s Affiliates shall directly or indirectly, pay or provide or cause to be paid or provided any consent consideration, or grant any security as an

117 inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Note Documents unless each Holder of the Notes (irrespective of the kind and amount of Notes then owned by it) shall be informed thereof by the Issuer and, if such Holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuer and any other party hereto with sufficient information to enable it to make an informed decision with respect thereto and, to the extent such amendment or waiver is consented to by such Holder, shall be paid or provided such consideration and granted such security on the same terms. For the avoidance of doubt, nothing in this Section 11.05(f) is intended to restrict or limit the amendment requirements otherwise set forth herein. (h) Amendments without Consent. Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Lead Holder and the Agent may amend this Agreement and the Note Documents to (i) comply with the rules of any applicable Depositary, (ii) make any amendment to the provisions of this Agreement and the Note Documents relating to the administration, assignment, and legending of Notes or to cure any ambiguity, defect (including incorrect cross-references) or inconsistency in the Note Documents or to effect administrative changes that are immaterial or enhance the rights of the Recognized Holders, including, without limitation, to facilitate the assignment of beneficial interest in any Global Notes or any Definitive Notes, as applicable, and all or any portion of rights and obligations under this Agreement of a Holder in connection therewith, to facilitate the issuance and ongoing administration of the Notes and to ensure the effective operation of the terms of the Note Documents, or, if incurred in compliance with this Agreement, Incremental Notes; provided, however, that (A) compliance with this Agreement as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Recognized Holders to assign beneficial interest in any Global Notes or any Definitive Notes, as applicable, and all or any portion of its rights and obligations under this Agreement, in each case, as determined by the Issuer or Lead Holder in good faith. The Issuer and Lead Holder agree to negotiate in good faith any amendment requested by Agent in order to comply with applicable law or regulation, or as may be reasonably determined by the Agent as necessary in order to facilitate the administration of its duties hereunder. In connection with an amendment pursuant to this Section 11.05(h), the Agent shall be entitled to conclusively rely on a certificate of a Responsible Officer of the Issuer stating that such amendment is permitted under this Agreement without the consent of the Holders or, if the Lead Holder approves the amendment, the Requisite Holders not objecting in writing to such amendment within five (5) Business Days (or such longer time requested by the Lead Holder) following posting on the Approved Electronic Platform of notice thereof and the execution draft thereof. (i) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 11.05 or any other Note Document by a Holder that has transferred or has agreed to transfer its Note to any Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Issuer, any Note Party and/or any of their Affiliates, shall be void and of no force or effect except solely as to such Holder, and any amendments, modifications or terminations effected or waivers or consents granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder. (j) Exposure of Holders: Notwithstanding anything herein to the contrary, each Definitive Note Holder and each Global Note Beneficial Interest Holder covenants and agrees to provide its Exposure to the Issuer, the Agent and the Lead Holder promptly upon request, and the Agents (and the Lead Holder, to the extent it has any obligation) shall have no obligation to act on the instructions of any such Definitive Note Holder or Global Note Beneficial Interest Holder in the absence of such Definitive Note Holder or Global Note Beneficial Interest Holder confirming its Exposure to the Issuer, the Agent or

118 the Lead Holder, as applicable (in addition to the certification provided to the Agents in Section 2.5 of Appendix A). Section 11.06 Successors and Assigns; Assignments. (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Holders and the Purchasers, subject to Section 11.06(b). No Note Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any such Person without the prior written consent of all Holders (and any attempted assignment or transfer by any such Person without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (and subject to Section 11.06(b)) and, to the extent expressly contemplated hereby, Affiliates of each of the Agent and Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments. (i) Subject to Section 2.10 of Appendix A, any Definitive Note Holder or Recognized Global Note Beneficial Interest Holder may at any time assign to one or more assignees its beneficial interest in any Global Notes or any Definitive Notes, as applicable, held by it and all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Global Notes beneficially held by it and any Definitive Notes) with the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned or delayed and consent shall be deemed given within ten (10) Business Days after the delivery of a written notice to the Issuer requesting its consent to any such assignment, unless the Issuer rejects such consent request during such ten (10) Business Day period), provided that no consent of the Issuer shall be required if (A) such assignment is to a Recognized Holder, any Subsidiary or Affiliate of a Recognized Holder or an Approved Fund or (B) any Payment or Bankruptcy Event of Default has occurred and is continuing, any other assignee. The Agents shall have no obligation to monitor or enforce any assignee’s or assignor’s compliance with respect to this Section 11.06(b). (ii) If any Definitive Note Holder or any Global Note Beneficial Interest Holder assigns its beneficial interest in any Global Notes or any Definitive Notes, as applicable, held by it and all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Global Notes beneficially held by it and any Definitive Notes) in violation of Section 11.06(b)(i), (A) in the case of Definitive Notes, such assignment shall be null and void, and (B) in the case of Global Notes, (1) the assignee of such Global Note shall not be entitled to the rights of Holders set forth in Sections 2.12, 2.13, 2.14(d), 11.02, 11.03, 11.05, 11.06 and shall not have access to the Approved Electronic Platform, but, for avoidance of doubt, shall be subject to all obligations and liabilities of a Global Note Beneficial Interest Holder and (2) the assignor shall continue to be subject to its obligations under Section 9.10. (iii) If the Issuer has knowledge of any Unrecognized Global Note Beneficial Interest Holder, the Issuer shall deliver written notice to the Agent and the Lead Holder, who may, in the absence of such notice, assume that all interests in the Global Notes are held by Recognized Holders. The Issuer acknowledges and agrees that the Agent has no ability to monitor the holdings of beneficial ownership interests in the Global Note, and that

119 the Agent shall have no obligation to withhold payments to the Depositary in connection with the Issuer’s enforcement of Section 11.06(b)(ii). (c) Mechanics. In addition to complying with Section 11.06(b), the Applicable Procedures and the provisions of Section 2.10 of Appendix A, the assigning Definitive Note Holder or Global Note Beneficial Interest Owner, as applicable, and the assignee thereof shall execute and deliver to the Issuer and Lead Holder a duly executed and complete Assignment Agreement (which shall be delivered to the Agent upon request), deliver to the Agent a transfer power in the form annexed to the form of Note (in the case of a transfer of Definitive Notes), deliver to the Issuer (with a copy to the Lead Holder) the contact information for the assignee that should be added to the Approved Electronic Platform, and in the case of a transfer of Definitive Notes, pay a processing and recordation fee of three thousand five hundred Dollars ($3,500) (other than in the case of an assignment from a Holder to its Affiliate or an Approved Fund) (provided that the Agent may, in its discretion, elect to waive such processing and recordation fee in the case of any assignment), all “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, documents as reasonably requested by the Agent, together with such forms, certificates or other evidence, if any, with respect to United States federal Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Agent and Issuer pursuant to Sections 2.13(e) and 2.13(f). (d) Notice of Assignment. The Lead Holder shall receive and maintain copies of the executed and complete Assignment Agreements as a convenience, and shall provide copies of such Assignment Agreements to the Issuer upon its reasonable request. For the avoidance of doubt, the Lead Holder’s receipt of Assignment Agreements is solely for convenience, and in receiving and maintaining such copies, the Lead Holder shall have no liability to any Person in any way arising from receiving Assignment Agreements under this Section 11.06, nor shall the Lead Holder have any liability from distributing or not distributing Assignment Agreements to any other Person. (e) Representations and Warranties of Assignee. Each Holder of Definitive Notes or Global Note Beneficial Interest Holder, as applicable, upon executing and delivering an Assignment Agreement, represents and warrants as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it has experience and expertise in the making of or investing in notes; and (ii) it will make or invest in, as the case may be, its Notes for its own account in the ordinary course of its business and without a view to distribution of such Notes within the meaning of the Securities Act or the Exchange Act or other applicable securities laws. In addition, (A) each Definitive Note Holder or Recognized Global Note Beneficial Interest Holder becoming party hereto after the Closing Date, upon executing and delivering an Assignment Agreement, shall be deemed to have made the representations and warranties contained in Article V as of the applicable Effective Date (as defined in the applicable Assignment Agreement) and (B) each Unrecognized Global Note Beneficial Interest Holder (1) shall be deemed to have made the representations and warranties contained in Article V as of the date is sells, transfers or assigns its beneficial interest in any Global Notes or any Definitive Notes, as applicable, held by it and all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Global Notes beneficially held by it and any Definitive Notes) and (2) hereby appoints the Lead Holder and Issuer with full power of substitution, as the attorney-in-fact of the purpose of carrying out the provisions and purpose of Section 11.06(g)(ii) and taking any action and executing any documents that they may deem necessary or advisable to accomplish the purposes of this Section 11.06(g)(ii), which appointment is irrevocable and coupled with an interest. (f) Effect of Assignment. Subject to the terms and conditions of this Section 11.06(f) and Section 2.10 of Appendix A, as of the “Effective Date” specified in the applicable Assignment Agreement and recordation in the Note Register (with respect to Definitive Notes) or the Recognized Global Note Beneficial Interest Register (with respect to beneficial interests in the Global Note): (i)(A) in the case

120 of Definitive Notes, the assignee thereunder shall have the rights and obligations of a Definitive Note Holder, Holder and Recognized Holder hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Holder” and “Recognized Holder” for all purposes hereof and (B) in the case of the beneficial interests in the Global Note, the assignee thereunder shall have the rights and obligations of a Recognized Global Note Beneficial Interest Holder, Holder and Recognized Holder hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a Recognized Holder for all purposes hereof; (ii) the assigning Recognized Holder thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 11.07) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Recognized Holder’s rights and obligations hereunder, such Holder shall cease to be a party hereto; provided that such assigning Recognized Holder shall continue to be entitled to the benefit of all indemnities and expense reimbursement rights hereunder as specified herein with respect to matters arising prior to such assignment); and (iii) in the case of Definitive Notes, if any such assignment occurs after the issuance of any Note hereunder, the assigning Holder shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Definitive Note to the Agent for cancellation, and thereupon the Issuer shall issue and deliver a new Definitive Note, if so requested by the assignee and/or assigning Holder, to such assignee and/or to such assigning Holder, with appropriate insertions, to reflect the outstanding principal balance under the Definitive Notes of the assignee and/or the assigning Holder. Definitive Notes shall not be transferred in denominations of less than one million Dollars ($1,000,000) (unless transferred by any Holder to an Affiliate and/or a Approved Fund of such Holder), provided that, if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, a Note may be in a denomination of less than one million Dollars ($1,000,000); provided further, that transfers by a Holder, its Affiliates and its Approved Funds shall be aggregated for purposes of determining whether or not such one million Dollar ($1,000,000) threshold has been reached. Notwithstanding the foregoing, the Agent shall have no obligation to monitor any Recognized Holder’s or Purchaser’s compliance with the foregoing and may conclusively rely on the Note Register (which, for the avoidance of doubt, shall initially name DTC or its nominee as the sole Physical Note Holder with respect to the Global Notes) and Recognized Global Note Beneficial Interest Register and information provided to it by the Issuer or Lead Holder (or Holder Verification Agent) in accordance with this Agreement. (g) Cure. (i) An Unrecognized Global Note Beneficial Interest Holder shall become a Recognized Global Note Beneficial Interest Holder if (A) the Lead Holder and, unless a Payment or Bankruptcy Event of Default has occurred and is continuing, the Issuer, provide their written consent in their sole discretion, (B) the Issuer, Lead Holder or Holder Verification Agent verify and receive certifications of the beneficial interests in the Global Notes held by the Recognized Global Note Beneficial Interest Holders and such Unrecognized Global Note Beneficial Interest Holder using the procedures set forth in Section 2.7(k) of Appendix A, (C) the sum of the principal amount of the beneficial interests held by the Recognized Global Note Beneficial Interest Holders and such Unrecognized Global Note Beneficial Interest Holder does not exceed the aggregate then outstanding principal amount of the Global Notes, (D five (5) Business Days prior to such Unrecognized Global Note Beneficial Interest Holder becoming a Recognized Global Note Beneficial Interest Holder the Dissemination Agent posts to the ‘private side’ of the Approved Electronic Platform (at the written direction of the Lead Holder or Issuer) a pro forma version of the Recognized Global Note Beneficial Interest Register reflecting the change in status of such Unrecognized Global Note Beneficial Interest Holder and the results of clause (B), (E)

121 such Unrecognized Global Note Beneficial Interest Holder provides any information, documents, certifications and legal opinions (which may, for avoidance of doubt, include any items specified under Section 11.06) requested by the Agent, Lead Holder or, if the Issuer has a consent right over such cure, the Issuer and (F) the Lead Holder and Issuer, if the Issuer has the right to consent to such cure, instruct the relevant Person then keeping the Recognized Global Note Beneficial Interest Register to update it to reflect such pro forma version of the Recognized Global Note Beneficial Interest Register in which case, notwithstanding anything to the contrary, such pro forma version of such register shall become the Recognized Global Note Beneficial Interest Register. (ii) In lieu of the foregoing, at the written request of the Lead Holder and, unless a Payment or Bankruptcy Event of Default has occurred and is continuing, the Issuer, (A) the Unrecognized Global Note Beneficial Interest Holder shall execute and deliver an Assignment and Assumption to assign all its beneficial interests in the Global Notes and other rights under the Note Documents to the other Recognized Holders at the lower the price paid for such beneficial interests in the Global Notes and such other rights by the Unrecognized Global Note Beneficial Interest Holder and par reflecting the principal amount of such beneficial interests in the Global Notes, accrued but unpaid interest thereon, and all other amounts owing to the Unrecognized Global Note Beneficial Interest Holder relating to the Notes assigned, (B) the assignee(s) shall be one or more Recognized Holders reasonably selected by the Lead Holder and, if no Payment or Bankruptcy Event of Default has occurred and is continuing, the Issuer to allocate such interests pro rata across such Recognized Holders seeking to be assignees and, if there are not sufficient Recognized Holders seeking to purchase such interests, the assignee(s) may be supplemented to include other Persons selected by the Lead Holder and, if applicable, the Issuer, (C) payment to the assignor shall be made in full in cash by the assignee(s) to such assignor concurrently with such Assignment and Assumption being executed and (D) upon such payment, the assignee shall become a Recognized Holder and Recognized Global Note Beneficial Interest Holder hereunder, the Recognized Global Note Beneficial Interest Register shall be updated and the assignor shall cease to constitute a Holder and Unrecognized Global Note Beneficial Interest Holder hereunder with respect to such interests. In connection with any such assignment, if any such Unrecognized Global Note Beneficial Interest Holder does not execute and deliver a duly executed Assignment and Assumption reflecting such assignment within five (5) Business Days of the date on which the assignee(s) executes and delivers such Assignment and Assumption to such assignor, then such Unrecognized Global Note Beneficial Interest Holder shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part. (h) Participations. Each Definitive Note Holder shall have the right at any time to sell one or more participations to any Person (other than a natural Person, any Note Party or any of their respective Affiliates) (each, a “Participant”) in all or any part of such Holder’s rights and/or obligations under this Agreement (including all or a portion of its Definitive Notes or any other Obligation); provided that (i) such Holder’s obligations under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Issuer, the Agent, and the Holders shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Definitive Note Holder sells such a participation shall provide that such Holder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Holder will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.05(b) that affects such Participant. The Issuer agrees that each Participant shall be entitled to

122 the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements and limitations under Section 2.13(e) and Section 2.13(f)) (it being understood that the documentation required under Section 2.13(e) and Section 2.13(f) shall be delivered by the Participant to the applicable Holder) to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to paragraph (c) of this Section 11.06; provided that such Participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Holder would have been entitled to receive with respect to the participation sold to such Participant, unless such greater payment results from a change in a Governmental Requirement that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant shall be entitled to the benefits of Section 11.04 as though it were a Holder; provided that such Participant agrees to be subject to Section 2.11 as though it were a Holder. Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other Obligations under the Note Documents (the “Participant Register”); provided, further that no Holder shall have any obligation to disclose all or a portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation Section 1.163-5 or any applicable temporary, final or other successor regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register, and the Agent shall be entitled to treat the Holder, and not any Participant, as the Holder all purposes hereunder. Section 11.07 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Note Purchase. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Note Party set forth in Sections 2.13, 11.02, and 11.03 and the agreements of Holders set forth in Sections 2.11, 2.13, 9.03(b) and 9.05 shall survive the payment of the Notes, the termination hereof and the resignation or removal of the Agent. Section 11.08 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Holder in the exercise of any power, right or privilege (including with respect to any financial covenant calculation or evaluation of the calculation or components thereof) hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein (including with respect to any future covenant calculation or evaluation of the calculation or components thereof), nor shall any single or partial exercise of any such power, right or privilege preclude further or future exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Agent and each Holder hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right or privilege, power or remedy hereunder (including with respect to any financial covenant calculation or evaluation of the calculation or components thereof) shall not impair any such right or privilege, power or remedy or be construed to be a waiver thereof, nor shall it preclude other, further or future exercise of any such right or privilege, power or remedy. Section 11.09 Marshalling; Payments Set Aside. Neither the Agent nor any Holder shall be under any obligation to marshal any assets in favor of any Note Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Note Party makes a payment or payments to the

123 Agent or the Holders (or to the Agent, on behalf of the Holders), or the Agent or the Holders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. Section 11.10 Severability. In case any provision in or obligation hereunder or any Note or other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Section 11.11 Obligations Several; Independent Nature of Holders’ Rights. The obligations of the Holders hereunder are several and no Holder shall be responsible for the obligations or Commitment of any other Holder hereunder. Nothing contained herein or in any other Note Document, and no action taken by the Holders pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Holder shall be a separate and independent debt, and, subject to Section 9.07, each Holder shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Section 11.12 Tax Treatment. The Issuer, the Agent and each Holder intend that the Notes shall be treated as indebtedness for U.S. federal income Tax purposes and agree to report the Notes as indebtedness on all U.S. federal income Tax returns unless otherwise required by applicable law. Section 11.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. Section 11.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. Section 11.15 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.01 AND THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (D) AGREES THAT THE AGENT AND THE HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

124 Section 11.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE HOLDER/ISSUER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO THAT IS PARTY TO SUCH JUDICIAL PROCEEDING), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES PURCHASED HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. Section 11.17 Confidentiality. Each Recipient (as defined below) shall maintain the confidentiality of all information furnished from time to time (either before, on or after the date hereof) by or on behalf of the Issuer or any other Note Party to the Agent or a Recognized Holder or any of their respective representatives or advisors (each a “Recipient” and such information, the “Confidential Information”); provided, however, that a Recipient may disclose such information (a) to its Affiliates, partners, prospective partners, members and prospective members and its and their respective directors, managers, officers, employees, attorneys, accountants, advisors, auditors, consultants, agents or representatives, in each case, with a need to know such Confidential Information (collectively “Permitted Recipients”); (b) to any potential assignee, participant, pledgee or transferee of any of its rights or obligations hereunder (including, without limitation, in connection with a sale or participation of any or all of the Notes) or any of their related parties, agents and advisors (provided that such potential assignee, participant or transferee agrees to be bound by provisions that are substantially similar to the restrictions set forth in this Section 11.17); (c) if such information (i) becomes publicly available other than as a result of a breach of this Section 11.17, (ii) becomes available to a Recipient or any of its Permitted Recipients on a non-confidential basis from a source other than the Note Parties or (iii) is independently developed by the Recipient or any of its Permitted Recipients without the use of or reliance on such information; (d) to enable it to enforce or otherwise exercise any of its rights and remedies under any Note Document; or (e) as consented to in writing by the Issuer. Notwithstanding anything to the contrary set forth in this Section 11.17 or otherwise, nothing herein shall prevent a Recipient or its Permitted Recipients from complying with any legal requirements (including, without limitation, pursuant to any rule, regulation, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process, fiduciary or similar duties or otherwise) to disclose any Confidential Information. In addition, the Recipient and its Permitted Recipients may disclose Confidential Information if so requested by a governmental, self-regulatory or supervisory authority or examiner (including the National Association of Insurance Commissioners). Each Note Party hereby acknowledges and agrees that, subject to the restrictions on disclosure of Confidential Information as provided in this Section 11.17, the

125 Recipient and their respective Affiliates are in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Note Parties or otherwise related to their and their Affiliates’ respective business and that nothing herein shall, or shall be construed to, limit the Recognized Holders’ or their Affiliates’ ability to make such investments or engage in such businesses. Notwithstanding any other provision of this Section 11.17, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the Transactions contemplated by this Agreement and the other Note Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law. The Issuer understands and acknowledges that, in the regular course of a Recognized Holder’s business, such Recognized Holder may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Issuer covenants and agrees that, before providing material non- public information about the Issuer or any other Public Company (“MNPI”) to a Recognized Holder (other than EOC (or any Affiliate thereof that is a Recognized Holder) and any Recognized Holder who specifies in Schedule 11.17 or otherwise in writing to the Issuer that such Recognized Holder can receive MNPI or elects to receive “private side” information from the Dissemination Agent (including pursuant to any such selection on the Approved Electronic Platform)), the Issuer shall (x) provide prior written notice to the applicable compliance personnel of such Holder indicated in Schedule 11.17 (it being understood that, in order to comply with the foregoing, the Issuer may take a broad view of what constitutes “MNPI”) and (y) obtain written authorization to do so from such compliance personnel. The Issuer covenants and agrees to identify any “private side” information to the Dissemination Agent and the Agent simultaneously with such delivery to the Dissemination Agent. Any Holder and Holder-Related Party may disclose the existence of this Agreement, the Transactions and the form of the financing, and place customary advertisements in financial and other news sources or on a home page or similar place and circulate similar promotional materials, in each case, after the effectiveness of this Agreement, including in the form of a “tombstone”, which may include the size of the deal, the form of the financing, the Issuer’s name, logo and a link to the Issuer’s or an Affiliate’s website. Section 11.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Notes purchased hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Notes purchased hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Issuer shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Holders and the Issuer to conform strictly to any applicable usury laws. Accordingly, if any Holder contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Holder’s option be applied to the outstanding amount of the Notes purchased hereunder or be refunded to the Issuer. In determining whether the interest contracted for, charged, or received by the Agent or a Holder exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or

126 premium rather than interest, (b) exclude voluntary redemptions and the effects thereof, and (c) prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. Section 11.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Section 11.20 USA PATRIOT Act. Each Holder and the Agent (for itself and not on behalf of any Holder) hereby notifies each Note Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Note Party, which information includes the name and address of such Note Party and other information that will allow such Holder or the Agent, as applicable, to identify such Note Party in accordance with the USA PATRIOT Act. Section 11.21 Disclosure. Each Note Party and each Holder hereby acknowledges and agrees that the Agent, the Holders and/or their Affiliates and their respective Related Funds from time to time may hold investments in, and make loans to, or have other relationships with any of the Note Parties and their respective Affiliates, including the ownership, purchase and sale of Equity Interests in any Note Party and their respective Affiliates and each Holder hereby expressly consents to such relationships. Section 11.22 Advertising and Publicity. No Note Party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Holders pursuant to this Agreement and the other Note Documents without the prior written consent of the Requisite Holders (which consent shall not be unreasonably withheld, conditioned or delayed). Nothing in the foregoing shall be construed to prohibit any Note Party from making any submission or filing which it is required to make by applicable Governmental Requirement (including securities laws, rules and regulations), stock exchange rules or pursuant to judicial process (including to enable it to enforce its rights hereunder); provided that, such filing or submission shall contain only such information as is necessary to comply with such applicable Governmental Requirement, rule or judicial process; provided that the foregoing shall not apply to periodic and other reports, proxy statements and other materials filed by the Issuer or the other Note Parties with the SEC. Section 11.23 Acknowledgments and Admissions. The Issuer hereby acknowledges and admits that: (a) it has been advised by counsel in the negotiation, execution and delivery of the Note Documents; (b) it has made an independent decision to enter into this Agreement and the other Note Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Agent or any Holder, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Note Document delivered on or after the date hereof; (c) there are no representations, warranties, covenants, undertakings or agreements by the Agent or any Holder as to the Note Documents except as expressly set out in this Agreement and the other Note Documents; (d) none of the Agent or any Holder has any fiduciary obligation toward it with respect to any Note Document or the Transactions contemplated thereby;

127 (e) no partnership or joint venture exists with respect to the Note Documents between any Note Party, on the one hand, and the Agent or any Holder, on the other; (f) the Agent is not any Note Party’s agent except as otherwise provided herein in Section 2.05; (g) Simpson Thacher & Bartlett LLP is not counsel for any Note Party; (h) should an Event of Default or Default occur or exist, each Holder will determine in its discretion and for its own reasons what remedies and actions it will or will not direct the Agent to exercise or take at that time; (i) without limiting any of the foregoing, no Note Party is relying upon any representation or covenant by the Agent or any Holder, or any representative thereof, and no such representation or covenant has been made, that any of the Agent or any Holder will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Note Documents with respect to any such Event of Default or Default or any other provision of the Note Documents; (j) the Agent and the Holders have all relied upon the truthfulness of the acknowledgments in this Section 11.23 in deciding to execute and deliver this Agreement and to become obligated hereunder; and (k) each Note Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Section 11.24 Third Party Beneficiaries. There are no third party beneficiaries to this Agreement other than Participants to the extent set forth in Section 11.06(h) and, to extent set forth herein, the Indemnitees. Section 11.25 Entire Agreement. This Agreement and the other Note Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. Section 11.26 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Agent. Without unreasonable delay, the Issuer shall prepare and the Agent shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Note Purchase Agreement. Section 11.27 Cancellation. The Issuer at any time may deliver Notes to the Agent for cancellation. The Registrar and Paying Agent shall forward to the Agent any Notes surrendered to them for registration of transfer, exchange or payment. The Agent or, at the direction of the Agent, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the

128 Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Agent for cancellation. Section 11.28 Replacement of Notes. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, another Holder with a minimum net worth of at least ten million Dollars ($10,000,000), such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and, in the case of a Note, bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. Section 11.29 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Note Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 11.30 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Section 11.31 Actions of the Lead Holder. Notwithstanding any other provision of this Agreement or any provision of any other Note Document, the Lead Holder shall have no liability to any other Person with respect to this Agreement or any other Note Document in connection with acting in such capacity; it being understood and agreed that the Lead Holder, acting in its capacity as such, shall be entitled to all exculpation, indemnification and reimbursement rights in favor of the Agents provided herein and in the other Note Documents. Without limitation of the foregoing, the Lead Holder, acting in its capacity as such, shall not, by reason of this Agreement or any other Note Document, have any fiduciary relationship in respect of any Holder, Purchaser, Note Party or any other Person.

129 . [Signature Pages Follow.]

[GRNT – Signature Page to Note Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. ISSUER: GRANITE RIDGE RESOURCES, INC. By: /s/ Tyler Farquharson Name: Tyler Farquharson Title: President & CEO GUARANTOR: GRANITE RIDGE HOLDINGS, LLC By: /s/ Tyler Farquharson Name: Tyler Farquharson Title: President & CEO GRANITE RIDGE REEVES, LLC By: /s/ Tyler Farquharson Name: Tyler Farquharson Title: President & CEO

[GRNT – Signature Page to Note Purchase Agreement] AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Agent By: /s/ Laurel Casasanta Name: Laurel Casasanta Title: Vice President DISSEMINATION AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Dissemination Agent By: /s/ James Hanley Name: James Hanley Title: Vice President

[GRNT – Signature Page to Note Purchase Agreement] PURCHASERS: EOC PARTNERS FUND – C II LP By: /s/ Nicholas Fersen Name: Nicholas Fersen Title: Managing Partner EOC PARTNERS FUND LP By: /s/ Nicholas Fersen Name: Nicholas Fersen Title: Managing Partner EOC PARTNERS FUND – G II LP By: /s/ Nicholas Fersen Name: Nicholas Fersen Title: Managing Partner

[Remainder of Purchaser signature pages on file with the Issuer]

APPENDIX A PROVISIONS RELATING TO INITIAL NOTES AND INCREMENTAL NOTES Section 1.1 Definitions. (a) Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Note Purchase Agreement. The following capitalized terms have the following meanings: “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time. “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency. “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency. “Global Note Beneficial Interest Holders” means each Purchaser purchasing a beneficial interest in a Global Note and any immediate or subsequent transferee of any portion of such Purchaser’s beneficial interest in a Global Note. “Note Purchase Agreement” means the note purchase agreement, dated as of November 5, 2025, by and among Granite Ridge Resources, Inc. and the guarantors and other parties thereto. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Recognized Global Note Beneficial Interest Holders” means each Purchaser purchasing a beneficial interest in a Global Note and any immediate or subsequent transferee of any portion of such Purchaser’s beneficial interest in a Global Note that has been Validly Transferred. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend. “Unrecognized Global Note Beneficial Interest Holders” means each Global Note Beneficial Interest Holder that is not a Recognized Global Note Beneficial Interest Holder. (b) Other Definitions. Term: Defined in Section: “Agent Members” ........................................................................................ 2.1(c)

Term: Defined in Section: “Authentication Order” 2.8(b) “Definitive Notes Legend” ........................................................................... 2.2(e) “ERISA Legend” ......................................................................................... 2.2(e) “Global Note” ............................................................................................ 2.1(b) “Global Notes Legend” ............................................................................... 2.2(e) “OID Notes Legend” ................................................................................... 2.2(e) “Recognized Global Note Beneficial Interest Register” ............................ 2.4 “Restricted Notes Legend” .......................................................................... 2.2(e) “Rule 144A Global Note” ............................................................................ 2.1(b) “Rule 144A Notes” ..................................................................................... 2.1(a) Section 2.1 Form and Dating (a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Physical Note Holders thereof and (ii) at the Physical Note Holder’s option, may be resold in the future, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”). Incremental Notes may also be considered to be Rule 144A Notes. (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”), without an interest coupon and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Agent as provided in the Note Purchase Agreement. The Rule 144A Global Note is referred to herein as a “Global Note” and is collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Agent or the Custodian, at the direction of the Agent, in accordance with instructions given by the Physical Note Holder thereof as required by Section 2.2(c) and Section 2.10 of this Appendix A. (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary. The Issuer shall execute and the Agent shall, in accordance with this Section 2.1(c) and Section 2.02 of the Note Purchase Agreement and pursuant to an order of the Issuer signed by one Responsible Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Agent to such Depositary or pursuant to such Depositary’s instructions or held by the Agent as Custodian. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Note Purchase Agreement with respect to any Global Note held on their behalf by the Depositary or by the Agent as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Agent and any agent of the Issuer or the Agent as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Agent or any agent of the Issuer or the Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (d) Definitive Notes. Except as provided in the Note Purchase Agreement, Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes. Section 2.2 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request: (i) to register the transfer of such Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange: (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Physical Note Holder thereof or his attorney duly authorized in writing; and (2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend and Section 2.10 of this Appendix A. (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below and Section 2.10 of this Appendix A. Upon receipt by the Agent of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with: (i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and (ii) written instructions directing the Agent to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Agent shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Agent shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount. (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Note Purchase Agreement (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (d) Restrictions on Transfer of Global Notes. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Agent of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit B thereto for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. (e) Legends. (i) Except as permitted by Section 2.2(d), and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”): THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH

TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY INCREMENTAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BEFORE PURCHASING ANY NOTES YOU SHOULD READ THE NOTE PURCHASE AGREEMENT RELATING THERETO INCLUDING THE RESTRICTIONS ON TRANSFER THEREIN Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”): IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. Each Global Note shall bear the following additional legend (“Global Notes Legend”): UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO ON THE REVERSE HEREOF. Each Note shall bear the following additional legend (“ERISA Legend”): BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. Any Note issued on the Closing Date (and any other note issued after the Closing Date that is issued with original issue discount for U.S. federal income tax purposes) shall be stamped or otherwise imprinted with a legend in substantially the following form (“OID Notes Legend”): THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND U.S. TREASURY REGULATION SECTION 1.1273-1 PROMULGATED THEREUNDER). FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS NOTE, PLEASE CONTACT TYLER FARQUHARSON AT 5217 MCKINNEY AVENUE, SUITE 400, DALLAS, TX 75205 OR TYLER@GRANITERIDGE.COM. (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A). (iii) Any Incremental Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Agent for cancellation or retained and canceled by the Agent. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction. (g) No Obligation of the Agent or Depositary. (i) The Agent shall have no responsibility or obligation to any beneficial owner of a Global Note (including, without limitation a Global Note Beneficial Interest Holder), a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. Other than as expressly provided in the Note Purchase Agreement, all payments to be made to Holders under the Notes shall be given or made only to the registered Physical Note Holders (which shall be the Depositary or its nominee in the case of a Global Note). All notices and communications to be given to the Holders (other than with respect to payments upon redemption, or maturity, or otherwise) shall be delivered exclusively on the Approved Electronic Platform, and each Global Note Beneficial Interest Holder acknowledges that it is such Person’s sole responsibility to access such information. Other than as expressly provided under the Note Purchase Agreement, the rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The provisions of Article IX (including Section 9.10) and Section 11.03 of the Note Purchase Agreement shall apply for the Agent’s benefit to the extent any provision of the Note Purchase Agreement does not comply with the applicable rules and procedures of the Depositary. (ii) The Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Note Purchase Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Note Purchase Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Agent makes no representation whatsoever as to whether any of the arrangement under the Note Purchase Agreement comply with the operational arrangements of the Depositary, which shall be the sole responsibility of the Issuer. Section 2.3 Definitive Notes. (a) Subject to Section 2.05(k) in the Note Purchase Agreement, a Global Note deposited with the Depositary or with the Agent as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 and Section 2.10 of this Appendix A. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Agent and such opinions of counsel, certificates or other information as may be required by the Note Purchase Agreement or the Issuer or Agent. (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Agent, to be so transferred, in whole or from time to time in part, without charge, and the Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $1.00 and integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend. (c) The registered Physical Note Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Physical Note Holder is entitled to take under the Note Purchase Agreement or the Notes. (d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Agent a reasonable supply of Definitive Notes in fully registered form without interest coupons. Section 2.4 Recognized Global Note Beneficial Interest Register. The Issuer shall keep a register of the Recognized Global Note Beneficial Interest Holders (including the principal amount and stated interest of such beneficial interest of each Recognized Global Note Beneficial Interest Holder) and of their assignment and exchange and shall update such registrar in connection with the execution of an Assignment Agreement or exchange, where each update to such register shall be verified by the Lead Holder (such verification not to be unreasonably withheld, delayed or conditioned) (the “Recognized Global Note Beneficial Interest Register”). The Recognized Global Note Beneficial Interest Register shall be made available to the Agents, the Issuer, Lead Holder and any Recognized Holder upon reasonable request. The Recognized Global Beneficial Interest Holders shall provide evidence reasonably satisfactory to the Issuer, Lead Holder or Holder Verification Agent for purposes of verifying the Recognized Global Note Beneficial Interest Register. If an Event of Default has occurred and is continuing, the Lead Holder may elect by delivery of written notice to the Issuer (with a copy to the Agent) that it seeks to maintain such register, and thereafter it shall become responsible for maintaining the Global Note Beneficial Interest Register until the appointment of a Holder Verification Agent. The Agents shall have no obligation to monitor or confirm the contents of the Global Note Beneficial Interest Register, and may conclusively rely on certifications of the Issuer or the Lead Holder, as applicable, that the requisite consent has been obtained in connection with any amendment, request, or waiver. Nothing in this Appendix A shall require DTC or Cede & Co. to transmit, tabulate, or otherwise participate in the solicitation, collection, or certification of consents. Each Unrecognized Global Note Beneficial Interest Holder acknowledges that failure to be entered into the Recognized Global Note Beneficial Interest Register shall impair such Person’s rights under the Note Purchase Agreement. Section 2.5 Determination of Global Note Consents. (a) With respect to Global Notes, the Agent shall be permitted to rely on a certification from the Issuer (as verified by the Lead Holder) for purposes of determining whether consents of Recognized Global Note Beneficial Interest Holders (or Unrecognized Global Note Beneficial Interest

Holders) and the principal amount of Exposure associated therewith have been delivered and/or received; provided that a certification from the Issuer shall not be required (i) in connection with any action for which the consent of the Issuer is not required or (ii) after the Issuer is no longer keeping the Recognized Global Note Beneficial Interest Register, but, in each such case for this clause (a) the certification of the Lead Holder or Holder Verification Agent shall be required in lieu thereof. The Agent shall be entitled to conclusively rely on any such certification delivered pursuant to this Section 2.5(a). (b) For the avoidance of doubt, (i) the Issuer is under no obligation to agree to any amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom unless (a) it is indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other anticipated disbursements, and against all liability except to the extent determined by a court of competent jurisdiction to have been caused solely by its own gross negligence or willful misconduct and (b) it is satisfied in its sole discretion that it has received the necessary prior written consent from each Recognized Holder required to agree to any such amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom; and (ii) the Lead Holder is under no obligation to agree to any amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom unless (a) it is indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other anticipated disbursements, and against all liability except to the extent determined by a court of competent jurisdiction to have been caused solely by its own gross negligence or willful misconduct and (b) it is satisfied in its sole discretion that the necessary prior written consent has been received from each Recognized Holder required to agree to any such amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom. (c) The Lead Holder may appoint a third party, which shall be a nationally recognized organization and reasonably satisfactory to the Agent (consent not to be unreasonably withheld) for purposes of certifying consents to the Agent (the “Holder Verification Agent”). Section 2.6 Payments to Recognized Global Note Beneficial Interest Holders. In the event a Recognized Global Note Beneficial Interest Holder seeks payment under Sections 2.12 or 2.13, such Recognized Global Note Beneficial Interest Holder shall notify the Issuer and provide the Issuer the information the Issuer shall reasonably request to make a payment to such Recognized Global Note Beneficial Interest Holder directly (which payment shall be made outside the Depositary) and, if reasonably requested by the Issuer, to verify such Recognized Global Note Beneficial Interest Holder’s position in the Global Note. Section 2.7 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Agent and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Agreement and conclusive in favor of the Agent, the Issuer and the Guarantors, if made in the manner provided in this Section 2.7. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (ii) in any other manner deemed reasonably sufficient by the Agent. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Agent deems sufficient. (c) The ownership of Notes shall be proved by the Note Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Agent, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note. (e) [Reserved.] (f) [Reserved.] (g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part. (h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Agreement to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices. (i) With the consent of the Lead Holder, the Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Agreement to be made, given or taken by Holders; provided that, if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date. (j) With respect to any record date set pursuant to this Section 2.7, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.01 of the Note Purchase Agreement, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 2.7, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j). (k) In connection with the giving of any consent, instruction or authorization pursuant to this Agreement for which the consent, direction or authorization of one or more “Holders” is required or permitted (including, without limitation, the exercise of remedies under this Agreement after a Default or Event of Default) or as otherwise expressly contemplated by the Note Documents, subject to the consent of the Lead Holder, the beneficial interests in the Global Notes of one or more Global Note Beneficial Interest Holders may be established through certificates of beneficial ownership containing such representations or warranties as the Issuer, the Lead Holder and the Agent, may require, along with one or more of the following (as required by the Agent in its sole discretion): (i) a DTC participant or agent member statement evidencing ownership as of the consent record date, if any, by such beneficial owner together with a “Certificate of Beneficial Ownership” in form acceptable to the Lead Holder, Holder Verification Agent or the Agent (as applicable) in its sole discretion, (ii) a signature-guaranteed broker account statement dated as of the consent record date, if any, evidencing ownership by such beneficial owner together with a “Certificate of Beneficial Ownership” in form acceptable to the Lead Holder, Holder Verification Agent or the Agent (as applicable) in its sole discretion, and/or (iii) such other evidence as is acceptable to the Lead Holder, Holder Verification Agent or the Agent (as applicable). Any beneficial owner who provides a consent, instruction or authorization pursuant to the foregoing sentence, by its acceptance of a beneficial ownership interest in a Note, shall be subject to the same requirements as a Holder with respect to indemnifying and holding harmless (and covenanting not to sue) the Lead Holder, Holder Verification Agent or the Agent (as applicable) with respect to any action taken or omitted by the Lead Holder, Holder Verification Agent or the Agent (as applicable) based on any of the documents provided to them pursuant to the foregoing sentence. Further, the Lead Holder, Holder Verification Agent or the Agent (as applicable) shall incur no liability to the Issuer, any other Holder, Purchaser or beneficial owner of the Notes (and such Persons shall not commence any adverse proceeding against the Lead Holder, Holder Verification Agent or Agent) in connection with following any consent, instruction or authorization at the direction of beneficial owners of interests in the Notes pursuant to this Section 2.7(k), absent their gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction. For the avoidance of doubt, all rights set forth in this Agreement for the Lead Holder, Holder Verification Agent or the Agent (as applicable) to receive indemnification or security satisfactory to it from the Holders may, in the Lead Holder’s, Holder Verification Agent’s or the Agent’s (as applicable) sole discretion, include indemnification or security from the beneficial owners of the Notes providing a consent, instruction or authorization as set forth above. The Lead Holder, Holder Verification Agent or Agent shall not be required to verify the accuracy or completeness of, or conduct any investigation concerning, the information set forth in any of such documents. The Issuer, Lead Holder, Holder Verification Agent or any Responsible Officer of the foregoing signing an officer’s certificate and any counsel delivering an opinion of counsel shall be entitled to rely in good faith on such documents. The Agent shall be entitled to rely conclusively on any such documents, and shall have no liability to the Issuer, the Holders, the Purchasers, the beneficial owners or any other Person for acting or refraining from acting based on any such documents provided to the Agent or making any of the discretionary determinations as provided in this Section 2.6(k), and furthermore the Agent shall have no obligation to request or make any such determination if any calculation or verification hereunder is required to be performed by the Lead Holder, Holder Verification Agent and/or the Issuer. Section 2.8 Purchaser Information; Execution and Authentication. (a) Purchaser Information. In connection with any Note Purchase of Notes, each Purchaser who wishes to receive its Notes in the form of a Global Note must provide to the Agent and the Issuer prior to the Closing Date or Funding Date, as applicable, a “Purchaser Information for Global Notes”

in the form set forth in Exhibit H of the Note Purchase Agreement, otherwise such Purchaser shall receive its Notes in the form of Definitive Notes. (b) Execution and Authentication. (i) At least one Responsible Officer shall execute the Notes on behalf of the Issuer by manual or electronic signature. If a Responsible Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. (ii) A Global Note shall not be entitled to any benefit under this Agreement or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit B attached hereto by the manual signature of an authorized signatory of the Agent. The signature shall be conclusive evidence that the Global Note has been duly authenticated and delivered under the Note Purchase Agreement. (iii) On the Closing Date, the Agent shall, upon receipt of a written order of the Issuer signed by a Responsible Officer substantially in the form of Exhibit I attached to the Note Purchase Agreement (an “Authentication Order”), authenticate and deliver the Initial Notes. The Initial Notes that are Global Notes will be held by the Custodian as custodian for DTC and the Initial Notes that are Definitive Notes will be held by the Custodian on behalf of the Definitive Note Holders in accordance with the terms hereof. In addition, at any time and from time to time, the Agent shall, upon receipt of an Authentication Order, authenticate and deliver any Incremental Notes in an aggregate principal amount specified in such Authentication Order for such Incremental Notes issued hereunder. (iv) The Agent may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Agent may do so. Each reference in this Agreement to authentication by the Agent includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Physical Note Holders, the Issuer or an Affiliate of the Issuer. (v) The Agent shall authenticate and make available for delivery upon receipt of an Authentication Order (A) Initial Notes for original issue on the Closing Date in an aggregate principal amount of $350,000,000, and (B) subject to the terms of the Note Purchase Agreement, Incremental Notes. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Incremental Notes, whether the Notes are to be Global Notes or Definitive Notes, and delivery instructions for such Notes. Section 2.9 Redemption Mechanics. (a) In the case of any redemption by the Issuer, the Issuer shall, not later than eight (8) Business Days prior to giving notice of any redemption pursuant to Section 2.07, Section 2.08 or Section 2.09 of the Note Purchase Agreement (unless a shorter notice shall be satisfactory to the Agent acting at the direction of the Lead Holder), notify the Agent in writing of such redemption date and of the principal amount of Notes to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being given to any Holder and shall thereby be void and of no effect. (b) If less than all the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected by the Agent, from the outstanding Notes not previously called for redemption, on a pro rata basis (or, in the case of Notes issued in global form based on such method as DTC or its nominee or successor may otherwise require unless otherwise required by law). Any partial redemption may provide for the selection for redemption of portions of the principal of the Notes in denominations of $1.00 or larger integral multiples of $1.00; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1.00. (c) The Agent shall promptly notify the Issuer of any Notes selected for redemption other than in accordance with DTC’s procedures and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed. (d) Notice of redemption shall be given to each Holder of Notes to be redeemed (with a copy to the Agent, the Paying Agent, the Registrar, the Lead Holder and the Registered Holders). At the Issuer’s request (given at least eight (8) Business Days prior to giving notice of any redemption pursuant to Section 2.07, Section 2.08 or Section 2.09 of the Note Purchase Agreement (unless a shorter notice shall be satisfactory to the Agent and the Lead Holder, subject to the applicable procedures of DTC)), the Agent shall give notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, that notices of redemption shall be delivered solely to DTC and posted on the Approved Electronic Platform. Any voluntary redemption or notice of voluntary redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent specified in the notice of redemption. (e) Prior to 10:00 a.m., New York City time, on any redemption date, the Issuer shall deposit with the Paying Agent an amount of money sufficient to pay the redemption price of and accrued interest on, if any, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Issuer and have been delivered by the Issuer to the Agent for cancellation. (f) Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, subject to satisfaction of any conditions precedent to such redemption specified in the notice thereof, on the redemption date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but not including, the redemption date), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Notes to the redemption date. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to the redemption date. (g) Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose (with, if the Issuer or the Agent so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Agent shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided, that each such new Note will be in a principal amount of $1.00 or larger integral multiple of $1.00. (h) The Issuer shall calculate the Scheduled Mandatory Redemption in connection with any Interest Payment Date, which shall be verified by the Lead Holder (such verification not to be unreasonably withheld, delayed or conditioned) and include such amount in the applicable notice of redemption. Section 2.10 Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Appendix A. (b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Agent shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.8 of Appendix A or at the Registrar’s request. (c) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 11.06(c) or Section 11.28 of the Note Purchase Agreement), but the holders of the Notes shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.15, 7.07, and 11.26 of the Note Purchase Agreement). (d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Note Purchase Agreement, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (e) Neither the Issuer nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of five (5) Business Days before the day of any selection of Notes for redemption under Section 2.9 of this Appendix A and ending at the close of business on the day of selection or (ii) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a change of control, in whole or in part, except the unredeemed or unpurchased portion of any Note that is otherwise being redeemed or repurchased in part. Neither the Issuer nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of five (5) Business Days before the day of any selection of Notes for redemption under Section 2.9 of this Appendix A and ending at the close of business on the day of selection or (ii) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a change of control, in whole or in part, except the unredeemed or unpurchased portion of any Note that is otherwise being redeemed or repurchased in part. (f) Prior to due presentment for the registration of a transfer of any Note, the Agent, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Agent, any Agent or the Issuer shall be affected by notice to the contrary. (g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 2.05(c), the Issuer shall execute, and the Agent shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount. (h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Agent shall authenticate and mail, the replacement Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A. (i) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.10 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.